UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No. _____)

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Hovnanian Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOVNANIAN ENTERPRISES, INC.
90 Matawan Road, Fifth Floor, Matawan, N.J. 07747 (732) 747-7800

February 4, 2019

Dear Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders, which will be held on Tuesday, March 19, 2019 at the Four Seasons Resort Scottsdale at Troon North, 10600 East Crescent Moon Drive, Scottsdale, AZ 85255. The meeting will start promptly at 10:30 a.m., Mountain Time.

In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2018) to those shareholders. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. A request for a paper copy must be made by March 5, 2019 in order to facilitate a timely delivery.

We anticipate that the Notice will first be mailed to our shareholders on or about February 4, 2019. All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of proxy materials, including a proxy card.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

We sincerely hope you will be able to attend and participate in the Company’s 2019 Annual Meeting of Shareholders. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours,

Ara K. Hovnanian Chairman of the Board

PROXY VOTING METHODS

If at the close of business on January 22, 2019, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting of Shareholders. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on March 18, 2019 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Shareholders of Class B Common Stock:

BY INTERNET

●	Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

●	You will need the 16-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

●	From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

●	You will need the 16-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.

BY MAIL

●	Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.

●	When you receive the proxy card, mark your selections on the proxy card.

●	Date and sign your name exactly as it appears on your proxy card.

●	Mail the proxy card in the postage-paid envelope that will be provided to you.

●	Mailed proxy cards must be received no later than March 18, 2019 to be counted for the 2019 Annual Meeting of Shareholders.

Additional Information for Shareholders of Class B Common Stock Held in Nominee Name:

●

Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares are properly completed, mailed and received not less than three nor more than 20 business days prior to March 19, 2019.

YOUR VOTE IS IMPORTANT — THANK YOU FOR VOTING

HOVNANIAN ENTERPRISES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, March 19, 2019, at the Four Seasons Resort Scottsdale at Troon North, 10600 East Crescent Moon Drive, Scottsdale, AZ 85255 at 10:30 a.m., Mountain Time, for the following matters:

1.

The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;

2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2019;
3.	The approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan;
4.	To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers;
5.	To approve and adopt amendments to the Restated Certificate of Incorporation to effect a reverse stock split and a corresponding decrease in authorized shares; and
6.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5.

Only shareholders of record at the close of business on January 22, 2019 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the fiscal year ended October 31, 2018.

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares are properly completed, mailed and received not less than three nor more than 20 business days prior to March 19, 2019. These voting procedures are described on the preceding page and on the proxy card.

All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions in the preceding page and the proxy card.

By order of the Board of Directors,

MICHAEL DISCAFANI Secretary

February 4, 2019

If you are a shareholder of record and you plan to attend the Annual Meeting of Shareholders, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 90 Matawan Road, Fifth Floor, Matawan, New Jersey 07747, Attention: Michael Discafani, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. In order to be admitted to the Annual Meeting of Shareholders, you will need a form of personal identification (such as a driver’s license) along with your Notice Regarding the Availability of Proxy Materials, proxy card or proof of Common Stock ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting of Shareholders, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement. If you do not plan to attend the Annual Meeting of Shareholders, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card(s) and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

Appendix A – 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan

Appendix B – Form of Certificate of Amendment to the Restated Certificate of Incorporation of Hovnanian Enterprises, Inc.

HOVNANIAN ENTERPRISES, INC.

90 MATAWAN ROAD

FIFTH FLOOR

MATAWAN, NEW JERSEY 07747

PROXY STATEMENT

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us” or “our”) for use at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) referred to in the foregoing Notice and at any adjournment thereof.

Shares represented by properly executed proxies that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made in an executed proxy, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies (1) for the Board of Directors’ slate of directors, (2) for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the fiscal year ending October 31, 2019, (3) for the approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan, (4) for the approval, in a non-binding, advisory vote, of the compensation of the Company’s named executive officers, (5) for the approval and adoption of amendments to the Restated Certificate of Incorporation of the Company (as amended, the “Restated Certificate of Incorporation”) to effect a reverse stock split and a corresponding decrease in authorized shares and (6) on any other matters as recommended by the Board of Directors, unless contrary instructions are given.

Any person may revoke a previously designated proxy before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by (1) delivering written notice of revocation to Michael Discafani, Secretary, provided such notice of revocation is received no later than March 18, 2019, (2) voting again by Internet or telephone at a later time before the closing of voting facilities at 11:59 p.m. (Eastern Time) on March 18, 2019, (3) submitting a properly signed proxy card with a later date that is received no later than March 18, 2019 or (4) revoking your proxy and voting in person at the 2019 Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2019 Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the applicable shares. Please note that attendance at the 2019 Annual Meeting will not by itself revoke a proxy.

We will bear the costs of soliciting proxies from the holders of our Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”). We are initially soliciting these proxies by mail and electronic mail, but solicitation may be made by our directors, officers and selected other employees telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has set January 22, 2019 as the record date for the 2019 Annual Meeting. As of the close of business on the record date, the outstanding voting securities of the Company consisted of 132,906,926 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 15,572,643 shares of Class B Common Stock, each share entitling the holder thereof to ten votes if specified ownership criteria have been met. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock, which represent the classes of the Company’s voting stock.

The following table sets forth, as of January 22, 2019, (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below (the “named executive officers”) and all Directors and executive officers as a group.

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1) (3)
	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Directors, Nominees for Director, Named Executive Officers and Directors and Executive Officers as a Group
Ara K. Hovnanian (4)	3,453,481	2.60%	4,287,594	23.91%	—	—
Robert B. Coutts	344,971	0.26%	—	—	—	—
Edward A. Kangas	354,435	0.27%	—	—	—	—
Joseph A. Marengi	184,955	0.14%	—	—	—	—
Brad G. O’Connor	200,163	0.15%	—	—	—	—
Vincent Pagano Jr.	165,128	0.12%	—	—	—	—
Robin Stone Sellers	—	—	—	—	—	—
Lucian T. Smith III	134,726	0.10%	—	—	—	—
J. Larry Sorsby	936,527	0.70%	—	—	—	—
Stephen D. Weinroth	332,352	0.25%	4,500	0.03%	—	—
All Directors and executive officers as a group (10 persons)	10,152,725	7.58%	11,430,740	63.73%	—	—

Holders of More Than 5%
Sirwart Hovnanian (5)	3,521,405	2.65%	—	—	—	—
Peter S. Reinhart as Trustee of the Sirwart Hovnanian 1994 Marital Trust (6)	—	—	5,210,091	33.46%	—	—
Hovnanian Family 2012 L.L.C. (7)	970,849	0.73%	3,883,395	24.94%	—	—
Trusts for Kevork S. Hovnanian’s Family (8)	3,075,138	2.31%	3,255,251	20.90%	—	—
BlackRock, Inc. (9)	10,521,695	7.92%	—	—	—	—
Renaissance Technologies LLC (10)	6,697,714	5.04%	—	—	—	—

(1)

The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share-for-share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), which generally attribute ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be beneficially owned. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days of January 22, 2019, whether or not in-the-money, include the following: A. Hovnanian (0), R. Coutts (60,900), E. Kangas (95,700), J. Marengi (60,900), B. O’Connor (124,750), V. Pagano (63,428), R. Sellers (0), L. Smith (67,500), J. Sorsby (472,500), S. Weinroth (157,273) and all Directors and executive officers as a group (1,102,951). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days of January 22, 2019, whether or not in-the-money, include the following: A. Hovnanian (2,362,500).

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Company’s Amended Stockholder Rights Plan (as defined below), if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company 1/10,000th of a share of Series B Junior Preferred Stock for a per share purchase price as specified in the Amended Stockholder Rights Plan. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)

Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days of January 22, 2019, held by the applicable Director, nominee, named executive officer, group or other holder.

(3)	Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.

(4)

Includes 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family-related trusts as to which Ara Hovnanian has shared voting power and shared investment power and 23,400 shares of Class A Common Stock and 220,450 shares of Class B Common Stock held by Mr. Hovnanian’s wife and daughter. Ara Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in such other accounts and trusts. Of the shares of Class A Common Stock and Class B Common Stock beneficially held by Mr. Hovnanian, 1,680,460 and 314,937 shares, respectively, have been pledged as collateral for a loan with Alex Brown, which remains outstanding. Also, of the Class A Common Stock beneficially held by Mr. Hovnanian, 1,377,505 shares have been pledged as collateral for a loan with Morgan Stanley, which also remains outstanding.

(5)

Represents 3,521,405 shares of Class A Common Stock held by Sirwart Hovnanian, wife of the Company’s deceased Chairman Kevork S. Hovnanian. The business address of Mrs. Hovnanian is 90 Matawan Road, Fifth Floor, Matawan, New Jersey 07747.

(6)

Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and, as such, has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust. Mr. Reinhart’s business address is 90 Matawan Road, Fifth Floor, Matawan, New Jersey 07747.

(7)

Represents 970,849 shares of Class A Common Stock and 3,883,395 shares of Class B Common Stock held by the Hovnanian Family 2012 L.L.C. (the “2012 LLC”). Ara Hovnanian is the special purpose manager with respect to investments in the Company, and accordingly, the shares held by the 2012 LLC are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figure of beneficial ownership. The business address of the 2012 LLC is 90 Matawan Road, Fifth Floor, Matawan, New Jersey 07747.

(8)

Represents 3,075,138 shares of Class A Common Stock and 3,255,251 shares of Class B Common Stock held by the various trusts for the benefit of members of the family of Kevork S. Hovnanian. Ara Hovnanian is the special purpose trustee with respect to investments in the Company and, accordingly, the shares held by these trusts are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figure of beneficial ownership. The business address of the trusts is 90 Matawan Road, Fifth Floor, Matawan, New Jersey 07747.

(9)	Information shown is based on information reported by the filer on Schedule 13G/A filed with the SEC on January 25, 2018, in which BlackRock Inc. reported sole dispositive power over 10,521,695 shares of Class A Common Stock and sole voting power over 10,303,832 shares of Class A Common Stock. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055. This ownership is permitted under Article Eighth of the Restated Certificate of Incorporation and under the Rights Agreement, dated as of August 14, 2008 and amended on January 11, 2018, between Hovnanian Enterprises, Inc. and Computershare Trust Company, N.A. (as successor to National City Bank), as Rights Agent.

(10)	Information shown is based on information reported by the filer on Schedule 13G filed with the SEC on February 14, 2018, in which Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation reported sole dispositive power over 6,521,401 shares of Class A Common Stock, shared dispositive power over 176,313 shares of Class A Common Stock and sole voting power over 6,094,202 shares of Class A Common Stock. The address for Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue New York, New York 10022. This ownership is permitted under Article Eighth of the Restated Certificate of Incorporation and under the Rights Agreement, dated as of August 14, 2008 and amended on January 11, 2018, between Hovnanian Enterprises, Inc. and Computershare Trust Company, N.A. (as successor to National City Bank), as Rights Agent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors, persons who beneficially own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2018, all the Reporting Persons complied with all applicable filing requirements.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Amended and Restated By-laws (the “Restated By-laws”) provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Restated Certificate of Incorporation requires that, at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.

Under the rules of the New York Stock Exchange (the “NYSE”), listed companies of which more than 50% of the voting power for the election of directors is held by an individual, group or other entity are not required to have a majority of independent directors, as defined by NYSE rules, or to comply with certain other requirements. Because Mr. A. Hovnanian, members of the family of Kevork S. Hovnanian (the “Hovnanian Family”) and various trusts and entities established for the benefit of the Hovnanian Family hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE. However, the Company does not currently avail itself of any of the exemptions afforded to controlled companies under the NYSE rules. This may change in the future at the Company’s discretion.

The Board of Directors has determined that a Board of Directors consisting of the eight nominees listed below is the best composition in order to satisfy both the independence requirements of the Restated Certificate of Incorporation as well as the rules of the NYSE. The Board of Directors has also determined that Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth and Ms. Sellers are independent as defined under the Restated Certificate of Incorporation and the NYSE rules. The Restated Certificate of Incorporation may be found on the Company’s website at www.khov.com under “Investor Relations”, “Corporate Governance.”

The following individuals have been recommended to the Board of Directors by the Corporate Governance and Nominating Committee and approved by the Board of Directors to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors

Name	Age	Company Affiliation	Year First Became a Director
Ara K. Hovnanian	61	President, Chief Executive Officer, Chairman of the Board & Director	1981
Robert B. Coutts	68	Director	2006
Edward A. Kangas	74	Director	2002
Joseph A. Marengi	65	Director	2006
Vincent Pagano Jr.	68	Director	2013
Robin Stone Sellers	66	Director	2018
J. Larry Sorsby	63	Executive Vice President, Chief Financial Officer & Director	1997
Stephen D. Weinroth	80	Director	1982

Board of Directors — Composition

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. As discussed below under “Corporate Governance and Nominating Committee” beginning on page 9, a slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. In the case of a vacancy on the Board of Directors (other than one resulting from removal by shareholders), the Corporate Governance and Nominating Committee will identify individuals believed to be qualified candidates to serve on the Board of Directors and shall review the candidates who have met those qualifications with the Company’s Chairman who will determine if the candidate is eligible for recommendation by the Corporate Governance and Nominating Committee to the full Board of Directors. The Board of Directors will then approve a director nominee to fill the vacancy on the Board of Directors. In identifying candidates for Director, the Corporate Governance and Nominating Committee, the Chairman and the Board of Directors take into account (1) the comments and recommendations of members of the Board of Directors regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members that may be identified in connection with the self-assessments described below under “Corporate Governance and Nominating Committee” beginning on page 9, (2) the requisite expertise and diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of non-employee Directors and possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors such bodies and persons consider appropriate. Although the Company has no formal policy regarding diversity, the Corporate Governance and Nominating Committee and the Board of Directors include diversity as one of several criteria that they consider in connection with selecting candidates for the Board of Directors. The Board of Directors seeks to ensure that it is composed of members whose background, expertise, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below on pages 7 to 8. In particular the Corporate Governance and Nominating Committee and the Board of Directors considered, with regard to:

●

Mr. Coutts, his strong background in the manufacturing sector and technology and program experience, believing that his experience with a large multinational corporation engaged in the manufacture of complicated products is invaluable in evaluating the multiple integrated processes in the homebuilding business and also valuable in performance management and other aspects of the Company’s operations;

●	Mr. Kangas, his significant experience, expertise and background in accounting matters, including the broad perspective brought by his experience in advising clients in many diverse industries;

●

Mr. Marengi, his strong background in the technology sector, because new technologies and their cost and benefit analyses and vigilance in the areas of cybersecurity and data protection are important to the Company;

●

Mr. Pagano, his significant experience, expertise and background in legal and capital markets matters, including the broad perspective brought by his experience in advising clients in the homebuilding industry and many other diverse industries;

●

Ms. Sellers, her strong background in the real estate and home sales industries and her broad perspective brought by experience in advising clients in real estate and other industries and her experience managing a worldwide residential sales business;

●

Mr. Weinroth, his many years of experience in the investment banking field, which is particularly valuable to the Company as it considers its debt profile and capital structure and various financing and refinancing alternatives;

●	Mr. Hovnanian, our Chief Executive Officer and Chairman of the Board, his more than thirty-five years of experience with the Company; and

●	Mr. Sorsby, our Chief Financial Officer, his more than thirty years of experience with the Company.

Board of Directors — Nominees’ Biographies

Mr. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. Hovnanian joined the Company in 1979, has been a Director of the Company since 1981 and was Vice Chairman from 1998 through November 2009. In November 2009, he was elected Chairman of the Board following the death of Kevork S. Hovnanian, the chairman and founder of the Company and the father of Mr. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and Chief Operating Officer of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Directors of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972 to 1993 and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corporation, and serves on the Compensation Committee and Corporate Governance Committee of Stanley Black and Decker (NYSE) and the Board of Directors of Siemens Government Technologies, Inc. Mr. Coutts is a member of the Board of Overseers, College of Engineering, Tufts University; a member of the Board of Wesley Theological Seminary; a member of the Board of the Baltimore Symphony Orchestra and a member of the Chapter of the National Cathedral. He was elected as a Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Audit Committee and Compensation Committee.

Mr. Kangas was the Global Chairman and Chief Executive Officer of Deloitte from December 1989 to May 2000, when he retired. He serves as the Chairman of the Board of Deutsche Bank USA Corporation and on the Boards of Tenet Healthcare Corporation (NYSE), IntelSat (NYSE) and Vivus, Inc. (NASDAQ). He served as Lead Director at United Technologies from 2010 to 2018. He was on the Board of Directors of Intuit from 2007 to 2016 and AllScripts, Inc. (NASDAQ) from 2008 to 2012. Mr. Kangas is a former Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of Hovnanian Enterprises, Inc. in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Marengi, from July 2007 to March 2012, served as a Venture Partner for Austin Ventures. Prior to that, Mr. Marengi served as senior vice president for the Commercial Business Group of Dell Inc. (NASDAQ). In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. Mr. Marengi also served on the Boards of Directors of Quantum Corporation (NYSE) from 2008 to 2013 and Entorian Technologies, Inc. (formerly, the OTC Markets) from 2008 to 2012. Mr. Marengi was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Pagano was a partner at the law firm of Simpson Thacher & Bartlett LLP until his retirement at the end of 2012. He was the head of the firm’s capital markets practice from 1999 to 2012 and, before that, administrative partner of the firm from 1996 to 1999. He was a member of the firm’s executive committee during nearly all of the 1996 - 2012 period. He also serves on the Boards of Directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners (NYSE MKT), and L3 Technologies, Inc. (NYSE). Mr. Pagano was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2013, is the Chairman of the Company’s Corporate Governance and Nominating Committee and is a member of the Company’s Audit Committee.

Ms. Sellers most recently served as Chief Executive Officer of Christie’s International Real Estate from 2012 through 2014. As CEO of Christie’s, Ms. Sellers was responsible for all aspects of the company’s business, including its global sales, marketing strategy, new development projects and finance groups. Ms. Sellers was CEO of Crossroads Property Strategies from 2008 to 2012 and a partner and head of real estate at McKinsey & Company from 1989 through 2007. From 1978 through 1989, Ms. Sellers practiced law in the real estate departments of two major New York City law firms. Ms. Sellers presently serves on the Planning Board and Environmental Commission of the Borough of Bernardsville, NJ and is a member of the Board of Overseers of University of Pennsylvania School of Design. Ms. Sellers was appointed to the Board of Directors of Hovnanian Enterprises, Inc. in June 2018 and is a member of the Company’s Audit Committee and Corporate Governance and Nominating Committee.

Mr. Sorsby has been Chief Financial Officer of Hovnanian Enterprises, Inc. since 1996 and Executive Vice President since November 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997. He is Chairman of the Board of Visitors for Urology at The Children’s Hospital of Philadelphia (“CHOP”) and also serves on the Foundation Board of Overseers at CHOP.

Mr. Weinroth was, from 2003 to mid-2008, a Managing Member of Hudson Capital Advisors, LLC and since then he has been an advisor to Coral Reef Capital Partners, a successor firm formed by some of the Hudson Capital employees. He is Chairman of the Board (Emeritus) of Core Laboratories, N.V. (NYSE), a global oil field service company, where he had previously been Chairman from 1994 through 2001. From 1989 to 2003, he served as Co-Chairman and head of the Investment Committee of First Britannia Mezzanine, N.V., a European private investment firm. He is presently Chairman of the U.S. Central Asia Education Foundation, a successor to the Central Asian-American Enterprise Fund, to which he was appointed by the President of the United States. He also serves as Board Chair of Virtual Distance International, Inc., a company engaged in workplace disintermediation. Mr. Weinroth has been Chairman of four NYSE-listed companies and Chief Executive of three of them. He is also a Trustee and the immediate past Chairman of The Joyce Theatre Foundation, Inc. and Vice Chairman and a Trustee of the Paul Taylor Dance Foundation as well as a Board member of the Flea Theater. Mr. Weinroth has been a Director of Hovnanian Enterprises, Inc. since 1982, is Chairman of the Company’s Compensation Committee and is a member of its Audit Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended October 31, 2018, the Board of Directors held seven meetings. In addition, Directors considered Company matters and had communications with the Chairman of the Board of Directors and others outside of formal meetings. During the fiscal year ended October 31, 2018, each Director attended at least 86% of the meetings of the Board of Directors and at least 85% of the meetings of the committees on which such Director served. The Company’s Corporate Governance Guidelines (“Governance Guidelines”) provide that directors are expected to attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the Annual Meeting of Shareholders held on March 13, 2018.

 Audit Committee

The members of the Audit Committee of the Board of Directors are Messrs. Kangas, Coutts, Marengi, Pagano and Weinroth and Ms. Sellers. The Board of Directors has determined that all of the members of the Audit Committee meet the standards for independence in our Governance Guidelines, which are available on the Company’s website at www.khov.com under “Investor Relations”, “Corporate Governance”, and the independence requirements mandated by the NYSE listing standards. During the fiscal year ended October 31, 2018, the Audit Committee met on twelve occasions.

The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. The duties and responsibilities of the Audit Committee are set forth in its charter, which is available at www.khov.com under “Investor Relations”, “Corporate Governance.” The Audit Committee is also responsible for the oversight of the Company’s Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee

The Company has a Compensation Committee, although it is not required to have such a committee because it is a controlled company under the rules of the NYSE. The members of the Compensation Committee of the Board of Directors are Messrs. Weinroth, Coutts, Kangas and Marengi. The Board of Directors has determined that all of the members of the Compensation Committee meet the standards for independence in our Governance Guidelines and the independence requirements mandated by the rules of the NYSE and SEC. In addition, all members of the Compensation Committee qualify as “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), although in light of recent tax legislation amending Section 162(m), the Company may in the future determine to forgo having its Compensation Committee members qualify as “outside directors” for Section 162(m) purposes. The duties and responsibilities of the Compensation Committee are set forth in its charter, which is available at www.khov.com under “Investor Relations”, “Corporate Governance.” During the fiscal year ended October 31, 2018, the Compensation Committee met on five occasions.

The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses and other forms of compensation for the Company’s senior executives, key management employees and non-employee Directors and is active in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. The members of the Corporate Governance and Nominating Committee of the Board of Directors are Messrs. Pagano, Kangas and Marengi and Ms. Sellers. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee meet the standards for independence in our Governance Guidelines and the independence requirements mandated by the NYSE listing standards. During the fiscal year ended October 31, 2018, the Corporate Governance and Nominating Committee met on three occasions.

The Corporate Governance and Nominating Committee is currently chaired by Mr. Pagano. The Corporate Governance and Nominating Committee is responsible for corporate governance matters, reviewing and recommending nominees for the Board of Directors, succession planning and other Board-related policies. The Corporate Governance and Nominating Committee also oversees the annual performance evaluation of the Board of Directors and its committees, the Board of Directors’ periodic review of the Governance Guidelines and compliance with the Company’s Related Person Transaction Policy.

The Governance Guidelines require that each Director annually prepares an assessment of each Board committee on which such Director serves as well as of the full Board of Directors as to the effectiveness of each such committee and the full Board of Directors and any recommendations for improvement. The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which is available at www.khov.com under “Investor Relations”, “Corporate Governance”, and the Governance Guidelines are available at the same website address under “Investor Relations”, “Corporate Governance/Guidelines.”

In conducting its nomination function, among other factors, the Corporate Governance and Nominating Committee generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of non-employee directors and possible conflicts of interest of existing and potential members of the Board of Directors, as more fully described under “Proposal 1—Election of Directors—Board of Directors—Composition” above.

The Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2020 Annual Meeting” below. The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders in the same manner as it considers candidates recommended by others. Possible nominees to the Board of Directors may be suggested by any Director and given to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may seek potential nominees and engage search consultants to assist it in identifying potential nominees. The Corporate Governance and Nominating Committee’s charter contains a provision stating that it shall consider all factors it considers appropriate, including the benefits of racial and gender diversity. The Corporate Governance and Nominating Committee recommends to the Board of Directors a slate of nominees for the Board of Directors for inclusion in the matters to be voted upon at each Annual Meeting. The Company’s Restated By-laws provide that Directors need not be shareholders. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors.

VOTE REQUIRED

The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors are elected and qualified, requires that each director be elected by the affirmative vote of a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2019 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Hovnanian Family and various trusts and entities established for the benefit of the Hovnanian Family have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of their collective voting power, these nominees are assured election.

Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of an independent registered public accounting firm to examine financial statements of the Company to be made available or transmitted to shareholders and to be filed with the SEC for the fiscal year ending October 31, 2019 is submitted to this 2019 Annual Meeting for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of Deloitte & Touche LLP will attend the 2019 Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement if the representatives so desire.

VOTE REQUIRED

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2019 requires the affirmative vote of a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2019 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Hovnanian Family and various trusts and entities established for the benefit of the Hovnanian Family have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending October 31, 2019.

PROPOSAL 3 — APPROVAL OF THE 2012 HOVNANIAN ENTERPRISES, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

Shareholders are being asked to consider and approve a proposal to further amend and restate the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan (as amended through January 2016, the “Existing Plan”, and as so amended and restated, the “Amended Plan”), which approval will also be deemed to constitute a re-approval of the material terms of the performance goals for certain performance-based awards that may be granted under the Amended Plan. The Amended Plan, if approved, will permit the Company to continue making equity-based and other incentive awards to its employees, directors and consultants in a manner intended to properly incentivize such individuals by aligning their interest with the interests of the Company’s shareholders. The Company has been granting equity-based incentive awards under the Existing Plan, however, the Company presently has insufficient shares remaining available for future grants under the Existing Plan to make equity grants at a level that would be commensurate with the Company’s past practices and performance.  When the Existing Plan was most recently approved in its current form, the Company had reserved 20,550,000 shares of Class A Common Stock (“Shares”) for issuance of awards (inclusive of the 5,000,000 Shares initially reserved in 2012, the 6,450,000 Shares added in 2014 and the 9,100,000 Shares added in 2016). As of the January 22, 2019 record date for the 2019 Annual Meeting, approximately 5,070,915 Shares remained available for future grants of awards under the Existing Plan. The proposed Amended Plan would add an additional 5,300,000 Shares to the number of Shares available for future grants under the Existing Plan.  The Amended Plan also reflects technical updates to remove certain provisions of the Existing Plan (including annual limitations on equity award grants) related to Section 162(m) of the Code which are no longer required in light of the 2017 Tax Cuts and Jobs Act, and reflects new minimum vesting conditions applicable to certain future award grants under the Amended Plan. No awards or contingent awards have been or will be granted utilizing the increased share reserve under the Amended Plan prior to obtaining shareholder approval for the Amended Plan.

The principal purpose of the proposed Amended Plan is to facilitate the ability to grant contemplated long-term performance awards to key employees, directors and consultants of the Company. As described below under “Compensation Discussion and Analysis,” equity-based awards have historically formed a significant portion of our total compensation in order to align key employees’ and directors’ interests with those of our shareholders. Our ability to make equity-based awards helps us attract, retain and motivate key employees and directors as well as foster long-term value-creation.

The increased share reserve under the Amended Plan will also facilitate the Company’s ability to issue equity-based awards under the Amended Plan in satisfaction of short-term incentive awards that are earned under the Company’s Amended and Restated Senior Executive Short-Term Incentive Plan. The Company’s Amended and Restated Senior Executive Short-Term Incentive Plan does not have a separate share reserve but instead provides that equity-based award issuances thereunder will be made out of the Amended Plan’s share reserve.

The Company’s Board of Directors has approved the adoption of the Amended Plan and, if the Amended Plan is approved by shareholders at the 2019 Annual Meeting, it will become immediately effective as of the date of the 2019 Annual Meeting. If shareholders do not approve the Amended Plan, the Existing Plan will continue to remain in effect according to its terms, and we may continue to make awards (subject to the authorized limit of 20,550,000 Shares) under the Existing Plan.

In reaching our conclusion as to the appropriateness of the additional share proposal, we reviewed key metrics that are typically used to evaluate such proposals. One such metric many investors use is a calculation that quantifies how quickly a company uses its shareholder capital. The total number of Shares issuable under awards we have granted under the Existing Plan, as a percentage of our annual weighted average Common Stock outstanding (commonly referred to as the “burn rate”), has been on average 1.0% over the last three completed fiscal years, which is generally consistent with the industry median. As applicable for the award, this calculation is based on the amount of Shares issuable at the actual level of performance under awards as of the dates they were earned. In addition to burn rate, many investors look at the economic effect of dilution. Assuming all 5,300,000 Shares of Common Stock of the Company being requested to be added to the share reserve pursuant to this proposal were fully dilutive as of January 22, 2019, the dilutive effect on all outstanding Shares would be approximately 3%.

For a discussion of the Amended Plan, see “Material Features of the Amended Plan” below. The Amended Plan is set forth in Appendix A hereto.

Our Board of Directors recommends that shareholders vote FOR the approval of the Amended Plan.

Material Features of the Amended Plan

The following is a brief summary of the material features of the Amended Plan. Because this is only a summary, it does not contain all the information about the Amended Plan that may be important to you and is qualified in its entirety by the full text of the Amended Plan as set forth in Appendix A hereto.

Purpose

The purpose of the Amended Plan is to aid the Company and its affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate those employees, directors and consultants to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of “Awards”, which consist of options, stock appreciation rights or other stock-based Awards (including performance-based Awards) granted pursuant to the Amended Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended Plan if they are selected by the Compensation Committee of the Board of Directors (the “Committee”) to participate in the Amended Plan (any such individual, a “Participant”). For the fiscal year ended October 31, 2018, approximately 44 employees, 6 directors (includes non-employee directors only) and no consultants were selected by the Committee to participate in the Existing Plan. The Company anticipates that future participation by employees and directors under the Amended Plan will be at levels similar to their historical participation under the Existing Plan.

Administration

The Amended Plan is generally administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which shares of Common Stock of the Company are listed or admitted to trading; provided, however, that any action permitted to be taken by the Committee may be taken by the Board of Directors in its discretion. Additionally, if the Company’s Chief Executive Officer is serving as a member of the Board of Directors, the Board of Directors may by specific resolution constitute the Chief Executive Officer as a “committee of one” with the authority to grant Awards covering up to 1,000,000 Shares per fiscal year to certain non-executive officer Participants.

Awards

Awards are determined (“granted”) by the Committee and are subject to the terms and conditions stated in the Amended Plan and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine. Under the terms of the Amended Plan, vesting of (or lapsing of restrictions on) an Award at the time of grant may not occur any more rapidly than on the first anniversary of the grant date for such Award (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service), other than (i) in connection with a Change in Control or (ii) as a result of a Participant’s death, retirement, disability or involuntary termination of employment without cause; provided, that such minimum vesting condition will not be required on Awards covering, in the aggregate, a number of Shares not to exceed 5% of the Absolute Share Limit, as described below under “Limitations.” However, the Committee retains the ability under the Amended Plan to waive terms and conditions applicable to an Award after the time of grant (including with respect to the ability to accelerate or waive vesting conditions). Any stock options or stock appreciation rights granted must have a per share exercise price that is not less than 100% of the fair market value of the Company’s Common Stock underlying such awards on the date an award is granted (other than in the case of awards granted in substitution of previously granted awards). The maximum term for stock options and stock appreciation rights granted under the Amended Plan is ten years from the initial date of grant.

Performance-based Awards previously granted under the Existing Plan were generally intended to be deductible by the Company under Section 162(m). However, the “performance-based compensation” exemption under Section 162(m) is no longer applicable based on recent tax legislation. The Committee may also approve grants of Awards or other compensation that do not qualify for a deduction under Section 162(m) if it determines that it is appropriate to do so in light of other competing interests and goals.

Prior to the payment of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) (to the extent that such Award remains eligible to qualify as “performance-based compensation” for purposes of Section 162(m) under applicable “grandfathering” rules), the Committee will certify that the applicable performance goals have been met. In connection with such certification, the Committee may decide to pay amounts, which are less than the Award otherwise payable for achievement of the applicable performance goals at the sole discretion of the Committee. Payment of such an Award to a Participant will occur only after such certification and will be made as determined by the Committee in its sole discretion after the end of such performance period.

Effect of Certain Events on Amended Plan and Awards

In the event of any change in the outstanding Shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Common Stock other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (1) the number or kind of Common Stock or other securities that may be issued as set forth in the Amended Plan or pursuant to outstanding Awards, (2) the exercise price relating to outstanding options or stock appreciation rights, (3) the maximum number or amount of Awards that may be granted to a Participant during a fiscal year and/or (4) any other affected terms of such Awards. Except as otherwise provided in an Award agreement, in the event of a Change in Control (as defined in the Amended Plan), the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (1) the acceleration of an Award, (2) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares of Common Stock of the Company subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the Shares of Common Stock of the Company subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights and/or (3) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted under the Amended Plan) as of the date of the consummation of the Change in Control.

The Share numbers reflected in this Proposal 3 (including, without limitation, the number of Shares proposed as a Share increase to the Amended Plan, the number of Shares described as being subject to outstanding Awards and the number of Shares currently remaining available for future issuance under the Existing Plan) do not reflect the equitable adjustments that would be required in the event Proposal 5 is approved and a corresponding reverse stock-split is implemented. In the event that such a reverse stock-split is implemented, equitable adjustments would be made to the corresponding Share references under this Proposal 3 as provided under the Amended Plan as summarized above. See “Proposal 5—Approval and Adoption of Amendments to Restated Certificate of Incorporation to Effect a Reverse Stock Split and a Corresponding Decrease in Authorized Shares—Effect of the Reverse Stock Split on Holders of Outstanding Common Stock” for more information about the treatment of equity-based awards in the proposed Reverse Stock Split.

Limitations

The Amended Plan provides that the total number of Shares of Common Stock of the Company that may be issued under the Amended Plan (inclusive of the 20,550,000 Shares previously reserved under the Existing Plan and the additional 5,300,000 Shares which are being requested under this proposal) is 25,850,000 (the “Absolute Share Limit”). The number of Shares covered by Awards granted under the Amended Plan that terminate or lapse without the payment of consideration will be available for future grants under the Amended Plan.  The Amended Plan also provides that the maximum number of Shares subject to Awards granted during a calendar year to any non-employee director serving on the Board, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

No Award may be granted under the Amended Plan after the tenth anniversary of January 10, 2012 (i.e., the date when the Board of Directors initially adopted the Existing Plan), but Awards theretofore granted may be extended beyond that date.

The Amended Plan generally prohibits the Company from taking actions that would constitute a “repricing” of stock options or stock appreciation rights (for example, lowering exercise prices for outstanding Awards). Additionally, the Amended Plan precludes the payment of dividends or dividend equivalent rights on Awards unless and until the corresponding Award has vested in accordance with its terms.

Amendment and Termination

The Committee may amend, alter or discontinue the Amended Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as provided in the Amended Plan in connection with adjustments in certain corporate events), increase the total number of Shares of Common Stock of the Company reserved for the purposes of the Amended Plan or change the maximum number of Shares of Common Stock of the Company for which Awards may be granted to any Participant or amend the prohibitions on repricing set forth above or (b) without the consent of a Participant, would materially impair any of the rights or obligations under any Award theretofore granted to such Participant under the Amended Plan; provided, however, that the Committee may amend the Amended Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. The Committee may not amend, alter or discontinue the provisions relating to a Change in Control (as defined in the Amended Plan) after the occurrence of a Change in Control.

Clawback/Forfeiture

Any Awards granted under the Amended Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules, to the extent otherwise provided in an Award agreement at the time of grant or as determined pursuant to the Company’s recoupment policy.

Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, and subject to the conditions stated in the Amended Plan, a Participant may transfer an option (other than an option that is also an incentive stock option granted pursuant to the Amended Plan) or stock appreciation right in whole or in part by gift or domestic relations order to a family member of the Participant. Under no circumstances will the Committee permit the transfer of an Award for value.

Certain United States Federal Income Tax Consequences

Stock Options

An employee to whom an incentive stock option (“ISO”) that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

When the employee sells Shares acquired through the exercise of an ISO more than one year after the date of transfer of such Shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such Shares and the option price. If the employee does not hold such Shares for this period, when the employee sells such Shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the Shares the employee receives, over the option exercise price. The tax basis of such Shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such Shares will commence on the day after which the employee recognized taxable income in respect of such Shares. Any subsequent sale of the Shares by the employee will result in long- or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock

Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an Award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (a) the fair market value of a share of Common Stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to the Award of restricted stock, multiplied by (b) the number of Shares of restricted stock with respect to which restrictions lapse on such date. The Participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant’s holding period will commence on the date on which the restrictions lapse.

A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted stock to recognize ordinary income on the date of award based on the fair market value of Common Stock of the Company on such date. An employee making such an election will have a tax basis in the Shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the date after such date.

With respect to Shares of restricted stock upon which restrictions have lapsed, when the employee sells such Shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of Shares received upon the exercise of non-qualified options, as described above.

Stock Units

A Participant to whom a restricted stock unit (“RSU”) is granted generally will not recognize income at the time of grant (although the Participant may become subject to employment taxes when the right to receive Shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of Shares of Common Stock of the Company in respect of an RSU, a Participant will recognize ordinary income in an amount equal to the product of (a) the fair market value of a Share of Common Stock of the Company on the date on which the Common Stock of the Company is delivered, multiplied by (b) the number of Shares of Common Stock of the Company delivered.

Other Stock-based Awards

With respect to other stock-based Awards paid in cash or Common Stock, Participants will generally recognize income equal to the fair market value of the Award on the date on which the Award is delivered to the recipient.

Code Section 409A

Section 409A (“Section 409A”) of the Code generally sets forth rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain Awards that may be granted under the Amended Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the Amended Plan and establish terms (or make required amendments) with respect to Awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a Participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event the Company is required to delay delivery of Shares or any other payment under an Award in order to avoid the imposition of an additional tax under Section 409A, the Company will deliver such Shares (or make such payment) on the first day that would not result in the Participant incurring any tax liability under Section 409A. The Committee may amend the Amended Plan and outstanding Awards to preserve the intended benefits of Awards granted under the Amended Plan and to avoid the imposition of an additional tax under Section 409A.

General

Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or Shares of Common Stock of the Company is subject to applicable tax withholding as required by law.

The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other Awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Stock Awards Previously Granted Under the Existing Plan

The following table sets forth information on awards granted under the Existing Plan since its adoption and after giving effect to Shares forfeited and reincluded in the Existing Plan pool. The closing price of the Class A Common Stock on the NYSE on January 22, 2019 (the record date for the 2019 Annual Meeting) was $0.61 per Share (Shares of Class B Common Stock convert on a one-for-one basis to Shares of Class A Common Stock).

Name & Position	Stock Option Grants # of Shares Covered	Restricted Stock Unit Grants # of Shares Covered (1)	Total of All Columns in Table # of Shares Covered
Ara K. Hovnanian, President, Chief Executive Officer and Chairman of the Board	1,400,000	5,395,748	6,795,748
J. Larry Sorsby, Executive Vice President, Chief Financial Officer and Director	680,000	1,469,761	2,149,761
Lucian T. Smith III, Chief Operating Officer	25,000	911,490	936,490
Brad G. O’Connor, Vice President, Chief Accounting Officer and Corporate Controller	192,500	142,823	335,323
Current Executive Officers as a Group	2,297,500	7,919,822	10,217,322
Robert B. Coutts, Director	—	445,125	445,125
Edward A. Kangas, Director	—	400,110	400,110
Joseph A. Marengi, Director	—	312,847	312,847
Vincent Pagano Jr., Director	63,428	299,327	362,755
Robin Stone Sellers, Director	—	63,253	63,253
Stephen D. Weinroth, Director	61,573	258,216	319,789
Current Non-Executive Directors as a Group	125,001	1,778,878	1,903,879
All Employees, including All Current Officers who are not Executive Officers, as a Group	1,744,194	1,613,690	3,357,884

(1)

Includes all full value shares granted under the Existing Plan, which consist of restricted stock units (RSUs), shares issued to non-employee Directors as part of their annual retainer and equity awards, the maximum number of shares that are potentially issuable under the Market Share Units (the “MSUs”) granted in fiscal 2014 through fiscal 2018 and the maximum number of shares that are potentially issuable under the 2018 Long-Term Incentive Program.

Equity Compensation Plan Information

The following table provides information as of October 31, 2018 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Number of Class A Common Stock securities to be issued upon exercise of outstanding options, warrants and rights (1)(4)	Number of Class B Common Stock securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding Class A Common Stock options, warrants and rights (2)	Weighted average exercise price of outstanding Class B Common Stock options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) (5)
Plan Category	(a)	(a)	(b)	(b)	(c)
Equity compensation plans approved by security holders:	9,675,928	8,701,730	$2.80	$3.16	2,899,558
Equity compensation plans not approved by security holders:	—	—	—	—	—
Total	9,675,928	8,701,730	$2.80	$3.16	2,899,558

(1)

Includes the maximum number of shares that are potentially issuable under the MSUs granted in fiscal 2014, fiscal 2015, fiscal 2016, fiscal 2017 and fiscal 2018 under the Existing Plan and the actual number of shares for which performance has been met that are issuable under the 2013 Long-Term Incentive Program under the Existing Plan, subject to vesting. Also includes the maximum number of shares that are potentially issuable under the 2016 Long-Term Incentive Program under the Existing Plan, subject to vesting.

(2)

Does not take into account 5,098,873 shares that may be issued upon the vesting of restricted stock and performance-based awards discussed in (1) above, nor 203,171 shares of restricted stock vested and deferred at the associates’ election or 337,058 shares of restricted stock deferred due to mandatory hold requirements, in each case, because they have no exercise price.

(3)	Does not take into account 5,774,230 shares that may be issued upon the vesting of the performance-based awards discussed in (1) above because they have no exercise price.

(4)

These shares include 160,000 shares of Class A Common Stock and 300,000 Class B Common Stock, respectively, shares that may be issued upon exercise of outstanding options with exercise prices greater than $6.00 per share.

(5)	Under the Company’s equity compensation plans, securities may be issued in either Class A Common Stock or Class B Common Stock.

Additional Equity Compensation Plan Information

The following is the Company’s overhang information, which measures the number of Shares subject to equity-based awards outstanding but unexercised or unvested, as of January 22, 2019, for all of the Company’s existing equity compensation plans, as well as certain other information relating to outstanding awards under the plans:

●	Stock options outstanding: 6,927,765

●	Weighted average exercise price of outstanding stock options: $2.95

●	Weighted average remaining contractual term of outstanding stock options: 4.2 years

●

Full value stock awards outstanding (including performance-based stock awards based on achieving the actual outcome, where known, or the maximum potential outcome, where the performance period has not ended): 9,154,606

●	Shares available for future grants of awards: 5,070,915

●	Total Shares of Common Stock outstanding: 148,479,569

The following table sets forth the number of time-based stock options and time-based RSU awards granted by the Company in the years ended October 31, 2018, 2017 and 2016. In addition, the table provides the number of Shares of Common Stock granted related to performance-based awards and the weighted average number of Shares of Common Stock outstanding in the year indicated.

Fiscal Year	Number of Time-Based Stock Options Granted	Number of Stock Options Earned Related to Performance- Based Awards	Number of Time-Based RSUs Granted	Number of Shares of Common Stock Earned Related to Performance-Based Awards (1)	Weighted Average Number of Shares of Common Stock Outstanding (2)
2018	445,625	500,000	507,278	583,781	148,514,838
2017	236,250	—	366,513	178,205	147,703,180
2016	648,481	500,000	456,070	—	147,451,292

(1)	Includes the actual number of shares that are issuable under the 2016 Long-Term Incentive Program under the Existing Plan, subject to vesting, and the actual MSUs earned during each fiscal year.

(2)	Weighted average number of shares of Common Stock outstanding is the amount used for calculating our basic earnings per share as presented in our audited consolidated financial statements.

Registration with the SEC

If the Amended Plan as described in this Proposal 3 is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the Shares of the Company’s Class A Common Stock to be registered pursuant to the Amended Plan as soon as reasonably practicable following shareholder approval.

VOTE REQUIRED

Adoption of the Amended Plan requires approval by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2019 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions are considered “votes cast” under NYSE rules and thus will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast “for” or “against” the proposal to adopt the Amended Plan and will have no effect on the outcome of the proposal.

Mr. Hovnanian and others with voting power over the shares held by the Hovnanian Family and various trusts and entities established for the benefit of the Hovnanian Family have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the approval of the Amended Plan.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation of our named executive officers, as disclosed on pages 33 to 74.

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers (“NEOs”) presented in “Compensation Discussion and Analysis” on pages 33 to 55, as well as the discussion regarding the Compensation Committee on pages 30 to 32.

As we discuss in the “Compensation Discussion and Analysis” section, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of the Company’s employees. The Company’s compensation system plays a significant role in the Company’s ability to attract, retain and motivate the highest quality associates in a difficult market. The principal underpinnings of the Company’s compensation system are an acute focus on performance, shareholder alignment, sensitivity to the relevant market place and a long-term orientation.

The Compensation Committee ties increases or decreases in overall compensation to the achievement of key performance factors the Board of Directors believes are critical to the Company’s success during that period. For fiscal year 2017, the Chairman of the Board, President and Chief Executive Officer’s (the “CEO”) total direct compensation was in the bottom quartile when ranked against the Peer Group (as defined below) and 22.07% below the Peer Group median. No comparison is shown for fiscal 2018 because complete Peer Group chief executive officer compensation data was not available at the time of filing this Proxy Statement.

The Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonuses and hold management accountable for financial performance that falls below targeted levels by paying reduced bonuses. In addition, the periodic long-term incentive programs adopted by the Company have conditioned payouts on the achievement of targets for increasing profitability and EBIT Return on Inventory and lowering or refinancing debt and reducing interest expense over multi-year performance periods. Moreover, in recent years, equity awards for the CEO, CFO and COO have been in the form of MSUs and options, which are tied to stock price performance, and half of the MSU awards have been subject to financial performance conditions (for awards made in fiscal 2018, community count and pre-tax profit levels) in addition to the stock price performance conditions applicable to all of the MSU awards. The rigor of the performance conditions related to the long-term incentive programs and MSU awards is demonstrated by the fact that the 2016 LTIP payout determined in 2018 was only 11.24% of target and certain portions of MSU awards either have been permanently forfeited or have paid out below target as discussed in the “Compensation Discussion and Analysis” section.

In recent years, the Compensation Committee has determined to weight the Company’s variable compensation programs toward rigorous performance conditions with metrics such as liquidity, shareholder value preservation, debt reduction, alternative capital raises, adjusted EBIT Return on Inventory and gross margin. As context for basing the Company’s compensation programs on these metrics, the Committee considered that at the point at which housing starts were at the lowest levels during the great housing recession in 2009, the Company had written off over $2.5 billion of asset value and as a result was significantly overleveraged. During this period, many homebuilders declared bankruptcy and certain others significantly diluted shareholders via new equity issuances or by selling their companies at extremely low valuations. Hovnanian’s management chose to preserve shareholder value by managing the Company for growth and taking creative steps to refinance and pay down its heavy debt load. From the beginning of 2009, the Company has reduced its debt by almost $1.1 billion. Despite this reduction, the Company is still overleveraged and as a result has a large interest expense burden which causes profitability to be extremely difficult to achieve until such time as the Company grows. However, when measuring pure operating performance by the ratio of adjusted EBIT to inventory, the Company has performed in the top half of its Peer Group for its last three fiscal years and, even though profitability has been a challenge, pre-tax income for fiscal 2018 was $8.1 million, compared to pre-tax loss for fiscal 2017 of $45.2 million. In addition, the Company ranks second highest among its Peer Group in inventory turns and has substantially increased its land position which we expect to lead to delivery and revenue growth and ultimately improved profitability. Given the alternative choices of significant shareholder dilution or significantly reduced profitability, until the Company achieves a profitability level at which it will determine to further reduce debt, the Committee continues to believe it is in its shareholders’ best interest to have management focus on preserving equity value. While total shareholder return for the Peer Group was negative during 2018, we believe the Company’s total shareholder return declined even more than the Peer Group due to our more highly leveraged balance sheet.

The Compensation Committee’s policies and actions have included the following:

●	Selection of bonus metrics that correspond to the financial and strategic operational needs of the Company during the relevant period.

●

Focus on increasing profitability and EBIT Return on Inventory and lowering or refinancing debt and reducing interest expense over multi-year performance periods through periodic long-term incentive awards for all NEOs.

●

Practice of tying portions of equity awards to performance criteria. For example, in fiscal 2018, the CEO, the Executive Vice President and Chief Financial Officer (the “CFO”) and the Chief Operating Officer (the “COO”) were granted Market Share Units (“MSUs”) which are tied to stock price performance. Half of these MSUs are also subject to financial performance conditions – community count and pre-tax profit levels – in addition to the stock price performance conditions applicable to all of the MSU awards. For the options granted to the CEO and CFO in fiscal 2018, 100% have an exercise price set 25% above the closing stock price on the date of grant. Additional details are described below under “Compensation Discussion and Analysis—Details of Compensation Elements—Stock Grants.”

●	Active management of both equity award levels and the number of shares available for new equity-based awards.

The text of the resolution in respect of this proposal is as follows:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement relating to the Company’s Annual Meeting of Shareholders to be held on March 19, 2019, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

VOTE REQUIRED

The approval of the compensation paid to the Company’s named executive officers requires the affirmative vote of a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2019 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Hovnanian Family and various trusts and entities established for the benefit of the Hovnanian Family have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the approval of this resolution.

PROPOSAL 5 — APPROVAL AND ADOPTION OF AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND A CORRESPONDING DECREASE IN AUTHORIZED SHARES

  Shareholders are being asked to consider the approval and adoption of a series of four alternative amendments to the Restated Certificate of Incorporation of the Company (as amended, the “Restated Certificate of Incorporation”) to effect a reverse stock split of each of the Company’s Class A Common Stock and Class B Common Stock (the “Reverse Stock Split”) as set forth herein and, if and when the Reverse Stock Split is effected, to contemporaneously amend the Restated Certificate of Incorporation to correspondingly decrease the number of authorized shares of each of the Class A Common Stock and Class B Common Stock.

On January 9, 2019, the Board of Directors adopted resolutions (1) approving and declaring advisable a series of four alternative amendments to the Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, the Reverse Stock Split at one of four reverse stock split ratios: 1-for-10, 1-for-15, 1-for-20 and 1-for-25 (each, a “Reverse Stock Split Ratio”), and contemporaneously with such Reverse Stock Split, to effect a corresponding decrease in the number of authorized shares of Class A Common Stock from 400,000,000 to 40,000,000, 26,666,667, 20,000,000 or 16,000,000, respectively, and in the number of authorized shares of Class B Common Stock from 60,000,000 to 6,000,000, 4,000,000, 3,000,000 or 2,400,000, respectively (the Reverse Stock Split together with the corresponding decrease in the number of authorized shares, collectively, the “Reverse Stock Split Amendments”), (2) directing that the Reverse Stock Split Amendments as set forth in the Form of Certificate of Amendment (as defined below) be submitted to the holders of Class A Common Stock and Class B Common Stock for their approval and adoption, and (3) recommending that the holders of Class A Common Stock and Class B Common Stock approve and adopt the Reverse Stock Split Amendments.

The actual number of authorized shares of Class A Common Stock and Class B Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split Ratio that is ultimately determined by the Board of Directors (the “Final Reverse Stock Split Ratio”). The table below shows the Reverse Stock Split Ratio and the number of authorized shares of Class A Common Stock and Class B Common Stock for each of the four alternative amendments, identified as Reverse Stock Split Amendments A, B, C and D:

		Authorized Shares of Class A Common Stock		Authorized Shares of Class B Common Stock
Reverse Stock Split Amendment	Reverse Stock Split Ratio	Prior to the Reverse Stock Split Amendment	Giving Effect to the Reverse Stock Split Amendment	Prior to the Reverse Stock Split Amendment	Giving Effect to the Reverse Stock Split Amendment
A	1-for-10	400,000,000	40,000,000	60,000,000	6,000,000
B	1-for-15		26,666,667		4,000,000
C	1-for-20		20,000,000		3,000,000
D	1-for-25		16,000,000		2,400,000

The Company also has 100,000 authorized shares of its 7.625% Series A Preferred Stock for issuance, which will not be affected by the Reverse Stock Split. See “Effect of the Reverse Stock Split on Holders of Series A Preferred Stock and Series B Preferred Stock Purchase Rights” below. After giving effect to Reverse Stock Split Amendments A, B, C or D, the total number of shares of all classes of stock which the Company shall have the authority to issue will be 46,100,000, 30,766,667, 23,100,000 or 18,500,000, respectively.

Upon receiving shareholder approval of the Reverse Stock Split Amendments as set forth in the Form of Certificate of Amendment, the Board of Directors will have the authority, but not the obligation, in its sole discretion, at any time on or prior to August 31, 2019, to elect without further action on the part of the Company’s shareholders, as it determines to be in the best interests of the Company and its shareholders, whether to effect the Reverse Stock Split and, if so, to determine the Final Reverse Stock Split Ratio from Reverse Stock Split Amendments A, B, C or D set forth above. Depending on the selected Final Reverse Stock Split Ratio, 10, 15, 20 or 25 issued shares (including treasury shares) of Class A Common Stock will be combined into one share of Class A Common Stock, and 10, 15, 20 or 25 issued shares (including treasury shares) of Class B Common Stock will be combined into one share of Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock issued (including treasury shares) will therefore be decreased by an amount based upon the Final Reverse Stock Split Ratio determined by the Board of Directors. In no event will the Reverse Stock Split Amendments occur with respect to only Class A Common Stock or only Class B Common Stock. The Reverse Stock Split Amendments, if and when effected, will become effective as to both Class A Common Stock and Class B Common Stock at the same Final Reverse Stock Split Ratio (see “Purposes of the Reverse Stock Split Amendments” below). No fractional shares will be issued as a result of the Reverse Stock Split (see “Fractional Shares” below).

If the Reverse Stock Split Amendments as set forth in the Form of Certificate of Amendment are approved by our shareholders and the Board of Directors elects to effect the Reverse Stock Split at any time on or prior to August 31, 2019, we will file an amendment to the Restated Certificate of Incorporation in the form of the Certificate of Amendment attached as Appendix B to this Proxy Statement (the “Form of Certificate of Amendment”). For the convenience of our shareholders, the Form of Certificate of Amendment indicates in brackets, for each of Reverse Stock Split Amendments A, B, C and D, the Reverse Stock Split Ratio and the correspondingly decreased number of authorized shares of Class A Common Stock and Class B Common Stock. Only the version of the Form of Certificate of Amendment that sets forth the Reverse Stock Split Amendments providing for the Final Reverse Stock Split Ratio (the “Final Certificate of Amendment”) will be filed with the Secretary of State of the State of Delaware and become effective (such time of effectiveness, the “Effective Time”). Upon effectiveness of the Final Certificate of Amendment at the Effective Time, all other Reverse Stock Split Amendments will automatically be deemed to have been abandoned by the Board of Directors. By voting in favor of the approval and adoption of the Reverse Stock Split Amendments as set forth in the Form of Certificate of Amendment, shareholders will also have approved and expressly authorized the Board of Directors to abandon each Reverse Stock Split Amendment, including the deemed abandonment of alternative Reverse Stock Split Ratios that will occur upon the filing of the Final Certificate of Amendment and the deemed abandonment of all Reverse Stock Split Amendments if the Board of Directors does not elect to effect the Reverse Stock Split on or prior to August 31, 2019.

The Board of Directors believes that shareholder approval of the Reverse Stock Split Ratios represented as Reverse Stock Split Amendments A, B, C and D above, as compared to shareholder approval of a single reverse stock split ratio, provides appropriate flexibility to achieve the purposes of the Reverse Stock Split outlined below under “Purposes of the Reverse Stock Split Amendments” and, therefore, is in the best interests of the Company and its shareholders. In determining the Final Reverse Stock Split Ratio following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of Class A Common Stock;

●	the number of shares of Class A Common Stock and Class B Common Stock issued (including treasury shares);

●	the then-prevailing trading price and trading volume of Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for Class A Common Stock;

●	the anticipated impact of a particular Reverse Stock Split Ratio on our ability to reduce administrative and transactional costs;

●	the continued listing requirements of the NYSE; and

●	prevailing general market and economic conditions.

If and when the Board of Directors elects to effect the Reverse Stock Split, the Board of Directors will determine the exact timing of the filing of the Final Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its shareholders. If the Board of Directors does not elect to effect the Reverse Stock Split on or prior to August 31, 2019, then the Reverse Stock Split and all of the Reverse Stock Split Amendments will be deemed to be automatically abandoned. In addition, the Board of Directors reserves the right to abandon the Reverse Stock Split and any of the Reverse Stock Split Amendments without further action by our shareholders at any time prior to the Effective Time of the Final Certificate of Amendment, even if the Reverse Stock Split Amendments have been approved by our shareholders. The Reverse Stock Split will not change the par value of a share of Class A Common Stock or Class B Common Stock. Except for any changes as a result of the treatment of fractional shares as set forth in the Form of Certificate of Amendment, each shareholder will hold the same percentage of Class A Common Stock and/or Class B Common Stock outstanding immediately after the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split, and the decrease in authorized shares and issued shares (including treasury shares) as a result of the Reverse Stock Split will not affect any shareholder’s proportionate voting power or other rights. To avoid the existence of fractional shares of Class A Common Stock or Class B Common Stock, shareholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares from our exchange agent as described under “Fractional Shares.”

Purposes of the Reverse Stock Split Amendments

Class A Common Stock is listed on the NYSE. In order for Class A Common Stock to continue trading on the NYSE, the Company must comply with various listing standards, including that the Company maintain a minimum average closing price of at least $1.00 per share of Class A Common Stock during a consecutive 30 trading-day period. On January 9, 2019, the Company received notice from the NYSE that the average closing price per share of Class A Common Stock during the consecutive 30 trading-day period ended January 7, 2019 was $0.98, and therefore it has fallen below this price criteria of the continued listing standards, and that failure to comply with this listing requirement may lead to delisting from the NYSE. As required, on January 11, 2019, the Company issued a press release and filed a current report on Form 8-K with the SEC announcing that it has received the NYSE notice. On January 15, 2019, the Company notified the NYSE that it intends to cure the price deficiency and to return to compliance with the continued listing standards.

The Company can regain compliance (and therefore avoid delisting) during the six-month cure period from the NYSE’s notification, which would require that on the last trading day of any calendar month during such period the closing price of the Class A Common Stock is at least $1.00 per share and the average closing price of Class A Common Stock is at least $1.00 per share over the consecutive 30 trading-day period ending on the last trading day of such month. During this period, the Class A Common Stock will continue to be traded on the NYSE, subject to compliance with other continued listing standards.

Delisting of the Class A Common Stock from the NYSE could have material, adverse effects on our business, financial condition and Common Stock. The Board of Directors submits the Reverse Stock Split Amendments to shareholders for approval with the primary intent of increasing the price per share of Class A Common Stock to cure the price deficiency and return to compliance with this listing requirement. As of January 30, 2019, the average closing price per share of Class A Common Stock during the consecutive 30 trading-day period then ended was $0.72.

In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Class A Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make Class A Common Stock a more attractive and cost-effective investment for many investors, including by broadening the pool of investors that may be interested in investing in the Company, which may enhance the liquidity of Class A Common Stock for our shareholders.

We also believe that the Reverse Stock Split Amendments will provide the Company and its shareholders with other benefits. Currently, the fees we pay to list shares of Class A Common Stock on the NYSE are based on the number of such shares we have outstanding. Also, the fees we pay for custody and clearing services and the fees we pay to the SEC to register securities for issuance are frequently based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

We have provided that the Reverse Stock Split Amendments, if and when effected, will become effective as to both Class A Common Stock and Class B Common Stock at the same Final Reverse Stock Split Ratio so that any shareholder’s percentage ownership interest in us and proportionate voting power will remain the same, except to the extent that the Reverse Stock Split would result in any holder of Class A Common Stock or Class B Common Stock receiving cash in lieu of fractional shares. In no event will the Reverse Stock Split Amendments occur with respect to only Class A Common Stock or only Class B Common Stock.

Other Considerations

Reducing the number of outstanding shares of Class A Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the market price of Class A Common Stock. However, other factors, such as our financial results, prospects, market conditions and the market perception of our business may adversely affect the market price of Class A Common Stock. As a result, even if the Reverse Stock Split is effected, it may not result in the intended benefits described above, including compliance with the NYSE listing requirements, the market price of Class A Common Stock may not increase following the Reverse Stock Split or even if it does, the market price of Class A Common Stock may decrease in the future. Additionally, the market price per share of Class A Common Stock after the Reverse Stock Split may not increase in proportion to the decrease in the number of shares of Class A Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of Class A Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In addition, the Reverse Stock Split would likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who own odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a Reverse Stock Split may not achieve all of the desired results discussed above.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

If approved and effected, the Reverse Stock Split Amendments as set forth in the Final Certificate of Amendment will become effective at the Effective Time as to both Class A Common Stock and Class B Common Stock at the same Final Reverse Stock Split Ratio. In no event will the Reverse Stock Split Amendments occur with respect to only Class A Common Stock or only Class B Common Stock.

The Restated Certificate of Incorporation provides that, with respect to all matters upon which shareholders are entitled to vote or to give consent, each share of Class B Common Stock generally is entitled to ten votes and each share of Class A Common Stock is entitled to one vote and that one share of Class B Common Stock may, at any time, at the option of the holder thereof, be converted into one share of Class A Common Stock. The Reverse Stock Split Amendments will be effected as to both Class A Common Stock and Class B Common Stock at the same Final Reverse Stock Split Ratio in the event the Reverse Stock Split is effected and the Reverse Stock Split will affect all holders of Class A Common Stock and Class B Common Stock uniformly (with holders of Class A Common Stock being entitled to receive shares of Class A Common Stock, and holders of Class B Common Stock being entitled to receive shares of Class B Common Stock) and will not affect any shareholder’s percentage ownership interest in us or proportionate voting power, except to the extent that the Reverse Stock Split would result in any holder of Class A Common Stock or Class B Common Stock receiving cash in lieu of fractional shares. As described below under “Fractional Shares”, holders of Class A Common Stock or Class B Common Stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will receive a cash payment from our exchange agent in lieu of such fractional shares.

The principal effects of the Reverse Stock Split will be that, based on the Final Reverse Stock Split Ratio:

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10, 15, 20 or 25 issued shares (including treasury shares) of Class A Common Stock will be combined into one share of Class A Common Stock, and 10, 15, 20 or 25 issued shares (including treasury shares) of Class B Common Stock will be combined into one share of Class B Common Stock;

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the aggregate number of equity-based awards that remain available to be granted under the Existing Plan (or, if Proposal 3 in this Proxy Statement relating to the approval of the Amended Plan is approved by our shareholders, the Amended Plan) will be decreased proportionately;

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proportionate adjustments will be made to the per-share exercise price, share-based vesting criteria and the number of shares issuable upon the exercise of our outstanding stock options, as well as to the number of shares that would be owned upon vesting and settlement of restricted stock units and other equity-based awards, which will result in approximately the same aggregate price that would have been required to be paid upon exercise of such options, as well as the same value of shares that would have been owned upon vesting and settlement of such restricted stock units and other equity-based awards, as compared to immediately preceding the Reverse Stock Split; and

●	the number of authorized shares of Class A Common Stock and Class B Common Stock will correspondingly be decreased.

After the Effective Time, Class A Common Stock and Class B Common Stock will each have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which numbers are used to identify our equity securities, and stock certificates with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

The Reverse Stock Split is not intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Exchange Act. Implementing the Reverse Stock Split would not reasonably likely result in, or would not have a purpose to produce, a going private effect.

We expect that our transfer agent will act as the exchange agent for the purposes of implementing the Reverse Stock Split. However, we may decide at a later time to utilize another agent.

Beneficial Holders of Common Stock. Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and making payment for fractional shares. If a shareholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock. Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with the transfer agent, they will be sent a Direct Registration Statement by the exchange agent after the Effective Time and a check reflecting any cash payment from the exchange agent in lieu of fractional shares following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock. Shareholders of record at the Effective Time holding shares of Common Stock in certificated form (the “Old Certificates”) will be sent a transmittal letter by the exchange agent after the Effective Time and, following the determination by the Board of Directors, these holders will receive in exchange for their Old Certificates either (i) registered shares in book-entry form or (ii) new certificates (the “New Certificates”), in each case representing the appropriate number of whole shares of Class A Common Stock and/or Class B Common Stock following the Reverse Stock Split and a check reflecting any cash payment from the exchange agent in lieu of fractional shares.

The letter of transmittal will contain the necessary materials and instructions on how a shareholder should surrender his, her or its Old Certificates representing shares of Common Stock to the exchange agent. No registered shares in book-entry form or New Certificates will be delivered to a shareholder until the shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the exchange agent. Shareholders will then receive either a statement reflecting the shares in book-entry form registered in their accounts or New Certificates representing the number of whole shares of Common Stock for which their shares of our Common Stock were combined as a result of the Reverse Stock Split.

Until surrendered, outstanding Old Certificates will only represent the number of whole shares of Class A Common Stock and/or Class B Common Stock following the Reverse Stock Split to which the shares formerly represented by the Old Certificate were combined into as a result of the Reverse Stock Split. Shareholders must exchange their Old Certificates with respect to Class A Common Stock in order to effect transfers or deliveries of shares on the NYSE.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged, based upon the determination by the Board of Directors, for registered shares in book-entry form or New Certificates.

If any certificates or shares held in book-entry form bear a restrictive or other legend, the registered shares in book-entry form or New Certificate will bear the same legend. If a shareholder is entitled to a payment in lieu of any fractional share interest, the payment will be made as described below under “Fractional Shares”.

Shareholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect of the Reverse Stock Split on Holders of Series A Preferred Stock and Series B Preferred Stock Purchase Rights

The proposed amendments to the Restated Certificate of Incorporation will not affect the Company’s 7.625% Series A Preferred Stock or the Depositary Shares representing 1/1,000th of a share of such Series A Preferred Stock.

If and when the Reverse Stock Split is effected, the number of Preferred Stock Purchase Rights, representing the right to purchase from the Company 1/10,000th of a share of Series B Junior Preferred Stock issuable pursuant to the Rights Agreement, dated as of August 14, 2008, as amended by Amendment No. 1 thereto, dated as of January 11, 2018, by and between the Company and Computershare Trust Company, N.A., as Rights Agent (as successor to National City Bank), will contemporaneously be decreased in proportion to the Final Reverse Stock Split Ratio in accordance with Section 11 of such Agreement.

The Company has authorized 100,000 shares of Preferred Stock for issuance, of which 5,600 shares of 7.625% Series A Preferred Stock have been issued as of January 30, 2019. The Reverse Stock Split will not affect the authorized number of shares of Preferred Stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split Amendments. Shareholders who would otherwise hold fractional shares because the number of shares of Class A Common Stock and/or Class B Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Final Reverse Stock Split Ratio will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares as described below. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

In lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of Common Stock shall be issued to the transfer agent for the Common Stock, as exchange agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them (together with the corresponding Series B Preferred Stock Purchase Rights). The sale of all fractional interests will be effected by the exchange agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Class A Common Stock at the time of sale. For the purposes of, and immediately prior to, any such sale, any fractional shares of Class B Common Stock, on instructions from the Company, will be converted into the same number of shares of Class A Common Stock pursuant to the Restated Certificate of Incorporation. After such sale and upon the surrender of the shareholders’ stock certificates, if any, the exchange agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests. By voting in favor of the approval and adoption of the Reverse Stock Split Amendments as set forth in the Form of Certificate of Amendment, shareholders will also have approved and expressly authorized the treatment of fractional shares set forth above.

After the Reverse Stock Split, a shareholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

In the case of any shares issuable pursuant to outstanding equity-based awards made under any of the Company’s equity-based plans and arrangements, any fractional shares that would otherwise result from the Reverse Stock Split adjustments described above will be eliminated through rounding or as otherwise determined by the Compensation Committee of the Board of Directors in accordance with the terms of such equity-based plans and arrangements.

Authorized Shares

If and when the Reverse Stock Split is effected, the number of authorized shares of Class A Common Stock and Class B Common Stock will contemporaneously be decreased in proportion to the Final Reverse Stock Split Ratio. Reverse Stock Split Amendments A, B, C or D set forth above will decrease the number of authorized shares of Class A Common Stock from 400,000,000 to 40,000,000, 26,666,667, 20,000,000 or 16,000,000, respectively, and the number of authorized shares of Class B Common Stock from 60,000,000 to 6,000,000, 4,000,000, 3,000,000 or 2,400,000, respectively.

As a result of the decrease in authorized shares of Class A Common Stock and Class B Common Stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares of Common Stock to shares of Common Stock authorized and issued (or reserved for issuance, including the treasury shares) would be maintained as of the Effective Date (except for any changes as a result of the treatment of fractional shares). If the Reverse Stock Split is abandoned or deemed to be abandoned by the Board of Directors, the decrease in the number of authorized shares will also be abandoned or deemed to be abandoned by the Board of Directors.

The Reverse Stock Split will not affect the authorized number of shares of Preferred Stock. See “Effect of the Reverse Stock Split on Holders of Series A Preferred Stock and Series B Preferred Stock Purchase Rights” above.

Accounting Matters

The proposed Reverse Stock Split Amendments will not affect the par value per share of Class A Common Stock or Class B Common Stock, each of which will remain at $0.01. As a result, as of the Effective Time, the stated capital attributable to Class A Common Stock and Class B Common Stock on our balance sheet will be decreased proportionately based on the Final Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; therefore, total stockholders’ equity deficit will remain unchanged as a result of the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Class A Common Stock and Class B Common Stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our Common Stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, “qualified foreign pension funds,” partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

Each holder of our Common Stock should consult its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders”. A “U.S. holder” is a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or a trust or estate the income of which is subject to U.S. federal income taxation regardless of its source. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to a cash payment from the exchange agent in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. A U.S. holder who receives a cash payment from the exchange agent in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to the fractional share of our Common Stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. holders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and the holding period of, our Common Stock.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of a cash payment from the exchange agent in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders”. A non-U.S. holder is a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, except as described below with respect to a cash payment from the exchange agent in lieu of fractional shares, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. Any gain recognized with respect to a cash payment received from the exchange agent in lieu of a fractional share will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the relevant taxable year and certain other conditions are met or (c) the gain is subject to tax pursuant to the “FIRPTA” rules discussed below. A non-U.S. holder described in (a) above will be subject to tax on such gain in the same manner as if such non-U.S. holder were a United States person as described in the Code, and, if such non-U.S. holder is a corporation, such gain may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in (b) above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on such gain, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are currently a “United States real property holding corporation” for U.S. federal income tax purposes.

If we are, or have been at any time during the shorter of (i) the five-year period preceding the recognition of any gain with respect to any cash payment received in lieu of a fractional share of our Common Stock (as described below) and (ii) a non-U.S. holder’s holding period for its Common Stock (such shorter period, the “relevant period”), a “United States real property holding corporation,” a non-U.S. holder may be subject to U.S. federal income tax and/or withholding tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to any cash payment received in lieu of a fractional share of our Common Stock. Specifically, except as described below, a non-U.S. holder would generally be subject to U.S. federal income tax on any gain recognized with respect to such cash payment in the same manner as if such non-U.S. holder were a United States person as described in the Code (unless an applicable income tax treaty provides otherwise), although a non-U.S. holder that is a corporation would not be subject to the “branch profits tax” described above on any such gain. In addition, except as described below, a 15% withholding tax may apply to the cash payment received, although the payment would generally be exempt from such withholding tax if the Common Stock held by the non-U.S. holder is of a class that is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market (such as the NYSE, where our Class A Common Stock is currently listed). Furthermore, the non-U.S. holder would generally be required to file a U.S. federal income tax return for the taxable year in which the gain is realized and subject to U.S. federal income tax as a result of our status as a “United States real property holding corporation.”

Notwithstanding the foregoing discussion, a non-U.S. holder will be exempt from U.S. federal income and withholding tax on any cash payment received in lieu of a fractional share of our Common Stock if (i) at any time during the calendar year, any class of our Common Stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market (such as the NYSE, where our Class A Common Stock is currently listed) and (ii) (x) if the Common Stock held by the non-U.S. holder is “regularly traded” on an established securities market, the non-U.S. holder does not actually or constructively own, and has not actually or constructively owned at any time during the relevant period, more than 5% of such regularly traded class of Common Stock or (y) if the Common Stock held by the non-U.S. holder is not “regularly traded” on an established securities market, on the date that the non-U.S. holder acquired such Common Stock it had a fair market value less than or equal to 5% of the fair market value of the regularly traded class of Common Stock.

Non-U.S. holders should consult their own tax advisors about how the FIRPTA rules would apply to them.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash from the exchange agent in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

No Appraisal Rights

Under Delaware law, holders of Class A Common Stock and Class B Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendments.

Interests of Certain Persons in Proposal 5

Certain of our officers and directors have an interest in Proposal 5 as a result of their ownership of shares of Class A Common Stock and/or Class B Common Stock. However, we do not believe that our officers or directors have interests in Proposal 5 that are different from or greater than those of any of our other holders of Class A Common Stock and/or Class B Common Stock.

If Proposal 5 is Not Approved

If Proposal 5 is not approved, we may be unable to maintain the listing of Class A Common Stock on the NYSE, which could adversely affect the liquidity and marketability of Class A Common Stock. See “Purposes of the Reverse Stock Split Amendments” above.

VOTE REQUIRED

Approval of the proposed Reverse Stock Split Amendments requires the affirmative vote of the holders, represented in person or by proxy at the 2019 Annual Meeting, of (1) a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together, (2) a majority in voting power of the outstanding shares of Class A Common Stock entitled to vote thereon, voting as a separate class, and (3) a majority in voting power of the outstanding shares of Class B Common Stock entitled to vote thereon, voting as a separate class.

In determining whether this proposal has received the requisite number of affirmative votes, abstentions will count against the proposed Reverse Stock Split Amendments as set forth in the Form of Certificate of Amendment. Brokers may vote shares with respect to this proposal in the absence of client instructions, and thus there will be no broker non-votes with respect to this proposal.

Mr. Hovnanian and others with voting power over the shares held by the Hovnanian Family and various trusts and entities established for the benefit of the Hovnanian Family have informed the Company that they intend to vote in favor of this proposal.

Our Board of Directors recommends that shareholders vote FOR the approval and adoption of the Reverse Stock Split Amendments as set forth in the Form of Certificate of Amendment.

THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least four times a year and consults with outside compensation consultants as needed to assess industry trends and overall compensation issues. The Committee is governed by its charter, which is available at www.khov.com under “Investor Relations”, “Corporate Governance.”

Areas of Responsibility

The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

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Reviewing and approving, at least annually, the salaries, bonuses and other forms of compensation, including equity grants, for the Company’s senior executives (which include the CEO, the CFO, the COO and the Vice President — Chief Accounting Officer and Corporate Controller (the “CAO”));

●	Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;

●	Participating in the review of compensation of other designated key employees of the Company;

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Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), severance agreements and executive perquisites;

●	Fostering good corporate governance practices as they relate to executive compensation;

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Reviewing, at least annually, as part of the Board of Directors’ oversight responsibilities, the Company’s compensation program and reports from management regarding its assessment of whether there are any compensation risks that are reasonably likely to result in a material adverse effect on the Company (see “Oversight of Risk Management” below); in addition, the Committee regularly considers business and compensation risks as part of its process for establishing performance goals and determining incentive awards for each of the NEOs;

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Reviewing and discussing with management the “Compensation Discussion and Analysis” (the “CD&A”) for inclusion in the Company’s annual proxy statement and annual report on Form 10-K and, based on that review and discussion, determining whether or not to recommend to the Board of Directors that the CD&A be included in the Company’s annual proxy statement; and

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Preparing the compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies.

The Committee’s actions and procedures are discussed in more detail next and further below under “Compensation Discussion and Analysis.”

Compensation Review Process for the Named Executive Officers

The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs, excluding the CEO, whose compensation is determined solely by the Compensation Committee and the Board of Directors.

At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits and discretionary bonus awards, if any, for the NEOs.

In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the CEO and the CFO, rather than relying solely on the Company’s financial performance measures in determining their compensation. These individuals often provide the Committee with insight on the individual performance of executives (other than with respect to themselves), including the achievement of personal objectives, if any. The CEO and CFO are not present for the Committee’s evaluation of their individual performance. The Committee also reviews and analyzes the compensation of the named executive officers of the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”), discussed further below. The Committee may engage outside compensation consultants in relation to various compensation issues. The Committee may also instruct a compensation consultant to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value during a challenging business environment. Notwithstanding any input from compensation consultants and management, the Committee has the sole discretion to make all final decisions related to NEO compensation.

Outside Compensation Consultant

For fiscal 2018, the Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as the Committee’s outside compensation consultant to provide certain services related to executive and non-employee Director compensation. In fiscal 2018, FW Cook assisted the Committee with its review of the Company’s annual bonus, long-term incentive and equity compensation plans for the CEO and other NEOs as well as its review of the compensation program for the non-employee Directors and the Compensation Committee’s compensation risk assessment. FW Cook does not provide any other services to the Company unless approved by the Committee, and no such services were provided in fiscal 2018. After considering the relevant factors, the Company determined that no conflicts of interest have been raised in connection with the services FW Cook performed for the Committee in fiscal 2018.

The Committee’s primary objective in engaging FW Cook has been to obtain advice and feedback related to maintaining programs that provide compensation opportunities for executives within the median range of the competitive homebuilder Peer Group for comparable financial performance. FW Cook also provided assistance to the Committee in fostering an overall compensation program as discussed above.

The Committee weighs the advice and feedback from its compensation consultant and the members of the Board of Directors, as well as the views of, and information gathered by, the members of management it has consulted in conjunction with its review of other information the Committee considers relevant, when making decisions or making recommendations to the full Board of Directors regarding executive compensation.

Board Communication

The Company’s Board of Directors is updated at least quarterly on any compensation decisions or recommendations made by the Committee, and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair

Robert B. Coutts

Edward A. Kangas

Joseph A. Marengi

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended October 31, 2018, the members of the Compensation Committee were Messrs. Weinroth, Coutts, Kangas and Marengi. Each of Messrs. Weinroth, Coutts, Kangas and Marengi is a non-employee Director, was never an officer or employee of the Company or any of its subsidiaries and did not have any relationships requiring disclosure under Item 404(a) of Regulation S-K in this Proxy Statement. None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served on our Board of Directors or our Compensation Committee during fiscal 2018.

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

The Company was limited in its ability to invest in land purchases in fiscal 2016 and 2017 due to significant debt maturities that we were unable to refinance and therefore had to pay at maturity. This reduction of investment has led to a decrease in community count and revenues in fiscal 2017 and 2018, which impacted our overall profitability. In the fourth quarter of fiscal 2016 and in July 2017, we were able to refinance certain of our debt maturities and in fiscal 2018 the Company entered into certain financing transactions which extended our debt maturities. These transactions provided us with the long-term capital needed to implement our strategy to invest in land to grow our business to achieve more significant profitability. However, there is typically a significant time lag from when the Company first controls lots until the time that it opens a community for sale. This timeline can vary significantly from a few months (in a market such as Houston) to three to five plus years (in a market such as New Jersey). Demonstrating the Company’s progress towards growing its community count, the total number of lots controlled increased in the quarter ended October 31, 2018, as compared to the same period of the prior year, which is the fourth consecutive quarter for which we have experienced a year-over-year quarterly increase. We expect continued growth in lots controlled to ultimately lead to community count growth, increased deliveries, revenues and ultimately profit.

Our cash position in fiscal 2018 allowed us to spend $566.8 million on land purchases and land development during fiscal 2018, along with using $211.4 million of cash to pay down debt, and still have $325.6 million of liquidity, including $125 million of availability under our revolving credit facility, as of October 31, 2018. We continue to see opportunities to purchase land at prices that make economic sense in light of our current sales prices and sales pace and plan to continue actively pursuing such land acquisitions. New land purchases at pricing that we believe will generate appropriate investment returns and drive greater operating efficiencies are needed to return to sustained profitability.

Despite our progress on our strategic initiatives and goals in 2018, the historical factors discussed above for fiscal 2016 and 2017 led to a decrease in our community count from 130 at October 31, 2017 to 123 at October 31, 2018, and as a result, for the year ended October 31, 2018 we experienced mixed operating results compared to the prior year. More specifically:

●	Total revenues for fiscal 2018 were $1.99 billion, down 18.8% from $2.45 billion for fiscal 2017;
●	Homebuilding revenues for unconsolidated joint ventures for fiscal 2018 increased 93.0% to $602.7 million compared with $312.2 million for fiscal 2017;
●

During fiscal 2018, the dollar value of net contracts, including unconsolidated joint ventures, decreased 5.1% to $2.39 billion compared with $2.52 billion for fiscal 2017, and the number of net contracts, including unconsolidated joint ventures, decreased 5.9% to 5,586 homes for fiscal 2018 compared to 5,937 homes for fiscal 2017;

●	During fiscal 2018, consolidated deliveries were 4,847 homes compared with 5,602 homes during fiscal 2017, representing a decrease of 13.5%;
●

Contract backlog, including unconsolidated joint ventures, as of October 31, 2018 was $977.3 million for 2,192 homes, which was a decrease of 10.5% and 10.1%, respectively, compared to October 31, 2017;

●

Homebuilding gross margin percentage increased from 13.2% for the year ended October 31, 2017 to 15.2% for the year ended October 31, 2018. Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased to 18.4% compared with 17.2% in fiscal 2017. Homebuilding gross margin percentage, before cost of sales interest expense and land charges, is a non-GAAP measure. See page 44 of the Company’s Annual Report on Form 10-K filed with the SEC on December 20, 2018 for a reconciliation of this measure to homebuilding gross margin percentage, the most directly comparable GAAP measure;

●

During fiscal 2018, total selling, general and administrative expenses were $228.8 million or 11.5% of total revenues, compared with $255.7 million, or 10.4% of total revenues, for fiscal 2017. For fiscal 2018, total selling, general and administrative expenses include a $10.2 million reduction recorded during the fourth quarter of fiscal 2018 to our construction defect reserves as a result of our annual actuarial estimate of our reserves. For fiscal 2017, total selling, general and administrative expenses include a $12.5 million increase recorded during the fourth quarter of fiscal 2017 related to litigation. Excluding these two adjustments, selling, general and administrative costs decreased $4.2 million for the year ended October 31, 2018 as compared to the prior year;

●

Pre-tax income for fiscal 2018 was $8.1 million, compared to pre-tax loss for fiscal 2017 of $45.2 million, which included a $34.9 million loss on extinguishment of debt during fiscal 2017 and a $12.5 million adjustment recorded during the fourth quarter of fiscal 2017 to our construction defect reserves related to litigation; and

●

Total liquidity as of October 31, 2018 was $325.6 million, which was composed of $187.9 million of cash and cash equivalents, $12.7 million of restricted cash required to collateralize letters of credit and $125 million of availability under our secured revolving credit facility. As of October 31, 2017, total liquidity was $473.8 million, which was composed of $463.7 million of cash and cash equivalents, $1.7 million of restricted cash required to collateralize letters of credit and $8.4 million of availability under our unsecured revolving credit facility.

Best Practices

●

Pay-for-Performance: The Compensation Committee ties increases or decreases in overall compensation to the achievement of key performance factors the Board of Directors believes are critical to the Company’s success during that period. For fiscal year 2017, the CEO’s total direct compensation was in the bottom quartile when ranked against the Peer Group and 22.07% below the Peer Group median. No comparison is shown for fiscal 2018 because complete Peer Group chief executive officer compensation data was not available at the time of filing this Proxy Statement.

The Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonuses and hold management accountable for financial performance that falls below targeted levels by paying reduced bonuses. In addition, the periodic long-term incentive programs adopted by the Company have conditioned payouts on the achievement of targets for increasing profitability and EBIT Return on Inventory and lowering or refinancing debt and reducing interest expense over multi-year performance periods. Moreover, in recent years, equity awards for the CEO, CFO and COO have been in the form of MSUs and options, which are tied to stock price performance, and half of the MSU awards have been subject to financial performance conditions (for awards made in fiscal 2018, community count and pre-tax profit levels) in addition to the stock price performance conditions applicable to all of the MSU awards. The rigor of the performance conditions related to the long-term incentive programs and MSU awards is demonstrated by the fact that the 2016 LTIP payout determined in 2018 was only 11.24% of target and certain portions of MSU awards either have been permanently forfeited or have paid out below target as discussed further below.

In recent years, the Committee has determined to weight the Company’s variable compensation programs toward rigorous performance conditions with metrics such as liquidity, shareholder value preservation, debt reduction, alternative capital raises, adjusted EBIT Return on Inventory and gross margin. As context for basing the Company’s compensation programs on these metrics, the Committee considered that at the point at which housing starts were at the lowest levels during the great housing recession in 2009, the Company had written off over $2.5 billion of asset value and as a result was significantly overleveraged. During this period, many homebuilders declared bankruptcy and certain others significantly diluted shareholders via new equity issuances or by selling their companies at extremely low valuations. Hovnanian’s management chose to preserve shareholder value by managing the Company for growth and taking creative steps to refinance and pay down its heavy debt load. From the beginning of 2009, the Company has reduced its debt by almost $1.1 billion. Despite this reduction, the Company is still overleveraged and as a result has a large interest expense burden which causes profitability to be extremely difficult to achieve until such time as the Company grows. However, when measuring pure operating performance by the ratio of adjusted EBIT to inventory, the Company has performed in the top half of its Peer Group for its last three fiscal years and, even though profitability has been a challenge, pre-tax income for fiscal 2018 was $8.1 million, compared to pre-tax loss for fiscal 2017 of $45.2 million. In addition, the Company ranks second highest among its Peer Group in inventory turns and has substantially increased its land position which we expect to lead to delivery and revenue growth and ultimately improved profitability. Given the alternative choices of significant shareholder dilution or significantly reduced profitability, until the Company achieves a profitability level at which it will determine to further reduce debt, the Committee continues to believe it is in its shareholders’ best interest to have management focus on preserving equity value. While total shareholder return for the Peer Group was negative during 2018, we believe the Company’s total shareholder return declined even more than the Peer Group due to our more highly leveraged balance sheet.

CEO Total Direct Compensation vs. Peer Group: The following graph compares the CEO’s total direct compensation to the Peer Group chief executive officer median data for fiscal 2015 through 2017. No comparison is shown for fiscal 2018 because complete Peer Group chief executive officer median data was not available at the time of filing this Proxy Statement. For fiscal year 2017, the CEO’s total direct compensation was in the bottom quartile when ranked against the Peer Group and 22.07% below the Peer Group median. The Committee intended for total direct compensation to be near the median of the Peer Group compensation in years in which the Company performs at median levels compared to the Peer Group.

Hovnanian CEO Total Direct Compensation vs.

Peer Group CEO Median Total Direct Compensation (1)(2)

(1)

Reflects the sum of base salary, actual annual bonus/incentive awards and long-term incentive awards (including the annualized grant date fair value of equity awards and the annualized value of long-term incentive program awards at the target outcome for performance criteria) but excludes all other compensation elements.

(2)	Data shown is based on each Peer Group company’s respective fiscal year, which varies among Peer Group companies and, consequently, may be different than the Company’s fiscal year.

Because the Summary Compensation Table uses accounting constructs to estimate values of long-term equity incentive awards at the time of grant, the Committee does not believe that it adequately measures CEO compensation for the purpose of assessing pay-for-performance alignment. These estimated values can differ significantly from the actual value that is ultimately earned from these awards. For this reason, the Committee also considers realizable pay, which captures the impact of the Company’s current share price performance on previously granted long-term incentive awards by valuing equity awards based on the fiscal year-end stock price. As such, realizable compensation helps the Committee assess the alignment of the Company’s compensation programs with the interests of its shareholders.

The following chart compares the Summary Compensation Table values reported for the CEO for the fiscal years indicated to his realizable compensation for the same time period. As demonstrated by the chart, because the Summary Compensation Table reflects awards at the fair market value at the grant date, the actual value realized by the CEO upon vesting can differ significantly from the value reported in the Summary Compensation Table depending on the outcome of the Committee’s rigorous performance conditions. For example, the 2014 and 2015 MSU grants are expected to be realized at less than target due to the impact of the stock price performance multiplier and half of the 2014 MSU grant has been permanently forfeited for the same reason. Similarly, 50% of the CEO’s 2013 stock options, which would have been reflected in his realizable pay in 2015, were forfeited since the financial performance condition was not met. The other 50% of the CEO’s 2013 stock options, which would have been reflected in his realizable pay in 2015, were underwater due to stock price performance.  For 2018, the realizable pay shown for the CEO is significantly lower than the amount reported in the Summary Compensation Table in large part due to the decline of the Company’s stock price between the grant date for the 2018 LTIP and equity awards and the end of the fiscal year.

Hovnanian CEO Summary Compensation Table Pay vs. Realizable Pay ($ `000)

(1)

Reflects the three-year average (for the fiscal year indicated and the two preceding fiscal years) of base salary, actual annual bonus/incentive awards, the value of long-term equity incentive awards based on the closing trading price of the Company’s Class A Common Stock on the NYSE on the last trading day of the applicable fiscal year and other direct compensation elements (such as perquisites and other personal benefits) but excludes indirect compensation elements (such as life insurance premiums, Company contributions to 401(k) and non-qualified deferred compensation accounts and above-market earnings on deferred compensation). For completed performance cycles, the calculation is based on the actual number of shares earned. For uncompleted performance cycles, the calculation assumes the target number of shares is earned.

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Emphasis on Long-Term Value Creation and Retention: The Committee seeks to align the interests of management with the long-term interests of the Company’s shareholders by granting a significant portion of their total compensation in the form of equity awards that increase or decrease in value as the Company’s financial performance and stock price improve or decline. The Committee also seeks to retain management by using compensation methods that require executives to be employed through various performance periods in order to receive financial benefits of certain equity grants.

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Maintaining an Appropriate Peer Group: To develop compensation programs that retain and attract executive talent with industry-specific knowledge, in constructing the Peer Group described below, the Committee selected those companies that compete directly with the Company in the homebuilding industry, are of comparable complexity in operations to the Company and are generally in the markets in which the Company competes. The Committee feels that it is important to compare the Company to others in the homebuilding industry, even if certain of these peers have different financial profiles, because the Company competes with homebuilding industry peers for executive talent with industry-specific knowledge and experience. Further, the Company competes directly in all of its markets with most of the Peer Group companies for customers, land and trade partners. In some markets, the Company is larger than some of the Peer Group companies even though it may be smaller nationally. The Committee reviews the composition of the Peer Group on an annual basis and makes adjustments, if needed. For 2018, the Peer Group was adjusted to add TRI Pointe Group, Inc. in connection with the removal of CalAtlantic Group, Inc. due to its acquisition by Lennar Corporation. The Committee reviews the executive compensation of the Peer Group companies and seeks to award target total direct compensation opportunity (the sum of base salary, annual bonus/incentive awards and the annualized value of long-term incentive awards at target) for our NEOs near the median of the Peer Group, with variation in actual compensation earned both above and below the median, depending on performance.

●

No Employment Agreements with CEO or CFO: The Company does not maintain employment or other agreements for our CEO or CFO that provide contractual rights upon termination of employment (other than upon death or disability) except for the vesting of long-term incentive and equity-based awards in the case of retirement or in connection with a qualifying termination in the case of a change in control. The Company does have change in control severance agreements with the COO and the CAO as discussed in footnotes 5 and 6 to the Potential Payments Upon Termination or Change-in-Control Table.

●	No Excise Tax Gross-Ups or Defined Benefit Pension Plans for Any NEO.

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Maintenance and Monitoring of Stock Ownership Guidelines: The Board of Directors has established stock ownership guidelines pursuant to which the CEO, CFO and COO are requested to achieve and maintain recommended minimum levels of stock ownership as set forth below under “Stock Ownership Guidelines.”

●

Perquisites: In addition to typical medical, dental and life insurance benefits, the Company provides its NEOs certain other perquisites, such as an auto allowance, which recognize their requirement to travel to various company locations. Personal use of Company automobiles and its fractional aircraft share, reimbursement for country club dues and personal income tax preparation services are limited to the CEO. There are no tax gross-ups on any of our perquisites.

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Clawback Policy: In addition to the statutory CEO and CFO reimbursement requirements under the Sarbanes-Oxley Act of 2002, it is the Company’s policy that, if we are required to restate our financial results due to material noncompliance by the Company with any financial reporting requirement under the securities laws as a result (directly or indirectly) of an executive officer’s misconduct, the Board of Directors will require, at its discretion and approval, the reimbursement and/or cancellation of any incentive-based compensation (including stock options awarded as compensation) in excess of the amount that would have been awarded based on the restated financial results. This policy applies to cash and equity incentive-based compensation awarded to the executive officer during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on erroneous data.

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Investor Engagement: During fiscal 2018, the Company conducted proactive investor outreach programs, including having its executives attend four investor conferences as well as other meetings with the investment community and meeting by teleconference or in person with more than 145 investors either one-on-one or in small groups. As a result, the Company’s executives met with institutional holders representing approximately 80% of shares held by our top ten shareholders that are actively managed funds. The executives that participated in these investor outreach programs included Mr. Hovnanian and Mr. Sorsby, who are also members of the Board of Directors, and who reported their findings from the investor feedback to the Board of Directors. None of these investors raised concerns about the Company’s compensation practices during such meetings.

Compensation Decisions for Fiscal 2018

The Committee’s compensation decisions for fiscal 2018 reflected a conservative approach to fixed pay elements (base salary), the achievement of pre-established goals (annual bonuses) and long-term awards.

●

Base Salaries: For fiscal 2018, the Committee approved a 3.0% base salary increase for each of the CEO and CAO and a 3.7% base salary increase for the CFO in consideration of their individual performance and in line with the Company’s ordinary course merit-based salary and cost of living increase practices. These increases in base salary were effective December 16, 2017. The COO’s base salary was increased by 7.7% effective December 16, 2017 as required by the terms of his letter agreement. See “Details of Compensation Elements—Base Salaries” below for additional information on base salaries and “COO Letter Agreement” below for additional information related to the COO’s letter agreement.

●

Regular Annual Bonuses: Consistent with the achievement of specified financial or personal objectives, fiscal 2018 annual bonuses were paid to all NEOs. Additional details are described under “Details of Compensation Elements—Annual Bonuses—Regular Bonuses” below.

●	Discretionary Bonuses: The Committee did not award discretionary bonuses to any NEO for fiscal 2018.

●

Long-Term Awards, including stock options, MSUs and participation in the Long-Term Incentive Program described below: As further described under “Details of Compensation Elements – Stock Grants”, for fiscal 2018, the Committee granted MSUs to the CEO, CFO and COO. The Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all of the MSU awards. These financial performance-based MSUs will not vest unless the specific financial performance conditions described below under “Details of Compensation Elements—Stock Grants” are met. The Committee also granted each of the CEO and CFO 250,000 stock options with all of the stock options having an exercise price set 25% above the closing stock price on the grant date to provide an incentive linked with increased shareholder value as these executives have more significant responsibility for the Company’s long-term strategy as compared to the other NEOs, as described further below under “Details of Compensation Elements—Stock Grants.” As in prior years, the CAO received an annual stock option grant, with a right to receive all or a portion of the grant in RSUs rather than options.

2. COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.

As context for setting the Company’s compensation programs, the Committee considered the Company’s strategic goals. As such, the Committee has weighted the Company’s variable compensation programs toward rigorous performance conditions with metrics such as liquidity, shareholder value preservation, debt reduction, alternative capital raises, adjusted EBIT Return on Inventory and gross margin. In setting compensation, the Committee considered that from the beginning of 2009, the Company has reduced its debt by almost $1.1 billion, a significant achievement with respect to one of its most substantial goals over the last ten years but still has a significant debt burden. At the point at which housing starts were at the lowest levels during the great housing recession in 2009, the Company had written off over $2.5 billion of asset value and as a result was significantly overleveraged. During this period, many homebuilders declared bankruptcy and certain others significantly diluted shareholders via new equity issuances or by selling their companies at extremely low valuations. Hovnanian’s management chose to preserve shareholder value by managing the Company for growth and taking creative steps to refinance and pay down its heavy debt load. Despite its over $1.1 billion reduction in debt since 2009, the Company is still overleveraged and as a result has a large interest expense burden which causes profitability to be extremely difficult to achieve until such time as the Company grows. However, when measuring pure operating performance by the ratio of adjusted EBIT to inventory, the Company has performed in the top half of its Peer Group for its last three fiscal years and, even though profitability has been a challenge, pre-tax income for fiscal 2018 was $8.1 million, compared to pre-tax loss for fiscal 2017 of $45.2 million. In addition, the Company ranks second highest among its Peer Group in inventory turns and has substantially increased its land position which we expect to lead to delivery and revenue growth and ultimately improved profitability. Given the alternative choices of significant shareholder dilution or significantly reduced profitability, until the Company achieves a profitability level at which it will determine to further reduce debt, the Committee continues to believe it is in its shareholders’ best interest to have management focus on preserving equity value. While total shareholder return for the Peer Group was negative during 2018, we believe the Company’s total shareholder return declined even more than the Peer Group due to our more highly leveraged balance sheet.

The six primary objectives that the Committee considers in making compensation decisions are discussed below, as are our other philosophies and mechanisms for determining compensation. In making compensation-related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program

The Company’s primary objectives for compensating its executives are as follows:

1.	To fairly compensate its executives in a manner that is appropriate with respect to their individual performance, level of responsibilities, abilities and skills;

2.	To offer compensation that guides, motivates, retains and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals;

3.	To align the executives’ interests with the interests of our shareholders;

4.

To maintain competitive pay opportunities for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive;

5.	To appropriately design the reward system in the context of a challenging business environment; and

6.	Not to incentivize a level of risk through its compensation plans that is reasonably likely to have a material adverse effect on the Company.

Tailored Compensation

Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the unique roles played by each of the NEOs. The Committee seeks to individually tailor their compensation packages to align their pay mix and pay levels with their contributions to, and positions within, the Company. For example:

●

CEO, CFO and COO: Because the CEO, CFO and COO make executive decisions that influence the direction, stability and profitability of the Company, their overall compensation is intended to strongly align with the Company’s strategic goals and objective financial measures of the Company.

●

CAO: The CAO, Mr. Brad O’Connor, has less direct responsibility for the Company’s strategic decisions and direction. Therefore, overall compensation for Mr. O’Connor reflects both objective financial measures of the Company and the attainment of personal objectives (as determined by the Committee, which may consult with the CFO, CEO and other members of senior management regarding these determinations).

Variable Incentive Compensation

The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives), the value of which reflects the Company’s strategic, financial and stock performance. For the CAO, the variable incentive compensation element also includes personal performance objectives.

For all NEOs, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards in special circumstances as described below under “Details of Compensation Elements—Annual Bonus—Discretionary Bonuses.”

Peer Group Considerations

As context for setting the compensation levels for the CEO, CFO and COO in fiscal 2018, the Committee considered the compensation levels and practices of its Peer Group companies. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies:

Beazer Homes USA, Inc.	M.D.C. Holdings, Inc.	Taylor Morrison Home Corporation
D.R. Horton, Inc.	Meritage Homes Corporation	Toll Brothers, Inc.
KB Home	NVR, Inc.	TRI Pointe Group, Inc.
Lennar Corporation	Pulte Group, Inc.

Due to the merger of Lennar Corporation with CalAtlantic Group, Inc., TRI Pointe Group, Inc. was added to the Peer Group for fiscal 2018 as the next closest comparable company. The Committee, in consultation with the Committee’s compensation consultant, FW Cook and management, selected the companies in the Peer Group because of their comparable industry profiles. In particular, to retain and attract executive talent with industry-specific knowledge, in constructing the Peer Group, the Committee selected those companies that compete directly with the Company in the homebuilding industry, are of comparable complexity in operations to the Company and are generally in the markets in which the Company competes. The Committee feels that it is important to compare the Company to others in the homebuilding industry, even if certain of these peers have different financial profiles, because the Company competes with homebuilding industry peers for executive talent with industry-specific knowledge and experience. Further, the Company competes directly in all of its markets with most of the Peer Group companies for customers, land and trade partners. In some markets, the Company is larger than some of the Peer Group companies even though it may be smaller nationally. The Committee will continue to review the appropriateness of the Peer Group composition. For the CAO, the Committee places equal or greater weight on its consideration of internal pay equity, an evaluation of individual performance contributions and other factors described in detail below.

The Committee relies on Peer Group comparisons for the CEO, CFO and COO and intends for Total Direct Compensation and the level of variable compensation realized to align with the median level of the Peer Group compensation in years when the Company performs at median levels compared to the Peer Group. Because of the limited compensation data reported for the chief accounting officer position by companies in the Peer Group, the Committee also reviews broad-based compensation survey data for the compensation of the CAO and considers internal pay relationships. The Committee does not consider the specific participants included in broad-based compensation survey data to be a material factor in its reviews. The Committee reviewed broad-based survey data in fiscal 2018 to assess current market trends with respect to compensation for the position held by the CAO.

Consideration of Market Conditions

In determining overall compensation for all the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during challenging market conditions. In addition, in establishing compensation levels, the Committee takes into consideration market pressures, both within and outside of the homebuilding industry.

As an example of the Committee’s consideration of market conditions at the time of setting bonus formulas, for the reasons discussed above in the second paragraph of “Compensation Philosophy and Objectives,” for fiscal 2018, the Committee sought to emphasize EBIT, liquidity, total revenue and the completion of alternative capital raises, each of which were components of the CEO and CFO’s fiscal 2018 bonus formulas. In addition, the Committee determined that 50% of the MSUs granted to the CEO, CFO and COO would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. These financial performance-based MSUs will not vest unless the Committee determines that the Company has achieved specified levels of community count at the end of fiscal 2020 and pre-tax profit in fiscal 2020, as discussed below.

Say-on-Pay and Say-on-Frequency Votes

The Board of Directors thoughtfully considers the opinions expressed by shareholders through their votes, periodic meetings and other communications, and believes that shareholder engagement leads to enhanced governance practices. During fiscal 2018, the Company conducted proactive investor outreach programs, including having its executives attend four investor conferences as well as other meetings with the investment community and meeting by teleconference or in person with more than 145 investors either one-on-one or in small groups. As a result, the Company’s executives met with institutional holders representing approximately 80% of shares held by our top ten shareholders that are actively managed funds. None of these investors raised concerns about the Company’s compensation practices during such meetings. Additionally, the Company periodically engages investors to discuss specific matters of importance to shareholders. The Company will continue to proactively engage shareholders and consider their concerns.

In addition, the Committee considered the result of the 2018 advisory, non-binding “say-on-pay” proposal in connection with the discharge of its responsibilities. A substantial majority of our shareholders (96.5% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) approved the compensation of our named executive officers for fiscal 2017 described in our proxy statement for the 2018 Annual Meeting of Shareholders. The Committee views this level of shareholder support as an affirmation of our current pay philosophy and, as a result, no significant substantive changes were made to the structure of our executive compensation pay programs for fiscal 2018. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2017 Annual Meeting of Shareholders at which a substantial majority of our shareholders (99.4% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every year, the Board of Directors decided that the Company would hold an advisory vote on the compensation of named executive officers every year.

3. FISCAL 2018 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance

There are five main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.	Base salaries;

2.	Annual bonuses;

3.	Stock grants (for example, stock option, MSU and restricted stock unit (“RSU”) awards);

4.	Long-Term Incentive Programs (“LTIPs”) (described below) (payable in both cash and stock); and

5.	Other employee benefits, including limited perquisites.

Compensation Mix

Hovnanian CEO Pay Mix

Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, annual bonuses, stock grants and LTIP awards) opportunity consists of variable compensation – that is, the compensation ultimately realized is dependent on either Company or individual performance. Of the elements of Total Direct Compensation, base salary is fixed compensation, while annual bonuses, stock grants and LTIP awards are variable compensation. An important part of each NEO’s compensation package consists of equity awards, the ultimate realizable value of which is tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value.

The Committee intended for variable compensation to represent a significant percentage of the Total Direct Compensation opportunity for all NEOs and, in fiscal 2018, variable compensation represented 85.7% of the CEO’s Total Direct Compensation opportunity, an increase from 80.4% in fiscal 2017. In addition, the Committee intended for Total Direct Compensation and the level of variable compensation realized to align with the median level of the Peer Group compensation in years when the Company performs at median levels compared to the Peer Group. As further described below under “Details of Compensation Elements—Stock Grants”, for fiscal 2018, the Committee granted the CEO, CFO and COO MSUs and granted the CAO stock options, with the right to receive all or a portion of the grant in RSUs rather than options. The Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. The Committee also granted stock options to the CEO and CFO with all of such stock options having an exercise price set 25% above the closing stock price on the grant date. As a result, the CEO and CFO will not realize any value from these options unless the Company’s stock price improves by at least 25%.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which may include stock option, MSU, RSU and/or LTIP awards. Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Long-term compensation is intended to foster long-term commitment by the executive, employee-shareholder alignment and improved long-term shareholder value. In fiscal 2018, the Committee adopted a LTIP for the NEOs and other key senior executives of the Company, as discussed below.

4. DETAILS OF COMPENSATION ELEMENTS

Base Salaries

Base salaries are intended to reward executives for their day-to-day contributions to the Company. The Committee believes that base salaries within the competitive median range are necessary to retain the Company’s executive talent pool, and it set the fiscal 2018 base salaries of the NEOs at a level it believed to be necessary to retain such executive officers’ services. Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on factors that may include individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions in the Company’s Peer Group or broad-based compensation survey data if comparable data were unavailable from the Peer Group companies, as well as other factors, such as cost of living increases and internal pay relationships with other executives. In fiscal 2018, the CEO and CAO each received a 3.0% salary increase in consideration of his individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices. Additionally, the Committee increased the CFO’s salary to $700,000, a 3.7% salary increase, in light of the CFO’s position as a key member of the senior executive team and in line with the Company’s ordinary course merit-based and cost of living salary increase practices. Pursuant to the terms of his letter agreement, the Committee increased the COO’s fiscal 2018 annual base salary by 7.7%. Based on discussions with FW Cook and Peer Group market data gathered by management, the Committee determined that, including these adjustments, the base salaries for the NEOs are within the competitive range necessary to retain the executive officers’ services.

Annual Bonuses

Regular Bonuses

The Company provides each of the NEOs with an opportunity to earn annual bonuses, which are intended to reward executives for the attainment of short-term financial objectives and, in the case of Mr. O’Connor, individual performance objectives, and for which the relevant metrics and formula are assessed annually. Fiscal 2018 annual bonus awards were made pursuant to the Company’s Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”), which is a shareholder-approved plan.

The Committee has discretion under the Short-Term Incentive Plan to reduce or eliminate the amount of any bonus amounts payable to any participant based on performance or any other factors the Committee deems appropriate. Under the Short-Term Incentive Plan, the maximum bonus paid to any participant with respect to a fiscal year cannot exceed the greater of $15 million and 2.5% of the Company’s income before income taxes, as reported in its audited consolidated financial statements for that fiscal year. Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent.

The following description provides detail as to the determination of each NEO’s fiscal 2018 annual bonus and the reasons the Committee feels that the incentive compensation paid to the NEOs is appropriate. Due to the reduced amount of realized compensation in the last several years as compared to more profitable years and the large percentage of the long-term compensation paid in the form of MSUs and options, all bonuses for fiscal 2018 were paid 100% in cash.

●

CEO and CFO: As context for setting the Company’s compensation programs, the Committee considered that at the point at which housing starts were at the lowest levels during the great housing recession in 2009, the Company had written off over $2.5 billion of asset value and as a result was significantly overleveraged. During this period, many homebuilders declared bankruptcy and certain others significantly diluted shareholders via new equity issuances or by selling their companies at extremely low valuations. Hovnanian’s management chose to preserve shareholder value by managing the Company for growth and taking creative steps to refinance and pay down its heavy debt load. From the beginning of 2009, the Company has reduced its debt by almost $1.1 billion. Despite this reduction, the Company is still overleveraged and as a result has a large interest expense burden which causes profitability to be extremely difficult to achieve until such time as the Company grows. However, when measuring pure operating performance by the ratio of adjusted EBIT to inventory, the Company has performed in the top half of its Peer Group for its last three fiscal years and, even though profitability has been a challenge, pre-tax income for fiscal 2018 was $8.1 million, compared to pre-tax loss for fiscal 2017 of $45.2 million. In addition, the Company ranks second highest among its Peer Group in inventory turns and has substantially increased its land position which we expect to lead to delivery and revenue growth and ultimately improved profitability. Given the alternative choices of significant shareholder dilution or significantly reduced profitability, until the Company achieves a profitability level at which it will determine to further reduce debt, the Committee continues to believe it is in its shareholders’ best interest to have management focus on preserving equity value. While total shareholder return for the Peer Group was negative during 2018, we believe the Company’s total shareholder return declined even more than the Peer Group due to our more highly leveraged balance sheet.

●

In light of the Company’s debt levels and debt restructuring activities during fiscal 2017 that resulted in higher interest expense, the pre-tax profit component in the 2017 bonus formula was replaced by a measure based on the Company’s earnings before interest and taxes (“EBIT”). The fiscal 2018 EBIT component of the bonus formulas for the CEO and CFO was based on achieving targeted levels of Company EBIT for fiscal 2018. If the Company’s financial performance exceeded the levels established under the EBIT component of the CEO and CFO’s bonus formulas for fiscal 2018, the Committee could extrapolate the amount of the bonus above these levels. For this purpose, “EBIT” is defined as income (loss) before interest and income tax expense and before income (loss) from unconsolidated joint ventures as reflected on the Company’s audited financial statements plus income (loss) before interest and income tax expense for the Company’s unconsolidated joint ventures as reflected on their respective financial statements for the twelve months ended October 31, 2018, excluding the impact of any items deemed by the Committee to be unusual or nonrecurring items (for example, losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs or gains from debt repurchases). This element directly correlates with the Company’s strategic goal of improving profitability and interest coverage.

●

The Liquidity Balances component of the CEO and CFO’s bonus formulas was based on the number of fiscal 2018 quarter-ends in which Liquidity Balances were at or above $200 million. “Liquidity Balances” are defined as homebuilding cash and cash equivalents plus restricted cash that collateralizes letters of credit plus the available borrowing capacity under the Company’s revolving credit facility. This element of the bonus calculation directly correlates with the Company’s strategic goal of enhancing our liquidity in order to grow the Company in light of our challenges accessing the capital markets.

●

The Total Revenue component of the CEO and CFO’s bonus formulas measured total revenue as reflected on the Company’s audited financial statements plus total revenue for the Company’s unconsolidated joint ventures as reflected on their respective financial statements for the twelve months ended October 31, 2018. This element of the bonus calculation directly correlates with the Company’s strategic goal of growing its operations which is expected to lead to operating leverage and higher profitability.

●

The Alternative Capital Raises component of the CEO and CFO’s bonus formulas measured amounts raised by the Company or its unconsolidated joint ventures from alternative capital sources as determined by the Committee (including, but not limited to, financing by joint ventures, land banking transactions and non-recourse debt, but excluding SEC registered and 144A debt financing transactions) that were closed during fiscal 2018. This element of the bonus calculation directly correlates with the Company’s strategic goal of enhancing our liquidity through innovative sources of additional capital in order to grow the Company in light of our challenges accessing the capital markets.

The CEO and CFO’s bonus formulas are illustrated by the following tables:

Fiscal 2018 EBIT	CEO Bonus*	CFO Bonus*
(in millions)	(thousands)	(thousands)
Less than $200	$ 0	$ 0
$210	$ 250	$ 200
$220	$ 550	$ 310
$230	$ 850	$ 420
$240	$1,150	$ 530
$250	$1,550	$ 680
$260	$1,950	$ 830
$270	$2,350	$ 980
$280	$2,750	$1,130
$290	$3,150	$1,280
$300	$3,550	$1,430

	PLUS

Number of Fiscal 2018 Quarter-Ends with Liquidity Balances At or Above	CEO Bonus*	CFO Bonus*
$200 Million	(thousands)	(thousands)
Less than 2	$ 0	$ 0
2	$350	$200
3	$550	$300
4	$750	$450

	PLUS

Fiscal 2018
Total Revenue	CEO Bonus*	CFO Bonus*
(in millions)	(thousands)	(thousands)
Less than $2,350	$ 0	$ 0
$2,350	$150	$ 75
$2,400	$300	$125
$2,450	$550	$200

	PLUS

Alternative Capital Raises
Closed During Fiscal 2018	CEO Bonus*	CFO Bonus*
(in millions)	(thousands)	(thousands)
$ 0	$ 0	$ 0
$ 50	$100	$ 50
$ 75	$200	$100
$100	$450	$175

*

The bonus is interpolated on a linear basis between the points shown in the tables. If EBIT exceeds $300 million, the EBIT bonus may be extrapolated at the Committee’s discretion, but is subject to the maximum bonus payable under the Short-Term Incentive Plan.

Fiscal 2018 EBIT was between target and maximum but Liquidity Balances, Total Revenue and Alternative Capital Raises results exceeded the maximum. Specifically, fiscal 2018 EBIT as defined under the bonus formulas for the CEO and CFO was $237.1 million, Liquidity Balances at the end of each of the four fiscal 2018 quarters were above $200 million, Total Revenue was $2,598.4 million and Alternative Capital Raises were $222.2 million. As a result, Mr. Hovnanian earned a cash bonus equal to $2,813,150, which represented approximately 53% of Mr. Hovnanian’s maximum potential bonus. Mr. Sorsby earned a cash bonus equal to $1,323,155 which represented approximately 59% of Mr. Sorsby’s maximum potential bonus. As stated above, while total shareholder return for the Peer Group was negative during 2018, we believe the Company’s total shareholder return declined even more than the Peer Group due to our more highly leveraged balance sheet. When measuring pure operating performance by the ratio of adjusted EBIT to inventory, the Company has performed in the top half of its Peer Group for its last three fiscal years and, even though profitability has been a challenge, pre-tax income for fiscal 2018 was $8.1 million, compared to pre-tax loss for fiscal 2017 of $45.2 million. In addition, the Company ranks second highest among its Peer Group in inventory turns and has substantially increased its land position which we expect to lead to delivery and revenue growth and ultimately improved profitability.

●

COO: Prior to his promotion to COO effective November 1, 2016, the COO served as Executive Vice President of Homebuilding Operations, and prior to that, as President of the Phoenix Group, a division of the Company which operates in Arizona, California and Texas. As part of the Company’s leadership transition planning, the Company entered into a letter agreement with the COO (the “COO letter agreement”) pursuant to which it was determined that Mr. Smith’s bonus would continue to be based on the financial results of the Phoenix Group, since he was directly responsible for developing and growing the Phoenix Group into a profitable division within the Company.  Pursuant to the COO letter agreement, the COO’s bonus formula for fiscal 2018 provided for a bonus award equal to a percentage of (1) Phoenix Group Pre-Tax Profit based on achieving targeted levels of Phoenix Group ROI plus (2) a percentage of his base salary based on achieving targeted levels of Phoenix Group Customer Satisfaction plus (3) a percentage of his base salary based on achieving targeted levels of Phoenix Group Mortgage Capture, as illustrated by the table below. See “COO Letter Agreement” below for an additional discussion of the COO letter agreement.

The terms utilized in the COO’s bonus calculation are defined in the COO’s letter agreement. Phoenix Group ROI is defined as Pre-Tax Profit divided by the average inventory balance of the Phoenix Group. Pre-Tax Profit is generally defined as the profit for the Phoenix Group reflecting joint ventures as wholly-owned after profit sharing accrual and the allocation of all applicable business unit overhead(s), plus, if applicable, the allocable portion of title profits for the Phoenix Group after profit sharing accrual and all applicable overheads of the title company and $1,500 per home closed through K. Hovnanian American Mortgage. The average inventory balance for this purpose is calculated as the average balance in the inventory accounts utilizing the last day ending balances of these accounts for each of the five consecutive fiscal quarters ending with the last quarter of the fiscal year. Customer Satisfaction is based on the number of positive responses to customer surveys as further defined in the COO’s letter agreement. Mortgage Capture is calculated based on specified closings as further described in the COO’s letter agreement.

For the COO*

Phoenix Group ROI	Bonus
0.00 – 10.00%	1.375% of Phoenix Group Pre-tax Profit
15.00%	1.650% of Phoenix Group Pre-tax Profit
20.00%	1.925% of Phoenix Group Pre-tax Profit
25.00% or more	2.200% of Phoenix Group Pre-tax Profit

PLUS

Phoenix Group Customer Satisfaction	Bonus
85.00%	11.00% of base salary
88.00%	22.00% of base salary
91.00% or more	33.00% of base salary

PLUS

Phoenix Group Mortgage Capture	Bonus
75.00%	5.50% of base salary
80.00%	11.00% of base salary
85.00% or more	16.50% of base salary

*

The bonus is interpolated on a linear basis between the points shown in the tables, provided that if Phoenix Group ROI is zero or lower, the portion of the bonus award for Customer Satisfaction and Mortgage Capture will be reduced to 50% of the bonus amounts for those categories listed above. The bonus is also subject to the maximum bonus payable under the Short-Term Incentive Plan.

Fiscal 2018 Phoenix Group ROI was 19.86%, Phoenix Group Pre-tax Profit was $89.4 million, Phoenix Group Customer Satisfaction was 90.02% and Phoenix Group Mortgage Capture was 89.30%. As a result, Mr. Smith earned a cash bonus equal to $2,035,878.

●

CAO: The fiscal 2018 incentive opportunity for the CAO was based on a combination of Company performance and individual performance factors that were within his control and that would have a positive impact on the Company. Therefore, the bonus program for the CAO targeted the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives. For fiscal 2018, the total bonus payable under both components combined was capped at the maximum percentage of base salary the CAO could achieve under the personal objectives portion of his bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2018, the cap would be 60% of base salary. If the Company did not achieve positive Pre-tax Profit in fiscal 2018, the cap would be 30% of base salary. The Committee intends to evaluate the cap as the Company’s financial results improve. For this purpose, “ROACE” is defined as “net income” divided by “average common equity” (stockholders’ equity less preferred stock at the beginning of the fiscal year and at the end of each fiscal quarter during the year divided by five). “Net income” used in calculating ROACE is after taxes and preferred dividends, if any (in each case, as reflected on the Company’s financial statements), and excludes land charges.

For the CAO, the bonus formula was both:

(a) Calculation Method – for Achievement of Financial Performance Measure*

ROACE Percentage	Bonus
0%	$0
5%	10% of base salary
10%	20% of base salary
15%	40% of base salary
20% or more	60% of base salary

*

The bonus is interpolated on a linear basis between the points shown in the table. The total bonus payable under both components combined was capped at the maximum percentage of base salary the CAO could achieve under the personal objectives portion of his bonus formula.

AND

(b) Calculation Method – for Meeting Personal Objectives Measure*

Goals	Bonus
Threshold	Up to 20% of base salary
Target	Up to 40% of base salary
Outstanding	Up to 60% of base salary

*

“Threshold,” “target” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, other than the CAO, and are used for internal evaluation purposes only. As stated above, the total bonus payable under both components combined was capped at the maximum percentage of base salary the CAO could achieve under the personal objectives portion of his bonus formula. If the Company achieved positive Pre-tax Profit in fiscal 2018, the cap was 60% of base salary. If the Company did not achieve positive Pre-tax Profit in fiscal 2018, the cap was 30%.

Mr. O’Connor’s fiscal 2018 personal objectives included continuing to participate in industry initiatives related to the adoption of new accounting standards, in particular, the new revenue recognition standard, which was effective for the Company on November 1, 2018; ensuring federal and state deferred tax assets were used effectively and in accordance with federal and state tax laws; leading the Company’s accounting department in preparing and filing all required SEC documents and any transaction-related offering documents; and leading a cross-functional project team to replace financial planning software that is becoming obsolete and must be upgraded. Mr. O’Connor successfully completed these objectives by participating in periodic meetings with other homebuilding industry representatives and public accounting firms to discuss and agree on the interpretation and implementation of the new revenue recognition standard which the company implemented November 1, 2018; successfully coordinating with the Company’s auditors and tax team in their analysis and preparation for fully and properly utilizing the federal and state deferred tax assets as they become available; overseeing the preparation and filing of all required SEC documents and transaction-related offering documents; and leading a cross functional team with respect to an update and replacement of the Company’s financial planning software.

Based on the bonus formula above, actual financial results and the Committee’s determination regarding his personal objectives, Mr. O’Connor did not earn a bonus related to the ROACE metric for fiscal 2018, but he earned a cash bonus for meeting his fiscal 2018 personal objectives in full (the “outstanding” category). Because the Company achieved positive Pre-tax Profit in 2018, Mr. O’Connor received a cash bonus of $222,093 (representing 60% of base salary).

Discretionary Bonuses

The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses and retention rewards. No discretionary bonus awards were granted to the NEOs in fiscal 2018.

Eligibility for One-Time Retention Bonus

In addition, since fiscal 2007, the CEO, CFO and CAO have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year-end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2018, the Company’s ROACE did not meet this threshold, so no retention bonuses were earned for fiscal 2018.

Stock Grants

The Committee may make grants of stock options, stock appreciation rights, MSUs, restricted stock and RSUs, unrestricted shares of stock or stock-based awards settled in cash under the Existing Plan. In fiscal 2018, the Committee awarded both MSUs and stock options with a grant price 25% greater than the stock price on day of grant to the CEO and CFO, MSUs to the COO and fair market value stock options to the CAO. The CAO was eligible to elect to receive RSUs in lieu of stock options but chose to receive stock options.

Equity awards are intended to establish a strong commitment to maintain employment with the Company and to focus on creating long-term shareholder value. Because the ultimate value received by equity award recipients is directly tied to the Company’s stock price, such awards serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Certain of the equity awards also include financial performance conditions, which are intended to incentivize recipients to direct the Company to achieve specified financial performance goals. Additionally, grants under the Existing Plan include vesting and termination provisions that the Committee believes will encourage equity award recipients to remain long-term employees of the Company.

The Committee ultimately approves the size of the grants taking into account the recommendations of the CEO (other than for his own grant) and other criteria as determined by the Committee. The Committee generally targets a specific number of shares rather than a specific share value. This philosophy directly aligns equity grant values with shareholder value since equity values are generally higher when the stock price is increasing and lower when the stock price is decreasing. The Committee will continue to determine the appropriate mix of equity and other award types based on the objectives of the compensation program, the Company’s business needs, the potential dilution impact and the pool of shares remaining available for grant under the Company’s shareholder-approved incentive plans.

Fiscal 2018 Equity Awards

In determining the fiscal 2018 equity awards for the NEOs, the Committee considered, without giving specific weight to any one factor, then-available information on Peer Group equity awards for the NEOs, the anticipated changes in equity award values across industries, the Company’s available share pool and the potential impact on shareholder dilution, the Company’s stock performance, the historical equity awards provided to each NEO, the desire to retain the employment of each NEO and the desire to continue to link a portion of each NEO’s compensation with future Company performance. As previously discussed, the Committee’s outside compensation consultant, FW Cook, also assisted the Committee with respect to its review of the Company’s compensation program for the CEO and other NEOs, including its equity awards. All equity awards granted to NEOs in fiscal 2018 were made in the form of rights to receive shares of Class A Common Stock, except for the CEO, who received his equity awards in the form of rights to receive shares of Class B Common Stock. In making such determination for the CEO, the Committee discussed the various reasons for making awards in Class B Common Stock and considered and evaluated the feedback reported to the Committee by senior human resources personnel about the diligence review thereof, which included discussions with the Company’s senior management and other associates and external parties, such as significant lenders and important suppliers and contractors. Such parties expressed that Hovnanian family ownership and control has high value in that it continues to be important to the Company’s business relationships and to attracting and retaining current and prospective employees, particularly in light of industry acquisitions and consolidation activity which resulted in significant workforce reductions at the companies involved. The Committee also reviewed an independent analysis and valuation of what premium or discount, if any, a Class B Common Stock share would have relative to a Class A Common Stock share, taking into account selected transactions and companies offering dual-class stock. Such analysis found, on average, no premium associated with high voting stock even when such stock retained its high vote status upon a sale, which is in contrast to Class B Common Stock which must be converted to Class A Common Stock upon a sale. After such discussion and review and analysis thereof, the Committee determined that the value to the CEO of receiving Class B Common Stock was equal to the value if he had received Class A Common Stock and that making the CEO’s equity awards in the form of rights to receive shares of Class B Common Stock best served the Company’s and its shareholders’ interests by promoting continuity of direction and management and stability in the Company’s business and employee relationships through Hovnanian family ownership and control, which has been and continues to be critical to the growth and success of the Company. There was a less than 1% change in the percentage of Hovnanian shareholder votes controlled by Ara Hovnanian caused by vesting, in fiscal 2018, of Hovnanian Class B Common Stock awards.

The Committee decided to award MSUs to the CEO, CFO and COO in fiscal 2018 because it believes MSUs provide a clear linkage to shareholder value creation and balance retention and performance objectives while providing more market leverage than time‐vested RSUs (although less market leverage than stock options).

Fifty percent of the MSUs will generally pay out in four equal annual installments, with the first of such installments commencing on the second anniversary of the grant date. The remaining fifty percent of the MSUs are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSUs. For fiscal 2018, these financial performance conditions were based on the Company’s pre-tax profit and community count as further discussed below. If the financial and stock price performance conditions are met, these financial performance-based MSUs pay out in four equal installments with the first installment being paid in January 2021 and the remaining annual installments commencing on the third anniversary of the grant date.

●	CEO: In fiscal 2018, the CEO was granted 600,000 target MSUs, the same target number of MSUs granted last year.

●	CFO: In fiscal 2018, the CFO was granted 170,000 target MSUs, the same target number of MSUs granted last year.

●	COO: In fiscal 2018, the COO was granted 80,000 target MSUs, the same target number of MSUs granted last year.

The number of shares to be delivered at each MSU vesting date, if any, will be determined by multiplying the number of MSUs that become vested on such applicable vesting date by the Stock Performance Multiplier. The “Stock Performance Multiplier” is a percentage calculated by dividing (a) the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date by (b) the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date; except that (i) if such percentage is less than 50%, then the Stock Performance Multiplier will equal zero and no shares will be granted and (ii) if such percentage exceeds 200%, then the Stock Performance Multiplier will be capped at 200% resulting in 100% more shares being granted. This mechanism is intended to modify the number of shares paid to the executive based on changes in the Company’s stock price between the grant date and vesting date of the MSU award. For example, due to this mechanism, the CEO and CFO received zero shares upon the vesting of 50% of their 2014 MSU and less than target for portions of their 2015 and 2016 MSU awards due to decreases in the Company’s stock price between the grant date and the vesting date.

Half of the MSUs are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSUs. For 2018, the Committee chose to add a “Community Count Multiplier” (as further defined below) as the performance condition to replace the “Gross Margin Multiplier.” The Committee chose the Community Count Multiplier because, as discussed above under “Executive Summary,” a key part of the Company’s investment strategy is to grow its business and increase its community count which is expected to lead to increased deliveries, revenues and ultimately profit.

As such, 25% of the shares that would be received upon vesting after taking the Stock Performance Multiplier into account may be further reduced as a result of the Community Count Multiplier and an additional 25% of such result could also be further reduced as result of the Pre-Tax Profit Multiplier. These multipliers act as negative modifiers which reduce the number of shares received upon the vesting of the MSUs subject to financial performance conditions to zero if specified performance objectives are not met. The Committee concluded that, in order to avoid a reduction in the number of shares received upon the vesting of MSUs subject to financial performance conditions, the Company must have 135 open-for-sale communities and achieve pre-tax profit that is 200% higher than the annualized average of the 12 quarters ending April 30, 2018, as discussed below.

The “Community Count Multiplier” will be determined as follows by reference to the number of open-for-sale communities, including those for the Company’s unconsolidated joint ventures, as of October 31, 2020 as disclosed in the Company’s SEC filings. If the Company does not have at least 126 open-for-sale communities as of October 31, 2020, the CEO, CFO and COO will receive zero shares upon the vesting of this portion of the MSU awards due to the negative Community Count Multiplier. In order to avoid a reduction in the payout of this portion of their target MSUs, the Company must have at least 135 open-for-sale communities and, under the Stock Performance Multiplier, must maintain or increase shareholder value between the grant date and the vesting date as described above.

Fiscal Year End 2020 Community Count	Applicable Community Count Multiplier*
125 (or less)	0%

130	50%

135 (or more)	100%

* The applicable Community Count Multiplier is interpolated on a linear basis between the points shown in the table.

The “Pre-Tax Profit Multiplier” will be determined as follows by reference to income (loss) before income tax expense and before income (loss) from unconsolidated joint ventures as reflected on the Company’s audited financial statements plus income (loss) before income tax expense for the Company’s unconsolidated joint ventures as reflected on their respective financial statements for the twelve months ended October 31, 2020, excluding the impact of any items deemed by the Committee to be unusual or nonrecurring items and excluding losses from land impairments and gains or losses from debt repurchases/debt retirement such as call premiums and related issuance costs.

If the Company does not achieve positive pre-tax profit in fiscal 2020, the CEO, CFO and COO will receive zero shares upon the vesting of this portion of the MSU awards due to the negative Pre-Tax Profit Multiplier. To incentivize growth in Pre-tax Profit over current levels, the Committee set the multiplier so that the Company must achieve pre-tax profit in fiscal 2020 that is 200% higher than the annualized average of the 12 quarters ending April 30, 2018 in order to avoid a reduction in the payout of this portion of their target MSUs. Under the Stock Price Performance Multiplier, the Company must also maintain or increase shareholder value between the grant date and the vesting date as described above.

Fiscal Year 2020 Pre-tax Profit	Applicable Pre-Tax Profit Multiplier*
$0 (or less)	0%

50% higher than annualized average of the 12 quarters ending April 30, 2018	50%

200% higher (or greater) than the annualized average of the 12 quarters ending April 30, 2018	100%

* The applicable Pre-Tax Profit Multiplier is interpolated on a linear basis between the points shown in the table.

In addition, the Compensation Committee approved a special grant of 250,000 stock options for each of the CEO and CFO. The Committee’s goals in granting these awards were threefold: (1) to motivate these key executives to increase shareholder value; (2) to further align the executives’ interests with those of the Company’s shareholders and (3) to ensure the Company retains these key executives. To accomplish these three objectives, the option grants for the CEO and CFO will cliff vest at the end of four years based on continued employment with no accelerated vesting for retirement or disability. Furthermore, the exercise price for these stock options is set 25% above the closing stock price on the date of grant to require a significant increase in shareholder value before the executives receive any value from these stock options. The Committee believes that these special stock option grants will have a significant impact by focusing our top two executives on maximizing performance and shareholder value, while at the same time ensuring they remain with the Company.

●

CAO: The CAO received a fiscal 2018 grant of 25,000 stock options, which was comparable to his fiscal 2017 grant. Mr. O’Connor was eligible to elect to receive RSUs in lieu of stock options at a ratio of two stock options for each RSU but elected to receive stock options. These stock options vest in four equal annual installments, commencing on the second anniversary of the grant date, thereby providing a five-year period before becoming fully vested.

Long-Term Incentive Programs

2016 Long-Term Incentive Program

In fiscal 2016, the Company adopted a Long-Term Incentive Program (the “2016 LTIP”) under the Existing Plan to further aid the Company in retaining key employees and to motivate them to exert their best efforts on behalf of the Company. Specifically, the 2016 LTIP was entirely performance-based and was intended to incentivize achievement of specified pre-tax profit goals as a measure of operational improvement and specified improvements in the Company’s capital structure through reductions of interest expense as a percentage of homebuilding revenue. This was in line with our focus at that time on gaining operating efficiencies and improving our bottom line. In particular, the Committee believed that using reductions of interest expense as a percentage of homebuilding revenues as a financial measure could incentivize a number of achievements that may improve our bottom line, including reductions in debt, refinancing debt at lower interest rates, improvements in homebuilding revenue or combinations of these achievements.

Each of the NEOs was a participant in the 2016 LTIP and their award payouts were determined based on actual performance for the full 36-month performance period, subject to vesting requirements over an additional 24-month period, as described below. This performance period commenced on November 1, 2015 (the beginning of fiscal 2016) and ended on October 31, 2018 (that is, the performance period covered fiscal 2016, 2017 and 2018). After the performance period, the awards remain subject to time vesting conditions during fiscal 2019 and 2020. Like MSUs and other LTIP awards, in accordance with the Committee’s intentions, the payout under the 2016 LTIP was determined based on the Company’s performance.

For each of the NEOs other than the COO, award payouts were based on a specific target multiple of each participant’s base salary in effect on the grant date. Per the COO’s letter agreement, his award payout was based on a target multiple of two times his base salary upon his promotion to Executive Vice President, Homebuilding Operations, rather than on his base salary in effect on the grant date. The target number of shares was set based on the closing price of the Class A Common Stock on the grant date, regardless of whether the share price increased or decreased by the time the award was determined or distributed. In order to manage the potential dilutive impact of the 2016 LTIP, the Committee required that 50% of the payout be in the form of cash, with any award potential above target payable 100% in cash. All stock awards under the 2016 LTIP were made in the form of rights to receive shares of Class A Common Stock, except that the Committee determined the CEO’s award would be in the form of rights to receive shares of Class B Common Stock for the reasons discussed above under “Details of Compensation Elements—Stock Grants.” The following describes the target multiple of base salary and form of payout for each NEO:

	Target as a Multiple
	of Base Salary	Target Payout Method
CEO	3.00	50% cash / 50% shares
CFO	2.00	50% cash / 50% shares
COO	2.00	50% cash / 50% shares
CAO	1.25	50% cash / 50% shares

Although the Committee views both the stock and cash portions of the 2016 LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table. The share payout portions are reflected as “Stock Awards” in fiscal 2016 at their grant date fair value under ASC Topic 718, which was based on the probable outcome as of the grant date. Conversely, the actual amounts earned with respect to the cash payout portions are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” for fiscal 2018 (which coincides with the end of the performance period) even though payments remain subject to time vesting restrictions during 2019 and 2020.

For purposes of the 2016 LTIP, “pre-tax profit” is defined as income (loss) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed to be unusual or nonrecurring items for financial reporting purposes and excluding losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs. “Interest Expense as a Percentage of Homebuilding Revenue” is defined as (A) the sum of (1) cost of sales interest and other interest for the Company as reflected in our audited financial statements and (2) cost of sales interest and other interest for our unconsolidated joint ventures as reflected in their respective financial statements for the 12 months ended October 31, 2018, divided by (B) the sum of (1) total homebuilding revenue for the Company as reflected in our audited financial statements and (2) total homebuilding revenue for our unconsolidated joint ventures as reflected in their respective financial statements for the 12 months ended October 31, 2018.

The following table illustrates the percentage of the target award that would have been achieved at each performance level. Awards are interpolated on a linear basis between performance levels but are not extrapolated above the maximum performance levels listed below:

Fiscal 2018 Interest Expense as a Percentage of Fiscal 2018 Homebuilding Revenue
		7.3% or more	6.8%	6.3%	5.8%	5.3%	4.8%	4.3% or less
Cumulative Pre-tax Profit for Fiscal 2016 through Fiscal 2018 (in millions)	$325 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	225% of target award	250% of target award
	$225	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	225% of target award
	$125	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award
	$50	0% of target award	15% of target award	30% of target award	45% of target award	60% of target award	75% of target award	90% of target award
	Less than $50	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award

For the period from fiscal 2016 through fiscal 2018, the Company achieved $66.9 million in pre-tax profit and fiscal 2018 interest expense as a percent of fiscal 2018 homebuilding revenue was 8.11%, resulting in a payout of only 11.24% of the target award which is reflective of the rigorous goals the Committee established for the 2016 LTIP. As an additional condition of earning each portion of the award and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability, qualified retirement or specified termination following a change in control of the Company). The vesting percentages relate to the earned award value as of October 31, 2020.

1.	50% of the award vested on October 31, 2018 and was paid in January 2019;
2.	30% of the award will become vested on October 31, 2019 and would be payable in January 2020; and
3.	20% of the award will become vested on October 31, 2020 and would be payable in January 2021;

with the cash portion of the earned award value becoming vested and payable before any share portion of the earned award value becomes vested and payable.

2018 Long-Term Incentive Program

In fiscal 2018, the Company adopted a Long-Term Incentive Program (the “2018 LTIP”) under the Existing Plan to further aid the Company in retaining key employees and to motivate them to exert their best efforts on behalf of the Company. Specifically, the 2018 LTIP is entirely performance-based and is intended to incentivize achievement of specified pre-tax profit goals as a measure of operational improvement and specified improvements in the Company’s Average Adjusted EBIT Return on Inventory. The Committee chose these metrics to align and incentivize the NEOs to focus on gaining operating efficiencies and improving our bottom line. In particular, using Average Adjusted EBIT Return on Inventory as a financial measure can incentivize increasing EBIT or increasing inventory turns.

Each of the NEOs is a participant in the 2018 LTIP and his award payout, if any, will be determined based on actual performance for the full 36-month performance period, subject to vesting requirements over an additional 24-month period, as described below. This performance period commenced on November 1, 2017 (the beginning of fiscal 2018) and will end on October 31, 2020 (that is, the performance period covers fiscal 2018, 2019 and 2020). After the performance period, the awards remain subject to vesting conditions during fiscal 2021 and 2022. Like MSU and other LTIP awards, in accordance with the Committee’s intentions, the payout under the 2018 LTIP will be determined based on the Company’s performance. Although in recent years the Company made LTIP grants approximately every three years, in 2018 the Committee determined that, beginning in 2018, it would consider LTIP grants more frequently while also reducing the amount of the grants. The Committee believes that this approach will enable it to impose rigorous performance metrics that are most relevant to the Company’s most current strategic goals.

Award payouts, if any, will be based on a specific target multiple of each participant’s base salary in effect on January 1, 2018. The target number of shares was set based on the closing price of the Class A Common Stock on the grant date, regardless of whether the share price increases or decreases by the time the award is determined or distributed. In order to manage the potential dilutive impact of the 2018 LTIP, the Committee required that 50% of the payout be in the form of cash. All stock awards under the 2018 LTIP were made in the form of rights to receive shares of Class A Common Stock, except that the Committee determined the CEO’s award would be in the form of rights to receive shares of Class B Common Stock for the reasons discussed above under “Details of Compensation Elements—Stock Grants.” The following describes the target multiple of base salary and form of payout for each NEO:

	Target Multiple
	of Base Salary	Target Payout Method
CEO	1.3500	50% cash / 50% shares
CFO	0.9000	50% cash / 50% shares
COO	0.9000	50% cash / 50% shares
CAO	0.5625	50% cash / 50% shares

Although the Committee views both the stock and cash portions of the 2018 LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table. The share payout portions are reflected as “Stock Awards” in fiscal 2018 at their grant date fair value under ASC Topic 718, which was based on the probable outcome as of the grant date. Conversely, the actual amounts earned on the cash payout portions, if any, will be reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” for fiscal 2020 (which coincides with the end of the performance period) even though any payments remain subject to vesting restrictions during 2021 and 2022.

For purposes of the 2018 LTIP, “Pre-tax Profit” is defined as income (loss) before income tax expense and before income (loss) from unconsolidated joint ventures as reflected on the Company’s audited financial statements plus income (loss) before income tax expense for the Company's unconsolidated joint ventures as reflected on their respective financial statements for the thirty-six month period ending October 31, 2020, excluding the impact of any items deemed by the Committee to be unusual or nonrecurring items and excluding losses from land impairments and gains or losses from debt repurchases/debt retirement such as call premiums and related issuance costs. “Average Adjusted EBIT Return on Inventory” is defined as the average of the quotients resulting from dividing (A) Adjusted EBIT by (B) Average Inventory for each of fiscal years 2018, 2019 and 2020. “Adjusted EBIT” is determined from the Company’s audited financial statements, excluding the impact of any items deemed by the Committee to be unusual or nonrecurring items and excluding losses from land impairments and gains or losses from debt repurchases/debt retirement such as call premiums and related issuance costs. “Average Inventory” equals the average of the ending inventory balances from the Company’s audited balance sheet, excluding capitalized interest and consolidated inventory not owned, for each of the five consecutive fiscal quarters ending with the last quarter of the fiscal year.

The following table illustrates the percentage of the target award that can be achieved at each performance level. Awards will be interpolated on a linear basis between performance levels but will not be extrapolated above the maximum performance levels listed below:

Average Adjusted EBIT Return on Inventory for Fiscal 2018, Fiscal 2019 and Fiscal 2020
		10.50% or less	12.00%	13.50%	15.00%	16.50%	18.00%	19.50% or more
Cumulative Pre-tax Profit for Fiscal 2018 through Fiscal 2020 (in millions)	$100 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	225% of target award	250% of target award
	$75	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	225% of target award
	$50	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award
	$25	0% of target award	15% of target award	30% of target award	45% of target award	60% of target award	75% of target award	90% of target award
	Less than $25	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award	0% of target award

As an additional condition of earning each portion of the award and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability, qualified retirement or specified termination following a change in control of the Company). The vesting percentages relate to the earned award value as of October 31, 2020:

1.	60% of the award will become vested on October 31, 2020 and would be payable in January 2021;
2.	20% of the award will become vested on October 31, 2021 and would be payable in January 2022; and
3.	20% of the award will become vested on October 31, 2022 and would be payable in January 2023;

with the cash portion of the earned award value becoming vested and payable before any share portion of the earned award value becomes vested and payable.

Other Employee Benefits

The Company provides additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.

We do not believe that special perquisites or other personal benefits should play a major role in our executive compensation program. However, some NEOs are provided one or more of the following items:

●	Auto allowance, including car maintenance and fuel expense;
●	Personal use of the Company’s automobiles (including driver’s compensation) and of the Company’s fractional aircraft share (limited to the CEO);
●	Executive term life insurance;
●	Annual Executive Physical Exam Program;
●	Golf membership or country club fee reimbursement (limited to the CEO); and
●	Personal income tax preparation services (limited to the CEO).

The Committee annually reviews the elements and level of executive perquisites for the NEOs. In particular, in evaluating the appropriateness of these benefits for the CEO, the Committee takes into consideration the degree to which the CEO is required to travel to various Company locations and business functions on a daily basis. Based on its review, the Committee has requested that the CEO use Company-provided transportation to enhance the efficient use of his time.

The Company makes a matching contribution to all participants, including the NEOs, in the Company’s 401(k) plans of up to 6% of eligible employee compensation, based on tenure. The Company also makes contributions to the executive deferred compensation plan (“EDCP”) for the NEOs and certain other executives of the Company to provide up to 6% of earnings above the annual 401(k) limit for the calendar year, based on tenure. Calendar year contributions are credited in the subsequent fiscal year and reflected in the proxy statement for that year.

  Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

COO Letter Agreement

Mr. Smith is party to a July 24, 2015 letter agreement with us governing the terms of his employment. Under the terms of his letter agreement, Mr. Smith’s annual base salary is $700,000.  The letter agreement also entitles Mr. Smith to receive a $24,000 annual auto allowance and certain additional annual incentive profit sharing awards, long-term incentive program grants and other equity-based awards. In the event that we terminate Mr. Smith’s employment other than for cause, the letter agreement provides that Mr. Smith would be entitled to receive severance payments pursuant to our normal Severance Pay Program, which currently provides for 52 weeks of base salary at the rate in effect at the time of termination; provided, however, that if we appoint a certain person as Chief Operating Officer within two years following any such termination, then in lieu of the normal Severance Pay Program benefits, we would be required to pay Mr. Smith, as severance, the sum of: (1) 52 weeks of base salary at the rate then in effect at the time of termination; plus (2) the average annual amount earned by Mr. Smith as an incentive profit sharing award with respect to the two most recent completed fiscal years preceding his termination date (up to a maximum of $2 million). Mr. Smith’s letter agreement also provides that in the event we terminate his employment other than for cause within two years following a “change in control” (as defined in our Existing Plan), he would remain entitled to receive certain payments in respect of his long-term incentive program awards. Mr. Smith’s termination protection benefits under his letter agreement are generally contingent upon his execution and non-revocation of a general release of claims in our favor.

5. ACTIONS FOR FISCAL 2019

The Committee approved a 3.0% base salary increase, effective December 15, 2018, for each of Messrs. Hovnanian, Sorsby and Smith, in line with the Company’s ordinary course merit-based salary and cost of living increase practices. The Committee increased Mr. O’Connor’s salary to $400,000 effective December 15, 2018, an 8.1% increase, in light of the CAO’s position as a key member of the senior executive team.

The Committee determined that for fiscal 2019, the bonus formulas for the CEO and CFO would remain the same as fiscal 2018 except that they will also include a component based on opening new communities during fiscal 2019. The COO’s bonus formula will change to mirror the CFO’s bonus formula in fiscal 2019.

The Committee determined that the fiscal 2019 bonus formula for Mr. O’Connor will be the same as fiscal 2018, although his personal objectives were updated to reflect key goals for fiscal 2019.

The Committee has been considering making an LTIP grant in 2019. Although prior to 2018 the Company made LTIP grants approximately every three years, in 2018 the Committee determined that beginning in 2018, it would consider making LTIP grants more frequently while also reducing the amount of the grants. The Committee believes that this approach will enable it to impose rigorous performance metrics that are most relevant to the Company’s most current strategic goals.

6. TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

Certain of the Company’s incentive compensation programs were previously intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Code, which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. Commencing with the Company’s fiscal 2019 year, the performance-based compensation exception to the deductibility limitations under Section 162(m) will no longer apply (other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017) and the deduction limitation under Section 162(m) will generally apply to compensation paid to any of our then current or former named executive officers. The Committee may continue to seek ways to limit the impact of Section 162(m) of the Code. However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement compensation and incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard is expected to result in compensation that is not deductible for federal income tax purposes, such as a portion of salaries, bonuses and other payments related to equity-based or other incentive awards.

7. TIMING AND PRICING OF STOCK OPTIONS AND MSUs

For fiscal 2018, with the exception of grants related to new hires and promotions, stock options and MSUs were granted on the second Friday in June for all eligible employees, consistent with our practice of granting equity awards annually on the second Friday in June. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices of stock options were set at the closing trading price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

8. STOCK OWNERSHIP GUIDELINES

The Board of Directors has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the CEO, CFO, COO and non-employee Directors. The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis, which guidelines are incorporated into the Company’s Guidelines. The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of our non-employee Directors and senior management with those of our shareholders.

Under the terms of the ownership guidelines, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the NYSE.

Senior Executive Officers

The guidelines provide that the following senior executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows within five years after they become subject to the guidelines:

CEO – 6 times current base salary

CFO – 3 times current base salary

COO – 3 times current base salary

Messrs. Hovnanian, Sorsby and Smith are currently in compliance with the guidelines.

See “Non-Employee Director Compensation” for information on the stock ownership guidelines for non-employee Directors.

EXECUTIVE COMPENSATION

1. SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended October 31, 2018, October 31, 2017 and October 31, 2016 of the CEO, CFO and each of the other persons serving as an executive officer as of October 31, 2018. These four individuals compose our named executive officers (“NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($) (7)
Ara K. Hovnanian,	2018	1,229,922	—	2,507,073	250,942	3,002,850	32,517	459,335	7,482,639
President, Chief	2017	1,193,965	—	1,698,000	—	2,020,552	27,596	318,643	5,258,756
Executive Officer	2016	1,159,059	—	3,000,576	235,474	2,418,033	19,683	379,368	7,212,193
and Chairman of the Board

J. Larry Sorsby,	2018	699,558	—	790,150	250,942	1,394,687	20,594	148,815	3,304,746
Executive Vice	2017	675,330	—	481,101	—	796,536	11,127	116,555	2,080,649
President	2016	655,587	—	899,039	235,474	875,512	7,564	140,018	2,813,194
and Chief Financial Officer

Lucian T. Smith III,	2018	696,346	—	538,600	—	2,097,685	12,047	140,089	3,484,767
Chief Operating	2017	639,423	—	226,400	—	1,768,725	6,085	63,986	2,704,619
Officer

Brad G. O’Connor,	2018	370,210	—	104,106	27,719	245,885	5,574	55,880	809,374
Vice President -	2017	359,388	—	14,063	15,751	215,624	3,047	53,246	661,119
Chief Accounting	2016	348,881	—	211,715	78,194	209,344	1,960	55,049	905,143
Officer and
Corporate Controller

(1)

“Salary” Column. Messrs. Hovnanian, Sorsby, Smith and O’Connor received a salary increase effective December 16, 2017. These increases occurred after the beginning of fiscal 2018, resulting in a prorated base salary for fiscal 2018.

(2)

“Stock Awards” Column. For fiscal 2016, this column reflects the aggregate grant date fair value of the share portion of the 2016 LTIP awards for Messrs. Hovnanian, Sorsby and O’Connor based upon the probable outcome of the performance conditions as of the grant date, which was the maximum amount, and, for Messrs. Hovnanian and Sorsby, the aggregate grant date fair value of the MSUs granted to them in fiscal 2016.  For fiscal 2017, this column reflects, for Messrs. Hovnanian, Sorsby and Smith, the aggregate grant date fair value of the MSUs granted to them in fiscal 2017 and, for Mr. O’Connor, the grant date fair value of the RSUs granted to him in fiscal 2017. For fiscal 2018, this column reflects the aggregate grant date fair value of the share portion of the 2018 LTIP awards for Messrs. Hovnanian, Sorsby, Smith and O’Connor based upon the probable outcome of the performance conditions as of the grant date and, for Messrs. Hovnanian, Sorsby and Smith, the aggregate grant date fair value of the MSUs granted to them in fiscal 2018. The maximum values of the share portion of the 2018 LTIP would be $2,075,182, $787,499, $787,499 and $260,266 for Messrs. Hovnanian, Sorsby, Smith and O’Connor, respectively. The 2016 LTIP award levels included in the table above are subject to performance over a three-year period (fiscal 2016, 2017 and 2018) and, if earned, awards are subject to vesting restrictions that extend through the end of fiscal 2020. The 2018 LTIP award levels included in the table above are subject to performance over a three-year period (fiscal 2018, 2019 and 2020) and, if earned, awards are subject to vesting restrictions that extend through the end of fiscal 2022. The grant date fair values and incremental fair values were, in each case, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. Fifty percent of the MSU awards are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards, and the grant date fair value of the MSU awards reported above is based upon the maximum achievement of the financial performance conditions. The stock price performance conditions applicable to all MSU awards are a market condition as defined under FASB ASC Topic 718 and not a performance condition as defined under FASB ASC Topic 718. Accordingly, there are no maximum grant date fair values that differ from the fair values presented in this column. The MSUs granted in fiscal 2016, 2017 and 2018 are subject to vesting restrictions that extend through June 10, 2021, June 9, 2022 and June 8, 2023, respectively.

(3)

“Option Awards” Column.  This column reflects the aggregate grant date fair value of stock options awarded in the fiscal year indicated. Amounts were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. The fiscal 2016 and 2018 option awards for Messrs. Hovnanian and Sorsby have an exercise price set 33 1/3% and 25%, respectively, above the closing stock price on the date of grant and vest on the fourth anniversary of the grant with no acceleration upon retirement or disability.

(4)

“Non-Equity Incentive Plan Compensation” Column.  This column represents the performance-based annual bonus awards earned by the NEOs in the fiscal year indicated and the cash portion of the 2016 LTIP award earned by the NEOs in fiscal 2018. The cash portions of the fiscal 2018 annual bonus awards for Messrs. Hovnanian, Sorsby, Smith and O’Connor were $2,813,150, $1,323,155, $2,035,878 and $222,093, respectively. The cash portions of the 2016 LTIP awards earned by the NEOs in fiscal 2018 for Messrs. Hovnanian, Sorsby, Smith and O’Connor were $189,700, $71,532, $61,807 and $23,792, respectively.

(5)	“Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column. Represents above-market earnings on the Company contribution amounts in the EDCP.

(6)	“All Other Compensation” Column. This column discloses all other compensation for the fiscal year indicated, including reportable perquisites and other personal benefits.

For fiscal 2018, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

	Total Perquisites and Description		Fiscal 2018 Perquisites that Exceeded the Greater of $25,000 or 10% of Total Perquisites
Name	Total Fiscal 2018 Perquisites ($)	Types of Perquisites (a)	Personal Use of the Company’s Fractional Aircraft Share ($) (b)	Personal Use of Company’s Automobiles ($) (c)	Auto Allowance, Car Maintenance and Fuel ($) (d)
Ara K. Hovnanian	187,576	(1) (2) (4) (5) (6) (7)	101,416	38,864	N/A
J. Larry Sorsby	35,600	(3) (4) (5)	N/A	N/A	28,674
Lucian T. Smith III	29,951	(3) (4)	N/A	N/A	29,519
Brad G. O’Connor	16,988	(3) (4) (5)	N/A	N/A	N/A

(a)

(1) Personal use of the Company’s fractional aircraft share; (2) Personal use of the Company’s automobiles; (3) Auto allowance and car maintenance and fuel expenses; (4) Company-subsidized medical premiums under grandfathered service provision and premiums for long-term disability insurance; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; and (7) Personal income tax preparation.

(b)

The incremental costs of personal use of the Company’s fractional aircraft share are calculated as the total operating costs (including trip-based management fees) directly associated with personal trips and any repositioning of the aircraft related to personal trips. Because the Company’s aircraft is predominantly used for business trips, other costs are not allocated between business and personal use.

(c)

The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation and the Company’s driver’s salary and benefits) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

(d)	Represents auto allowance and reimbursements for gas and maintenance for NEOs’ personal vehicles, including for the business use of their vehicles.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2018:

Fiscal 2018 All Other Compensation Other Than Perquisites (Supplemental Table)

Name	Term Life Insurance Premiums ($)	Company Contributions to the Executive’s Retirement Plan (401(k)) ($)	Company Contributions to the Executive Deferred Compensation Plan (EDCP) ($)
Ara K. Hovnanian	4,443	16,500	250,816
J. Larry Sorsby	4,443	16,500	92,272
Lucian T. Smith III	3,035	16,500	90,603
Brad G. O’Connor	1,323	16,500	21,069

(7)	“Total” Compensation Column. This column reflects the sum of all the columns of the Summary Compensation Table.

Fiscal 2018 Total Compensation (Supplemental Table). The Fiscal 2018 Total Compensation (Supplemental Table) below includes the same amounts as reflected in the “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2018, but values stock awards, option awards and deferred compensation earnings for the fiscal year differently, as explained in footnotes (a), (b), (c) and (d) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2018 Total Compensation (Supplemental Table)

Name	Fiscal 2018 Salary ($)	Fiscal 2018 Cash Bonus ($)	Fiscal 2018 Stock Vested (excluding LTIP) ($) (a)	Value of Options Granted in Fiscal 2018 ($) (b)	2016 LTIP Cash Realized ($) (c)	Nonqualified Deferred Compensation Earnings ($) (d)	2018 All Other Compen- sation ($)	Total of All Columns of Supplemental Table ($)
Ara K. Hovnanian	1,229,922	2,813,150	543,161	—	183,620	34,542	459,335	5,263,730
J. Larry Sorsby	699,558	1,323,155	108,636	—	69,240	—	148,815	2,349,404
Lucian T. Smith III	696,346	2,035,878	84,702	N/A	59,826	—	140,089	3,016,841
Brad G. O’Connor	370,210	222,093	—	—	23,029	—	55,880	671,212

(a)

“Fiscal 2018 Stock Vested (excluding LTIP)” column, for Messrs. Hovnanian and Sorsby, represents the portion of the MSU awards granted to them on June 12, 2015 and June 10, 2016 that vested in fiscal 2018, at the stock price on the date of vesting. For Mr. Smith, this column represents the portion of the MSU award granted to him on June 10, 2016 that vested in fiscal 2018, plus the portion of the RSU awards granted to him on June 14, 2013, June 13, 2014, June 12, 2015 and August 3, 2015 that vested in fiscal 2018, at the stock price on the date of vesting.

(b)

The “Value of Options Granted in Fiscal 2018” column is based on the intrinsic value or degree to which the stock option was “in-the-money” for options granted in fiscal 2018 as of the grant date, instead of the grant date fair values of option awards granted in fiscal 2018, as discussed under footnote (3) to the Summary Compensation Table above.

(c)

Reflects the cash portion of the 2016 LTIP awards that was realized in fiscal 2018 on the basis of performance through October 31, 2018 vesting through October 31, 2018 under the terms of the award, which was paid in January 2019. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table along with the cash portion of the performance-based annual bonus awards earned by the NEOs in fiscal 2018.

(d)	Reflects above-market portions of deferred compensation earnings realized in fiscal 2018 with respect to deferred compensation distributions.

Cash Compensation (Supplemental Table). For each of the periods presented, the Cash Compensation (Supplemental Table) below includes salary and annual cash bonuses earned and the cash portion of LTIP awards that vested.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Cash Compensation (Supplemental Table)

Name	Year	Salary ($)	Cash Bonus ($)	LTIP Cash Realized ($)		Total of All Columns of Supplemental Table ($)
Ara K. Hovnanian	2018	1,229,922	2,813,150	183,620	(a)	4,226,692
	2017	1,193,965	2,020,552	283,084	(b)	3,497,601
	2016	1,159,059	2,418,033	538,158	(b)	4,115,250

J. Larry Sorsby	2018	699,558	1,323,155	69,240	(a)	2,091,953
	2017	675,330	796,536	103,636	(b)	1,575,502
	2016	655,587	875,512	197,018	(b)	1,728,117

Lucian T. Smith III	2018	696,346	2,035,878	59,826	(a)	2,792,050
	2017	639,423	1,768,725	56,271	(b)	2,464,419

Brad G. O’Connor	2018	370,210	222,093	23,029	(a)	615,332
	2017	359,388	215,624	27,575	(b)	602,587
	2016	348,881	209,344	52,424	(b)	610,649

(a)

Reflects the cash portion of the 2016 LTIP awards that was realized in fiscal 2018 on the basis of performance through October 31, 2018 vesting through October 31, 2018 under the terms of the award, which was paid in January 2019. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table along with the cash portion of the performance-based annual bonus awards earned by the NEOs in fiscal 2018.

(b)

Reflects the cash portions of the 2013 LTIP awards that were realized in fiscal 2016 and fiscal 2017 on the basis of performance through October 31, 2015, and vesting through the end of the fiscal year, which were paid in January 2017 and January 2018, respectively. These amounts were included in the “Bonus” column of the Summary Compensation Table in fiscal 2015.

2. GRANTS OF PLAN-BASED AWARDS IN FISCAL 2018

The following table summarizes both:

(1) The potential equity and non-equity incentive plan awards that could have been or could be earned by each of the NEOs at the defined levels of “Threshold,” “Target” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2018; and

(2) All other plan-based awards, such as stock options, granted in fiscal 2018.

Each of the following columns is described in the footnotes below the table.

Grants of Plan-Based Awards in Fiscal 2018

	Grant		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	(8)	($) (9)
Ara K.		(1)	0	1,900,000	5,300,000
Hovnanian	12/01/17	(2)				0	294,352	735,880				830,073
	12/01/17	(3)	0	830,073	2,075,183
	06/08/18	(4)								250,000	2.44	250,942
	06/08/18	(5)				150,000	300,000	600,000				834,000
	06/08/18	(6)				0	75,000	300,000				421,500
	06/08/18	(7)				0	75,000	300,000				421,500

J. Larry		(1)	0	945,000	2,255,000
Sorsby	12/01/17	(2)				0	111,702	279,255				315,000
	12/01/17	(3)	0	315,000	787,500
	06/08/18	(4)								250,000	2.44	250,942
	06/08/18	(5)				42,500	85,000	170,000				236,300
	06/08/18	(6)				0	21,250	85,000				119,425
	06/08/18	(7)				0	21,250	85,000				119,425

Lucian T.		(1)	0	—	—
Smith III	12/01/17	(2)				0	111,702	279,255				315,000
	12/01/17	(3)	0	315,000	787,500
	06/08/18	(5)				20,000	40,000	80,000				111,200
	06/08/18	(6)				0	10,000	40,000				56,200
	06/08/18	(7)				0	10,000	40,000				56,200

Brad G.		(1)	74,031	222,093	222,093
O’Connor	12/01/17	(2)				0	36,917	92,293				104,106
	12/01/17	(3)	0	104,106	260,265
	06/08/18	(4)								25,000	1.95	27,719

(1)

Regular Bonuses for CEO and CFO.  As described above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2018 bonus formula for the CEO and CFO was based on the EBIT, Liquidity Balances, Total Revenue and Alternative Capital Raises calculation method. These NEOs would not earn any bonus if (1) EBIT in fiscal 2018 was below $200 million, (2) Liquidity Balances were above $200 million for fewer than two fiscal 2018 quarter-ends, (3) Total Revenue was less than $2.35 billion and (4) Alternative Capital Raises in fiscal 2018 were $0. Because bonus amounts above that level in EBIT, Liquidity Balances, Total Revenue and Alternative Capital Raises, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for these NEOs.

For purposes of the above table presentation, the bonus earned at the “target” level for the CEO and CFO would be the amount that could be earned if (1) EBIT for fiscal 2018 was $230 million, (2) Liquidity Balances were above $200 million for three fiscal 2018 quarter-ends, (3) Total Revenue for fiscal 2018 was $2.40 billion and (4) Alternative Capital Raises in fiscal 2018 were $75 million.

The bonus earned at the “maximum” level for the CEO and CFO would be the amount that could be earned if (1) EBIT for fiscal 2018 was $300 million or more, (2) Liquidity Balances were above $200 million for all four fiscal 2018 quarter-ends, (3) Total Revenue for fiscal 2018 was $2.45 billion or more, and (4) Alternative Capital Raises in fiscal 2018 were $100 million or more.

Regular Bonus for the COO.  As described above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2018 bonus formula for the COO was based on the Phoenix Group ROI, Phoenix Group Customer Satisfaction and Phoenix Group Mortgage Capture calculation method. The COO would not earn any bonus if (1) Phoenix Group ROI was less than zero, (2) Phoenix Group Customer Satisfaction was below 85% and (3) Phoenix Group Mortgage Capture was below 75%. Because bonus amounts above that level in Phoenix Group Customer Satisfaction and Phoenix Group Mortgage Capture, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this NEO.

For purposes of the above table presentation, the bonus earned at the “target” level for the COO would be the amount that could be earned if (1) Phoenix Group ROI was 15%, (2) Phoenix Group Customer Satisfaction was 88%, and (3) Phoenix Group Mortgage Capture was 80%. The COO’s Phoenix Group ROI results would provide for a payment of 1.65% of Phoenix Group Pre-tax Profit and, because Phoenix Group Pre-tax Profit was not determinable at the time the fiscal 2018 bonus formula was established, no target amount is reflected for the COO in the above table.

The bonus earned at the “maximum” level for the COO would be the amount that could be earned if (1) Phoenix Group ROI was 25% or more, (2) Phoenix Group Customer Satisfaction was 91% or more, and (3) Phoenix Group Mortgage Capture was 85% or more. The COO’s Phoenix Group ROI results would provide for a payment of 2.20% of Phoenix Group Pre-tax Profit and, because Phoenix Group Pre-tax Profit was not determinable at the time the fiscal 2018 bonus formula was established, no maximum amount is reflected for the COO in the above table.

Regular Bonus for the CAO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2018 bonus formula for Mr. O’Connor was based on both the ROACE calculation method and the “Meeting Personal Objectives” method, subject to a cap equal to the maximum percentage of base salary he could achieve under the personal objectives portion of his bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2018 the cap was 60% of base salary. If the Company did not achieve positive Pre-tax Profit in fiscal 2018, the cap was 30%.

For purposes of the above table presentation, the “threshold” level is defined as when the ROACE percentage and Pre-tax Profit are at or below zero and the “threshold” achievement of the personal objectives established for Mr. O’Connor at the beginning of the fiscal year (as described above in the Compensation Discussion and Analysis under “Regular Bonuses”) is achieved. Based on the “threshold” level of ROACE performance, Mr. O’Connor would not have earned a bonus payout for fiscal 2018 based on the ROACE percentage, but based upon the “threshold” achievement of his personal objectives, Mr. O’Connor would have earned bonus payout of 20% of his base salary. As a result, for fiscal 2018, Mr. O’Connor at “threshold” would have earned a cash bonus of $74,031.

For purposes of the above table presentation, the “target” level assumes the Company’s ROACE percentage is at 15%, the Company achieves positive Pre-tax Profit and the “target” or a “substantial” percentage of the personal objectives established for Mr. O’Connor at the beginning of the fiscal year is achieved. Since the payouts based on his “target” level would exceed the maximum percentage of base salary he could achieve under the personal objectives portion of his bonus formula, the bonus for Mr. O’Connor at this level would be capped. The applicable cap of 60% of base salary for Mr. O’Connor would result in a cash bonus of $222,093.

For purposes of the above table presentation, the “maximum” level is defined as when the Company achieves positive Pre-tax Profit, the maximum award earned under the ROACE calculation method is achieved and all or an “outstanding” percentage of the personal objectives established for Mr. O’Connor at the beginning of the fiscal year is achieved. The maximum bonus payable under the ROACE calculation is capped at a 20% ROACE level for Mr. O’Connor. Since the payout based on the maximum level would exceed the maximum percentage of base salary he could achieve under the personal objectives portion of his bonus formula, the bonus for Mr. O’Connor would be capped. The applicable cap of 60% of base salary for Mr. O’Connor would result in a cash bonus of $222,093.

(2)

2018 LTIP Stock Awards. Represents the share portion of each NEO’s 2018 LTIP award. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s share award was granted in the form of rights to receive shares of Class B Common Stock and share portions of the 2018 LTIP awards for the remaining NEOs were granted in the form of rights to receive Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as when cumulative Pre-Tax Profit is $25 million or less and the Average Adjusted EBIT Return on Inventory is 10.50% or less. Because payout levels above that level, however, would be interpolated, $0 has been disclosed as the “threshold” level. The “target” level is defined as when cumulative Pre-Tax Profit is $50 million and the Average Adjusted EBIT Return on Inventory is 13.50%. The “maximum” level is defined as when cumulative Pre-Tax Profit is $100 million or more and the Average Adjusted EBIT Return on Inventory is 19.50% or more. The grant date fair value of the share portion of the 2018 LTIP awards is determined under FASB ASC Topic 718 on the basis of the expected outcome as of the grant date.

As a condition of earning each portion of the 2018 LTIP awards, except in the case of death, disability, qualified retirement (as defined below) or a qualifying termination in the case of a change in control, the NEO must be employed through the vesting dates. In the event of death prior to the end of the performance period, the NEO’s beneficiary would be eligible for a pro rata award in January 2021 based on results for the full performance period and the number of full months of service during the performance period. In the event of death following the end of the performance period, the NEO’s beneficiary would be eligible to receive any unpaid, earned portion of the award. In the event of termination due to disability prior to the end of the performance period, the NEO would be eligible to receive a pro rata award on the scheduled payout dates based on results for the full performance period and the number of full months of service during the performance period. In the event of termination due to disability following the end of the performance period, the NEO would be eligible to receive any unpaid, earned portions of the award on the scheduled payout dates as if there were no termination of employment. In the event of a qualified retirement following the end of the performance period, the NEO would be eligible to receive any unpaid, earned portions of the award on the scheduled payout dates as if there was no termination of employment. “Retirement” means termination of employment on or after age 60, or on or after age 58 with at least 15 years of “Service” to the Company and its subsidiaries immediately preceding such termination of employment. For this purpose, “Service” means the period of employment immediately preceding Retirement, plus any prior periods of employment with the Company and its subsidiaries of one or more years’ duration, unless they were succeeded by a period of non-employment with the Company and its subsidiaries of more than three years’ duration. In the event of a qualifying termination in the case of a change in control prior to the end of the performance period, the award would be deemed earned at the target level and would become immediately vested and payable to the NEO. In the event of a qualifying termination in the case of a change in control following the end of the performance period, any unpaid, earned portions of the award would become immediately vested and payable to the NEO.

(3)

2018 LTIP Cash Awards. Represents the cash portion of each NEO’s 2018 LTIP award. For purposes of the above table presentation, the “threshold” level is defined as when cumulative Pre-Tax Profit is $25 million or less and the Average Adjusted EBIT Return on Inventory is 10.50% or less. Because payout levels above that level, however, would be interpolated, $0 has been disclosed as the “threshold” level. The “target” level is defined as when cumulative Pre-Tax Profit is $50 million and the Average Adjusted EBIT Return on Inventory is 13.50%. The “maximum” level is defined as when cumulative Pre-Tax Profit is $100 million or more and the Average Adjusted EBIT Return on Inventory is 19.50% or more.

The cash portion of the 2018 LTIP award is subject to the continued employment conditions described in the proceeding footnote.

(4)

Stock Option Award for CEO, CFO and COO.  For Messrs. Hovnanian and Sorsby, these rows represent stock options granted to them in fiscal 2018. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s stock options were granted in the form of rights to receive shares of Class B Common Stock and Mr. Sorsby’s stock options were granted in the form of rights to receive Class A Common Stock. These options have an exercise price set 25% above the closing stock price on the date of grant and cliff vest on the fourth anniversary of the grant with no acceleration upon retirement or disability.

Stock Option Awards for CAO.  For Mr. O’Connor, this row represents the number of stock options granted to him in fiscal 2018. These stock options generally vest in four equal installments, commencing on the second anniversary of the grant date.

(5)

MSU Awards Not Subject to Financial Performance Conditions.  Represents the portion of the MSU awards granted to Messrs. Hovnanian, Sorsby and Smith in fiscal 2018 that is not subject to financial performance conditions in addition to the stock price performance condition applicable to all MSU awards. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU awards for Messrs. Sorsby and Smith were granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as the level at which the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is 200% or more of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date.

(6)

Financial Performance-Based MSU Awards – Community Count.  Represents the portion of the MSU awards granted to Messrs. Hovnanian, Sorsby and Smith in fiscal 2018 that is subject to a community count condition in addition to the stock price performance conditions applicable to all MSU awards. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU awards for Messrs. Sorsby and Smith were granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as when the number of open-for-sale communities as of October 31, 2020 is 125 or less and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when the number of open-for-sale communities as of October 31, 2020 is 130 and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when the number of open-for-sale communities as of October 31, 2020 is 135 or more and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is greater than or equal to 200% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. Because payout calculations of the “threshold” level would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this portion of the MSU awards.

(7)

Financial Performance-Based MSU Awards – Pre-Tax Profit.  Represents the portion of the MSU awards granted to Messrs. Hovnanian, Sorsby and Smith in fiscal 2018 that is subject to a pre-tax profit condition in addition to the stock price performance conditions applicable to all MSU awards. As discussed in the Compensation Discussion and Analysis, Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU awards for Mr. Sorsby and Mr. Smith were granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as when fiscal 2020 pre-tax profit is $0 or less and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when fiscal 2020 pre-tax profit is 50% higher than the annualized average of the 12 quarters ending April 30, 2018 and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when fiscal 2020 pre-tax profit is 200% higher than the annualized average of the 12 quarters ending April 30, 2018 (or greater) and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is greater than or equal to 200% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. Because payout calculations of the “threshold” level would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this portion of the MSU awards.

(8)

“Exercise or Base Price of Option Awards” Column.  The option exercise price for the stock options granted to Messrs. Hovnanian and Sorsby was set 25% above the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grants. The option exercise price for the stock options granted to Mr. O’Connor is the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grant.

(9)

“Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the stock option and RSU grants were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. The value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date (June 8, 2018) was determined to be $1.11 for at-market options granted to Mr. O’Connor and $1.00 for the above-market options granted to Messrs. Hovnanian and Sorsby. The grant date fair value of all MSU awards was determined under FASB ASC Topic 718 using a Monte Carlo simulation model which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts. The grant date fair value of the MSUs that are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards was determined under FASB ASC Topic 718 on the basis of the probable outcome of the performance conditions as of the grant date, which was the maximum achievement of the financial performance conditions.

3. OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END

The following table shows all unexercised stock options, unvested RSUs, unearned and/or unvested MSUs and unvested share portions of the 2016 LTIP and 2018 LTIP held at the end of fiscal 2018 by the NEOs.

Outstanding Equity Awards at Fiscal 2018 Year-End

		OPTION AWARDS							STOCK AWARDS
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares or other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested ($)
Ara K.	06/12/09	750,000	(2)	—		—	2.55	06/11/19	—		—		—		—
Hovnanian	06/11/10	375,000		—		—	4.73	06/10/20	—		—		—		—
	06/10/11	337,500	(3)	—		—	1.93	06/09/21	—		—		—		—
	06/08/12	600,000		—		—	2.88	06/07/22	—		—		—		—
	06/14/13	300,000		—		—	6.28	06/13/23	—		—		—		—
	06/13/14	—		—		—	—	—	—		—		37,500	(4)	54,750	(4)
	06/13/14	—		—		—	—	—	—		—		37,500	(5)	54,750	(5)
	06/12/15	—		—		—	—	—	—		—		75,000	(6)	109,500	(6)
	06/12/15	—		—		—	—	—	—		—		70,558	(7)	103,015	(7)
	12/14/15	—		—		—	—	—	—	(8)	—	(8)	—		—
	06/10/16	—		250,000	(9)	—	2.27	06/09/26	—		—		—		—
	06/10/16	—		—		—	—	—	—		—		225,000	(10)	328,500	(10)
	06/10/16	—		—		—	—	—	—		—		150,000	(11)	219,000	(11)
	06/10/16	—		—		—	—	—	—		—		150,000	(12)	219,000	(12)
	06/09/17	—		—		—	—	—	—		—		300,000	(13)	438,000	(13)
	06/09/17	—		—		—	—	—	—		—		0	(14)	0	(14)
	06/09/17	—		—		—	—	—	—		—		0	(15)	0	(15)
	12/01/17	—		—		—	—	—	—		—		735,880	(16)	1,074,385	(16)
	06/08/18	—		250,000	(17)	—	2.44	06/07/28	—		—		—		—
	06/08/18	—		—		—	—	—	—		—		300,000	(18)	438,000	(18)
	06/08/18	—		—		—	—	—	—		—		0	(19)	0	(19)
	06/08/18	—		—		—	—	—	—		—		0	(20)	0	(20)

J. Larry	06/12/09	150,000	(2)	—		—	2.55	06/11/19	—		—		—		—
Sorsby	06/11/10	75,000		—		—	4.73	06/10/20	—		—		—		—
	06/10/11	67,500	(3)	—		—	1.93	06/09/21	—		—		—		—
	06/08/12	120,000		—		—	2.88	06/07/22	—		—		—		—
	06/14/13	60,000		—		—	6.28	06/13/23	—		—		—		—
	06/13/14	—		—		—	—	—	—		—		7,500	(4)	10,950	(4)
	06/13/14	—		—		—	—	—	—		—		7,500	(5)	10,950	(5)
	06/12/15	—		—		—	—	—	—		—		15,000	(6)	21,900	(6)
	06/12/15	—		—		—	—	—	—		—		14,112	(7)	20,604	(7)
	12/14/15	—		—		—	—	—	—	(8)	—	(8)	—		—
	06/10/16	—		250,000	(9)	—	2.27	06/09/26	—		—		—		—
	06/10/16	—		—		—	—	—	—		—		45,000	(10)	65,700	(10)
	06/10/16	—		—		—	—	—	—		—		30,000	(11)	43,800	(11)
	06/10/16	—		—		—	—	—	—		—		30,000	(12)	43,800	(12)
	06/09/17	—		—		—	—	—	—		—		85,000	(13)	124,100	(13)
	06/09/17	—		—		—	—	—	—		—		0	(14)	0	(14)
	06/09/17	—		—		—	—	—	—		—		0	(15)	0	(15)
	12/01/17	—		—		—	—	—	—		—		279,255	(16)	407,712	(16)
	06/08/18	—		250,000	(17)	—	2.44	06/07/28	—		—		—		—
	06/08/18	—		—		—	—	—	—		—		85,000	(18)	124,100	(18)
	06/08/18	—		—		—	—	—	—		—		0	(19)	0	(19)
	06/08/18	—		—		—	—	—	—		—		0	(20)	0	(20)

Lucian T.	06/12/09	22,500		—		—	2.55	06/11/19	—		—		—		—
Smith III	06/11/10	20,000		—		—	4.73	06/10/20	—		—		—		—
	06/08/12	25,000		—		—	2.16	06/07/22	—		—		—		—
	06/13/14	—		—		—	—	—	3,125		4,563		—		—
	06/12/15	—		—		—	—	—	6,250		9,125		—		—
	08/03/15	—		—		—	—	—	80,000		116,800		—		—
	12/14/15	—		—		—	—	—	39,620	(8)	57,845	(8)	—		—
	06/10/16	—		—		—	—	—	—		—		45,000	(10)	65,700	(10)
	06/09/17	—		—		—	—	—	—		—		40,000	(13)	58,400	(13)
	06/09/17	—		—		—	—	—	—		—		0	(14)	0	(14)
	06/09/17	—		—		—	—	—	—		—		0	(15)	0	(15)
	12/01/17	—		—		—	—	—	—		—		279,255	(16)	407,712	(16)
	06/08/18	—		—		—	—	—	—		—		40,000	(18)	58,400	(18)
	06/08/18	—		—		—	—	—	—		—		0	(19)	0	(19)
	06/08/18	—		—		—	—	—	—		—		0	(20)	0	(20)

Outstanding Equity Awards at Fiscal 2018 Year-End, Continued

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares or other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested ($)
Brad G.	06/12/09	25,000	—	—	2.55	06/11/19	—		—		—		—
O’Connor	06/11/10	15,000	—	—	4.73	06/10/20	—		—		—		—
	06/10/11	13,500	—	—	1.93	06/09/21	—		—		—		—
	06/08/12	20,000	—	—	2.16	06/07/22	—		—		—		—
	06/14/13	20,000	—	—	6.28	06/13/23	—		—		—		—
	06/13/14	15,000	5,000	—	4.41	06/12/24	—		—		—		—
	06/12/15	10,000	10,000	—	2.67	06/11/25	—		—		—		—
	12/14/15	—	—	—	—	—	15,251	(8)	22,266	(8)	—		—
	06/10/16	6,250	18,750	—	1.70	06/09/26	—		—		—		—
	06/10/16	—	50,000	—	1.70	06/09/26	—		—		—		—
	06/09/17	—	12,500	—	2.25	06/08/27	6,250		9,125		—		—
	12/01/17	—	—	—	—	—	—		—		92,293	(16)	134,748	(16)
	06/08/18	—	25,000	—	1.95	06/07/28	—		—		—		—

(1)

The options represented in the table (except as discussed in footnotes (2), (3), (9) and (17) below) vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, or, for awards granted after May 2014, in connection with a qualifying termination in the case of a change in control, the options, to the extent not previously vested and exercised, would become fully vested and exercisable, subject, in the case of the 2009 and 2011 grants, to having met the performance conditions discussed in footnotes (2) and (3) below. Currently, Messrs. Hovnanian and Sorsby are retirement eligible and qualify for accelerated vesting on the basis of retirement. Therefore, for purposes of this table, all of these NEOs’ outstanding options for which the performance conditions, if any, have been met have been treated as immediately vested (except as discussed in footnotes (9) and (17) below). In addition, the Company has entered into a change in control severance agreement with Mr. O’Connor and Mr. Smith that would apply to vesting and exercise of their options upon a change in control. See “COO Letter Agreement” above and footnotes 5 and 6 to the Potential Payments Upon Termination or Change-in-Control Table. All stock option grants were made in the form of rights to receive shares of Class A Common Stock except, as discussed in the Compensation Discussion and Analysis, for the CEO, whose grants were made in the form of rights to receive shares of Class B Common Stock.

(2)

Included in these numbers are 375,000 and 75,000 performance-based options for Mr. Hovnanian and Mr. Sorsby, respectively (50% of the options reflected for each NEO). These performance-based options follow the same vesting schedule as standard stock options, except that the Committee had to determine that (a) the Company’s EBITDA for fiscal 2009 was at least $200 million greater than the Company’s EBITDA for fiscal 2008 and (b) the Company’s EBITDA for fiscal 2010 was at least $300 million greater than the Company’s EBITDA for fiscal 2008. For this purpose, “EBITDA” was defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company’s ordinary course practices for quarterly press release financial reporting purposes. At the end of fiscal 2009, the Committee determined that the first performance hurdle was achieved since the Company’s EBITDA for fiscal 2009 was at least $200 million greater than in fiscal 2008. At the end of fiscal 2010, the Committee determined that the second performance hurdle was achieved since the Company’s EBITDA for fiscal 2010 was at least $300 million greater than in fiscal 2008.

(3)

In February 2012, these awards were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed “fiscal 2011 actual EBITDA” for two consecutive fiscal years during the option term. Regardless of when the performance criteria were met, vesting would not have occurred sooner than 25% per year beginning on the second anniversary of the grant date. For this purpose, “fiscal 2011 actual EBITDA” was defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization, each as reported in our consolidated financial statements for the year ended October 31, 2011. “Adjusted EBITDA” was based on EBITDA, calculated as described in the previous sentence, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt. At the end of both fiscal 2012 and fiscal 2013, the Committee determined that the Company’s Adjusted EBITDA exceeded fiscal 2011 actual EBITDA and that the performance criteria of “two consecutive fiscal years” had been met.

(4)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 13, 2014 that is not subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was below the threshold level; therefore the number of shares underlying the awards is based on threshold stock price performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(5)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 13, 2014 that is subject to a financial performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the actual performance achieved for the financial performance condition was above the maximum performance level, the number of shares underlying the awards would have been based on maximum financial performance. However, based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was below the threshold level; therefore the number of shares underlying the awards is based on threshold stock price performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(6)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 12, 2015 that is not subject to a financial performance condition in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was below the threshold level; therefore the number of shares underlying the awards is based on threshold stock price performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(7)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 12, 2015 that is subject to a financial performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the performance period for the financial performance condition ended on October 31, 2017, the number of shares underlying the awards would have been based on actual performance of 94.08%. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was below the threshold level; therefore the number of shares underlying the awards is based on actual financial performance and threshold stock price performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(8)

Represents the number and value of the shares underlying the share portion of the 2016 LTIP awards granted on December 14, 2015 based on actual results that are still subject to future vesting. Because Messrs. Hovnanian and Sorsby are “retirement eligible” and qualify for accelerated vesting on the basis of retirement, the share portion of their 2016 LTIP awards is treated as being vested.

(9)

Represents stock options granted on June 10, 2016 which have an exercise price set 33 1/3% above the closing stock price on the date of grant and vest on the fourth anniversary of the grant with no acceleration upon retirement or disability.

(10)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 10, 2016 that is not subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was between the threshold and target levels; therefore the number of shares underlying the awards is based on target performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(11)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 10, 2016 that is subject to a debt reduction performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the actual performance achieved for the debt reduction performance condition was above the maximum performance level, the number and value of shares underlying the awards would have been based on maximum financial performance. However, based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was between the threshold and target levels; therefore the number of shares underlying the awards is based on target stock price performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(12)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 10, 2016 that is subject to a gross margin improvement performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the actual performance achieved for the gross margin improvement performance condition was above the maximum performance level, the number of shares underlying the awards would have been based on maximum financial performance. However, based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was between the threshold and target levels; therefore the number of shares underlying the awards are based on target stock price performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(13)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 9, 2017 that is not subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was between the threshold and target levels; therefore the number of shares underlying the awards are based on target performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(14)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 9, 2017 that is subject to a pre-tax profit performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the performance period will commence on November 1, 2018, which is after the date of this table, the number of shares underlying the awards is based on threshold performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018. At threshold performance, no shares would be paid out to the NEOs.

(15)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 9, 2017 that is subject to a gross margin improvement performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the performance period will commence on November 1, 2018, which is after the date of this table, the number of shares underlying the awards is based on threshold performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018. At threshold performance, no shares would be paid out to the NEOs.

(16)

Represents the number and value of the shares underlying the share portion of the 2018 LTIP awards granted on December 1, 2017. Because performance through the end of fiscal 2018 was between the target and maximum levels, the number of shares underlying the awards is based on maximum performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(17)

Represents stock options granted on June 8, 2018 which have an exercise price set 25% above the closing stock price on the date of grant and vest on the fourth anniversary of the grant with no acceleration upon retirement or disability.

(18)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 8, 2018 that is not subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018, stock price performance was between the threshold and target levels; therefore the number of shares underlying the awards is based on target performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(19)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 8, 2018 that is subject to a community count performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the performance period will commence on November 1, 2019, which is after the date of this table, the number of shares underlying the awards is based on threshold performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018. At threshold performance, no shares would be paid out to the NEOs.

(20)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 8, 2018 that is subject to a pre-tax profit improvement performance condition in addition to the stock price performance conditions applicable to all MSU awards. Because the performance period will commence on November 1, 2019, which is after the date of this table, the number of shares underlying the awards is based on threshold performance and the value is based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018. At threshold performance, no shares would be paid out to the NEOs.

The following table shows the total value of all unexercised stock options (exercisable and unexercisable) that each of the NEOs held at the end of fiscal 2018:

Value of Outstanding Option Awards at Fiscal 2018 Year-End (Supplemental Table)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (a)
Ara K. Hovnanian	06/12/09	750,000	0	—	—
	06/11/10	375,000	0	—	—
	06/10/11	337,500	0	—	—
	06/08/12	600,000	0	—	—
	06/14/13	300,000	0	—	—
	06/10/16	—	—	250,000	0
	06/08/18	—	—	250,000	0

J. Larry Sorsby	06/12/09	150,000	0	—	—
	06/11/10	75,000	0	—	—
	06/10/11	67,500	0	—	—
	06/08/12	120,000	0	—	—
	06/14/13	60,000	0	—	—
	06/10/16	—	—	250,000	0
	06/08/18	—	—	250,000	0

Lucian T. Smith III	06/12/09	22,500	0	—	—
	06/11/10	20,000	0	—	—
	06/08/12	25,000	0	—	—

Brad G. O’Connor	06/12/09	25,000	0	—	—
	06/11/10	15,000	0	—	—
	06/10/11	13,500	0	—	—
	06/08/12	20,000	0	—	—
	06/14/13	20,000	0	—	—
	06/13/14	15,000	0	5,000	0
	06/12/15	10,000	0	10,000	0
	06/10/16	6,250	0	18,750	0
	06/10/16	—	—	50,000	0
	06/09/17	—	—	12,500	0
	06/08/18	—	—	25,000	0

(a)	Based on the difference between the closing trading price of the Company’s Class A Common Stock on the NYSE at October 31, 2018 and the exercise price of the options.

4. OPTION EXERCISES AND STOCK VESTED IN FISCAL 2018

The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2018 and stock awards held by them that vested or are treated as having vested in fiscal 2018:

Option Exercises and Stock Vested in Fiscal 2018

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($) (1)
Ara K. Hovnanian	—	—	353,970	720,701	(2)
J. Larry Sorsby	—	—	92,329	175,582	(3)
Lucian T. Smith III	—	—	46,506	84,702	(4)
Brad G. O’Connor	—	—	—	—

(1)	Based on the closing trading price of the Company’s Class A Common Stock on the NYSE on the vesting date.

(2)

Represents 58,094 shares of Class B Common Stock from his 2015 MSU award that vested on January 1, 2018, 88,622 shares of Class B Common Stock from his 2015 MSU award that vested on June 12, 2018, 85,651 shares of Class B Common Stock from his 2016 MSU award that vested on June 10, 2018 and 121,603 shares from his 2016 LTIP award that were deemed vested in fiscal 2018 due to Mr. Hovnanian’s retirement eligibility but will not be delivered until future years.

(3)

Represents 11,619 shares of Class A Common Stock from his 2015 MSU award that vested on January 1, 2018, 17,725 shares of Class A Common Stock from his 2015 MSU award that vested on June 12, 2018, 17,131 shares of Class A Common Stock from his 2016 MSU award that vested on June 10, 2018 and 45,854 shares from his 2016 LTIP award that were deemed vested in fiscal 2018 due to Mr. Sorsby’s retirement eligibility but will not be delivered until future years.

(4)

Represents 3,125, 3,125, 3,125 and 20,000 shares of Class A Common Stock from his June 14, 2013, June 13, 2014, June 12, 2015 and August 3, 2015 RSU grants, respectively, and 17,131 shares of Class A Common Stock from his June 10, 2016 MSU award that vested during fiscal 2018.

5. NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2018

The following table provides a summary of the NEOs’ participation in the Company’s nonqualified EDCP during fiscal 2018. Executives may defer both salary and performance and non-performance based bonus awards under the EDCP.

Nonqualified Deferred Compensation for Fiscal 2018

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at Last Fiscal Year End ($) (4)
Ara K. Hovnanian	—	250,816	51,477	407,090	676,061
		177,540	137,073	858,194	177,540
J. Larry Sorsby	—	92,272	(111,349)	—	660,845
	—	66,947	50,182	314,182	66,947
Lucian T. Smith III	—	90,603	18,853	—	269,866
Brad G. O’Connor	—	21,069	8,747	—	118,539

(1)

“Registrant Contributions in Last Fiscal Year” Column.  This column represents the Company’s contributions to the EDCP accounts of the NEOs in fiscal 2018 to make them whole for the fact that the 401(k) plan imposes limits on compensation that may be recognized for employer contribution purposes. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table.

(2)

“Aggregate Earnings in Last Fiscal Year” Column.  This column represents both realized and unrealized earnings/(losses) on the EDCP’s total account balance. The portions of these earnings considered above-market for Messrs. Hovnanian, Sorsby, Smith, and O’Connor are $32,517, $20,594, $12,047 and $5,574, respectively, which are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for fiscal 2018.

(3)

“Aggregate Withdrawals/Distribution” Column. This column represents, in the first or only row for each NEO, the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections under the EDCP.

(4)

“Aggregate Balance at Last Fiscal Year” Column. This column represents the net balance of the NEOs’ EDCP accounts based on an aggregation of all sub-accounts (discussed below). The majority of such balances reflect executive and Company contributions that were included in Summary Compensation tables in previous years. For Mr. Sorsby, the first row under his name in this column includes the net balance of his EDCP Deferred Share Deferral Account based on the market value of 149,638 deferred shares in the account as of October 31, 2018 ($218,471). Such total has been previously reported in the Summary Compensation Table and, due to the decrease in value, was previously reported as compensation of $2,256,328 to Mr. Sorsby. For the second row under Messrs. Hovnanian and Sorsby’s names, this column represents the market value of the share portion of their 2016 LTIP awards that are deemed vested due to retirement eligibility but which will not be delivered until future years, calculated based upon the closing market price of the Company’s Class A Common Stock on the NYSE as of October 31, 2018. The grant date fair value of these 2016 LTIP awards that was included as compensation in the Summary Compensation Table in fiscal 2016 was $1,688,076 and $636,539 for Messrs. Hovnanian and Sorsby, respectively, based upon the probable outcome of the performance conditions on the grant date.

Narrative to the Nonqualified Deferred Compensation for Fiscal 2018 Table

The EDCP’s total account balance is equal to the sum of (1) the “Deferred Share Deferral Account” balance and (2) the “Company Contribution Account” balance. The “Deferred Share Deferral Account” balance includes the value of vested stock awarded under any Company stock incentive plan for which shares may have been deferred under the EDCP. The “Company Contribution Account” balance consists of the annual Company “make-whole” contribution amounts under the plan. During calendar years 2017 and 2018, amounts in the “Company Contribution Account” balances were credited with earnings based on the weighted average yield on the Company’s then outstanding senior secured and unsecured notes as of the preceding December 1st, or 7.3% for calendar year 2017 and 8.7% for calendar year 2018. Following a termination of employment, a participant’s account balance in the EDCP will be paid in a lump sum or in annual installments of between two to 15 years, as further set forth in the EDCP and pursuant to the terms of the participant’s elections.

6. POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of his termination of employment or upon the occurrence of a change-in-control (each a “triggering event”). For purposes of this table, the effective date of the triggering event is assumed to be October 31, 2018, the last business day of fiscal 2018. The table does not include any payments that are described in the “Nonqualified Deferred Compensation for Fiscal 2018” table above.

Potential Payments Upon Termination Or Change-In-Control Table

Named Executive Officer	Voluntary Termination		Involuntary Termination				Change in Control
Form of Compensation	With or Without Good Reason ($)	Qualified Retirement ($)	Without Cause ($)		With Cause ($)	Death or Disability ($)	Without Termination ($)	With Involuntary Termination Other Than for Cause or Termination with Good Reason ($)
Ara K. Hovnanian
Accelerated vesting of annual bonus awards (1)	—	—	—		—	—	—	—
Accelerated vesting of equity awards (2)	—	—	—		—	1,686,896	—	2,000,796
Accelerated vesting of LTIP awards (3)	—	—	—		—	891,609	—	1,259,827
Contractual disability/death payment (4)	—	—	—		—	10,000,000	—	—
Cash severance payment	—	—	—		—	—	—	—
Accrued and unpaid vacation (7)	—		—		—	—	—	—
Total	—	—	—		—	12,578,505	—	3,260,623

J. Larry Sorsby
Accelerated vesting of annual bonus awards (1)	—	—	—		—	—	—	—
Accelerated vesting of equity awards (2)	—	—	—		—	418,992	—	507,931
Accelerated vesting of LTIP awards (3)	—	—	—		—	338,352	—	478,085
Contractual disability/death payment	—	—	—		—	—	—	—
Cash severance payment	—	—	—		—	—	—	—
Accrued and unpaid vacation (7)	104,511	104,511	131,435		104,511	104,511	—	104,511
Total	104,511	104,511	131,435		104,511	861,855	—	1,090,527

Lucian T. Smith III
Accelerated vesting of annual bonus awards (1)	—	—	—		—	—	—	—
Accelerated vesting of equity awards (2) (5)	—	—	—		—	321,714	—	363,568
Accelerated vesting of LTIP awards (3) (5)	—	—	—		—	398,178	—	537,911
Contractual disability/death payment	—	—	—		—	—	—	—
Cash severance payment (5)	—	—	700,000	(6)	—	—	—	700,000
Accrued and unpaid vacation (7)	81,813	81,813	81,813		81,813	81,813	—	81,813
Total	81,813	81,813	781,813		81,813	801,705	—	1,683,292

Brad G. O’Connor
Accelerated vesting of annual bonus awards (1)	—	—	—		—	—	—	—
Accelerated vesting of equity awards (2) (5)	—	—	—		—	9,125	—	9,125
Accelerated vesting of LTIP awards (3) (5)	—	—	—		—	134,853	—	181,034
Contractual disability/death payment	—	—	—		—	—	—	—
Cash severance payment (5)	—	—	—		—	—	—	585,842
Accrued and unpaid vacation (7)	39,947	39,947	39,947		39,947	39,947	—	39,947
Total	39,947	39,947	39,947		39,947	183,925	—	815,948

For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event includes:

(1)

Accelerated vesting of annual bonus awards.  According to the Company’s bonus program’s policies and procedures, the fiscal 2018 regular bonus award is considered earned only if an NEO is on the payroll and employed by the Company on the date that it is scheduled to be paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. Because Messrs. Hovnanian and Sorsby have reached age 58, any voluntary termination of their employment would be considered a qualified retirement. Any such prorated payments would be paid on the date the bonuses are regularly scheduled to be paid. All bonus amounts payable with respect to fiscal 2018 are reflected in the Summary Compensation Table and are not also included in the table above.

(2)

Accelerated vesting of equity awards.  Under circumstances other than death, disability or qualified retirement, or, for awards granted after May 2014, in connection with a qualifying termination in the case of a change in control, upon termination, any unvested stock options and MSUs are canceled in accordance with the Company’s stock option and MSU agreements. Except with respect to the stock options granted to Messrs. Hovnanian and Sorsby on June 10, 2016 and June 8, 2018, Messrs. Hovnanian and Sorsby are “retirement eligible” under their stock option agreements and all of their outstanding stock options for which the performance conditions, if any, have been met are already considered vested. The values in this table are calculated at the closing trading price of the Company’s Class A Common Stock on October 31, 2018 ($1.46). The number of shares underlying the MSU awards for Messrs. Hovnanian, Sorsby and Smith are calculated based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2018 ($1.56), but valued based on the closing trading price of the Company’s Class A Common Stock on October 31, 2018.

(3)

Accelerated vesting of LTIP awards.

2018 LTIP: Except in the case of death, disability or a qualifying termination in the case of a change in control, 2018 LTIP participants who terminate prior to the end of the performance period (October 31, 2020) forfeit all of their 2018 LTIP awards. Therefore, no amounts are shown under “Voluntary Termination.” Similarly, no amounts are shown under “Involuntary Termination” except in the case of death, disability or a qualifying termination in the case of a change in control. In the case of death prior to the end of the performance period, the participant is eligible to receive a prorated award payable in January 2021. In the case of disability, the participant is eligible to receive a prorated award in accordance with the following schedule: (1) 60% of the award will become payable in January 2021, (2) 20% of the award will become payable in January 2022 and (3) 20% of the award will become payable in January 2023. The values in the “Death or Disability” column represent one-third of the NEOs’ 2018 LTIP awards based on performance through October 31, 2018 and, for the stock portion, based on the closing trading price of the Company’s Class A Common Stock on the NYSE on October 31, 2018 ($1.46). In the event the participant is involuntarily terminated without cause or the participant terminates employment for good reason, in either case, within two years following a change in control, the remaining portion of the participant’s earned award shall become fully vested and immediately payable. Because the effective date of the triggering event is assumed to be October 31, 2018 which is before the end of the performance period, the values in the “With Involuntary Termination Other Than for Cause or Termination with Good Reason” column are based on target performance and, for the stock portion, based on the closing trading price of the Company’s Class A Common Stock on the NYSE on October 31, 2018 ($1.46).

2016 LTIP: In the case of death following the end of the performance period, 2016 LTIP participants are entitled to receive the unpaid portion within 75 days. In the case of disability or qualified retirement, the participant is eligible to receive the unpaid award in accordance with the regular payout schedule. Messrs. Hovnanian and Sorsby are “retirement eligible” under their 2016 LTIP agreements and their outstanding 2016 LTIP awards are considered vested. The values in the “Death and Disability” and “Change In Control With Involuntary Termination Other Than for Cause or Termination with Good Reason” columns include the unvested portion of Messrs. Smith and O’Connor’s 2016 LTIP award based on the closing trading price of the Company’s Class A Common Stock on the NYSE on October 31, 2018 ($1.46).

(4)

Contractual disability and death payment.  The Company has an agreement with Mr. Hovnanian which provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million.

(5)

Change in control severance payment.   The Company has entered into a change in control agreement with Mr. O’Connor. Such agreement provides that if, within two years of the occurrence of a change in control, Mr. O’Connor is involuntarily terminated other than for cause or Mr. O’Connor terminates for good reason (a material reduction in duties, title or responsibilities or any reduction in base salary), Mr. O’Connor, upon execution of the Company’s standard release, would receive a lump sum cash payment equal to one year’s annual base salary plus the average of the last three years’ bonuses and become 100% vested in all outstanding stock options, RSUs and deferred shares granted prior to the change in control, to the extent not previously vested. In addition, if the change in control occurs following the end of a LTIP performance period, the unpaid cash and stock portions of the LTIP award will continue to be paid to Mr. O’Connor on the scheduled payout dates. The amounts in the table reflect the additional payments that Mr. O’Connor would have received had a change in control occurred and his employment was terminated involuntarily other than for cause or for good reason on the last business day of the fiscal year. This agreement does not provide for excise tax gross-ups.

Mr. Smith’s letter agreement also provides that in the event we terminate his employment other than for cause within two years following a “change in control” (as defined in our Existing Plan) he would remain entitled to receive the unpaid earned cash and stock portions of his long-term incentive program awards on the scheduled payment dates.  Mr. Smith’s termination protection benefits under his letter agreement are generally contingent upon his execution and non-revocation of a general release of claims in our favor.

(6)

Under the terms of Mr. Smith’s letter agreement, in the event that we terminate Mr. Smith’s employment other than for cause, Mr. Smith would be entitled to receive severance payments pursuant to our normal Severance Pay Program which currently provides for 52 weeks of base salary at the rate in effect at the time of termination; provided, however, that if we appoint a certain person as Chief Operating Officer within two years following any such termination, then in lieu of the normal Severance Pay Program benefits, we would be required to pay Mr. Smith as severance the sum of (1) 52 weeks of base salary at the rate then in effect at the time of termination, plus (2) the average annual amount earned by Mr. Smith as a bonus with respect to the two most recent completed fiscal years preceding his termination date (up to a maximum of $2 million), which, with respect to an assumed triggering event date of October 31, 2018 would have been $2,602,302. For purposes of the table presentation, we have assumed that the proviso described in the preceding sentence would not apply to Mr. Smith’s hypothetical involuntary termination.

(7)

Accrued and unpaid vacation.  Represents accrued but unpaid vacation payable upon termination for any reason and, for Mr. Sorsby, length of service paid time-off which would be payable upon his involuntary termination without cause. Mr. Hovnanian does not accrue vacation.

7. PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, we are providing the following disclosure about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Mr. Hovnanian, our President, Chief Executive Officer and Chairman of the Board.

For fiscal year 2018,

●	The median of the annual total compensation of all of our employees, other than Mr. Hovnanian, was $104,700;
●	Mr. Hovnanian’s total fiscal year compensation, as reported in the Total column of the 2018 Summary Compensation Table, was $7,482,639; and
●	Based on this information, the ratio of the annual total compensation of Mr. Hovnanian to the median of the total fiscal year compensation of all employees was estimated to be 71 to 1.

Identification of Median Employee

We selected October 31, 2018 as the date on which to determine our median employee. As of that date, we had approximately 1,934 employees. For purposes of identifying the median employee, we considered the Medicare gross wages from W-2s of all employees in the Company’s employee population, other than Mr. Hovnanian. To Medicare gross wages, we added non-taxable Section 125 “cafeteria plan” wages. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ended October 31, 2018. We excluded from the ranking twenty employees who received no compensation during that period because they were hired on or after October 22, 2018. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2018 Summary Compensation Table with respect to each of the named executive officers.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Committee annually reviews the compensation program for Directors who are not employees of the Company and periodically engages a consultant to conduct independent, comprehensive reviews of non-employee director compensation, including a review of director compensation for the Peer Group. After consideration of the compensation philosophy, the historical and marketplace compensation values and practices for director compensation, the anticipated director time commitments and value-added activities for fiscal 2018 and the views of the Committee’s outside compensation consultant, the Committee recommended, and the Board of Directors approved, the continuation for fiscal 2018 of the annual retainers, meeting fees and charitable contributions at the same levels as fiscal 2017.

 Below is a summary of non-employee Director compensation for fiscal 2018:

●

Annual board retainer of $50,000 with an additional retainer of $27,500 for each committee on which a Director serves, payable either 100% in cash or 50% in cash and 50% in stock at the Director’s election.

●

Annual equity award valued at $75,000 for board service plus an additional $15,000 for each committee on which a Director serves. Directors may elect to receive RSUs, subject to a mandatory two-year post-vesting holding period, based on the fair value on the date of grant, or stock options based on the grant date Black-Scholes value.

●

Fees related to meetings of $3,000 with respect to board meetings held in person, $2,000 with respect to telephonic board meetings, $5,000 with respect to committee meetings held in person and $2,500 with respect to telephonic committee meetings.

●	$15,000 annual charitable donation made by the Company in the name of each Director to the charities of the Director’s choosing.

Directors may defer retainers and meeting fees, including a choice to defer such compensation until termination from the Board of Directors. For additional information related to non-employee Director compensation, please also refer to the “Director Compensation for Fiscal 2018” table below.

In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee has established the second Friday in January of each year as the date for payment of the non-employee Director annual and committee retainers and the date for establishment of the stock price for purposes of the calculation of any stock portion of the non-employee Director annual and committee retainers (other than newly elected or appointed Directors). The Committee also established the second Friday in June as the date of the annual stock option and RSU grants for all non-employee Directors of the Company (other than newly elected Directors), which is the same as the grant date for all employees (other than newly hired or promoted employees). The Company’s practice of setting “fixed” equity award grant dates is designed to reduce the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. Exercise prices of stock options granted to non-employee Directors are set at the closing trading price per share of the Company’s Class A Common Stock on the NYSE on the date the options are granted.

The Board of Directors of the Company has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the Company’s non-employee Directors. The guidelines provide that non-employee Directors are requested to achieve and maintain stock ownership amounts that equal three times the total value of their annual retainer exclusive of any committee retainers (which represents $150,000 in total) within five years after they become subject to the guidelines upon their election to the Board. Under the policy, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the NYSE. The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis. The Company believes these ownership guidelines further enhance the Company’s commitment to aligning the interests of non-employee Directors with those of its stockholders. All non-employee Directors are currently in compliance with these stock ownership guidelines.

The following table summarizes the compensation of the Company’s non-employee Directors related to their service in fiscal 2018.

Director Compensation for Fiscal 2018

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert B. Coutts	183,500	105,000	—	—	—	15,000	303,500
Edward A. Kangas	218,500	120,000	—	—	—	15,000	353,500
Joseph A. Marengi	226,000	120,000	—	—	—	15,000	361,000
Vincent Pagano	176,000	105,000	—	—	3,510	15,000	299,510
Robin Stone Sellers	103,500	98,675	—	—	—	15,000	217,175
Stephen D. Weinroth	178,500	105,000	—	—	—	15,000	298,500

(1)

“Fees Earned or Paid in Cash” Column.  The amounts in this column represent, as shown below, the combined value of the fiscal 2018 annual retainers, which are paid in cash or in stock at each non-employee Director’s election, and cash fees relating to meetings. For a full description of the annual retainer and meeting fees, share awards and stock option awards to non-employee Directors, see the discussion preceding this table.

(2)

“Stock Awards” and “Option Awards” Columns.  The amounts in these columns represent the grant date fair value of RSUs granted in fiscal 2018 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnotes 3 and 15 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. There is a mandatory two-year post-vesting holding period for the RSUs granted in fiscal 2018. RSUs vest one-third per year beginning on the first anniversary of the date of grant, but if the non-employee Director ceases to be a member of the Board of Directors due to death, disability or retirement (but only if such retirement occurs on or after the first anniversary of the date of the grant), the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable. “Retirement” is defined as termination of a member of the Board of Directors on or after age 60 or on or after age 58 with at least 15 years of service to the Company immediately preceding such termination. All RSU grants were made in the form of rights to receive Class A Common Stock. Currently, each non-employee Director qualifies for accelerated vesting on the basis of his or her eligibility for retirement. No Directors elected to receive their 2018 annual equity award in stock options.

(3)

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column. Represents above-market earnings on cash retainer and meeting fee deferrals under the EDCP. Directors may defer retainers and meeting fees, including a choice to defer such compensation until termination from the Board of Directors.

(4)	“All Other Compensation” Column. Represents annual charitable gift program donations made by the Company in the name of each Director.

THE AUDIT COMMITTEE

Membership, Independence and Qualifications

Messrs. Kangas, as Chairman, Coutts, Marengi, Pagano, Weinroth and Ms. Sellers are the members of the Audit Committee. The Company’s Board of Directors has determined that each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC. The Company’s Board of Directors has also determined that Messrs. Kangas and Weinroth are each an “audit committee financial expert” in accordance with SEC regulations. In determining that Mr. Kangas is an “audit committee financial expert,” the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience advising clients in many diverse industries. With regard to the determination for Mr. Weinroth, the Board of Directors considered his many years of experience as a managing member or partner in several merchant and investment banking companies.

Responsibilities of the Audit Committee and Charter

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which is available at www.khov.com under “Investor Relations”, “Corporate Governance.”

Policies and Procedures Established by Audit Committee

In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or to provide other audit, review or attest services. The Company’s independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the resolution of any disagreements between such firm and management regarding financial reporting.

The Audit Committee has established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 of the Exchange Act. These procedures are discussed in the Company’s Code of Ethics, which is available at www.khov.com under “Investor Relations”, “Corporate Governance.”

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has also established procedures for the pre-approval of audit and permitted non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on September 17, 2018.

As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.

In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of such services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2018, there were four categories of services that received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services, and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.

The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below were pre-approved by the Audit Committee.

THE AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2018 with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:

●	the overall scope and plans for such accounting firm’s audits of the Company;

●	such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles;

●

such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board (the “PCAOB”), concerning independence and received by the Company; and

●

such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” other standards of the PCAOB, rules of the SEC and other applicable regulations.

The Audit Committee, under the Audit Committee Charter, reviews with management the Company’s annual audited financial statements and quarterly financial statements prior to their filing with the SEC. The Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018.

AUDIT COMMITTEE

Edward A. Kangas, Chair

Robert B. Coutts

Joseph A. Marengi

Vincent Pagano Jr.

Robin Stone Sellers

Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2018 and 2017 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2018 and 2017, the audit of the effectiveness of the Company’s internal controls over financial reporting as of October 31, 2018 and 2017, and for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, were $1,774,000 and $1,839,000, respectively.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP in fiscal 2017 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $2,000. These fees were primarily for electronic access to the Deloitte & Touche LLP Technical Library. There were no audit-related fees billed by Deloitte & Touche LLP in fiscal 2018.

Tax Fees

The aggregate fees billed for professional services rendered for tax compliance, tax advice or tax planning provided by Deloitte & Touche LLP in fiscal 2018 were $7,100.  There were no fees billed for professional services rendered for these services in fiscal 2017.

All Other Fees

There were no fees billed for products and services provided by Deloitte & Touche LLP in either fiscal 2018 or 2017 other than the services described above.

PRINCIPAL ACCOUNTANT INDEPENDENCE

The Audit Committee has determined that the provision of all non-audit services performed by Deloitte & Touche LLP were compatible with maintaining the independence of such firm.

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee is primarily responsible for reviewing the Company’s Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.

In accordance with promoting strong corporate governance, the Company has a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers.

The Company makes available to the public various corporate governance-related information on its public website (www.khov.com) under “Investor Relations”, “Corporate Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Governance Guidelines (including the Related Person Transaction Policy) and Charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

90 Matawan Road

Fifth Floor

Matawan, N.J. 07747

The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected to preside at these executive sessions by the Directors in attendance.

Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Following the 2019 Annual Meeting, assuming the election of all the director nominees, members of the non-employee Director group will include: Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth and Ms. Sellers. All such non-employee Directors are “independent” in accordance with NYSE rules and as defined under the Company’s Restated Certificate of Incorporation. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

90 Matawan Road

Fifth Floor

Matawan, N.J. 07747

In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

OVERSIGHT OF RISK MANAGEMENT

The Company is exposed to a number of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s Executive Vice President and Chief Financial Officer, Mr. Sorsby (who is himself a member of the Board of Directors), is directly responsible for the Company’s Enterprise Risk Management function and reports both to the President, Chief Executive Officer and Chairman and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with members of senior management and others.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s Enterprise Risk Management function. In that regard, the CFO meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise them of their discussions with the CFO regarding the Company’s Enterprise Risk Management efforts. With respect to cybersecurity risk oversight, our Board of Directors has established a Cyber Security Subcommittee of the Corporate Governance and Nominating Committee that receives updates from our information technology team to assess the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such updates, our Board of Directors and Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.

In fiscal 2018, we systematically reviewed all of our incentive compensation programs for potential risk areas as well as the key enterprise risks facing the Company and concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

By design, the Company’s compensation program for executive officers does not incentivize excessive risk-taking. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. The remaining elements of executive officer compensation have the following risk-limiting characteristics:

●	we do not provide guaranteed bonuses, nor have we awarded excessively large equity grants with unlimited upside but no downside risk;
●	the elements of our compensation program are balanced between long-term and short-term, fixed and variable, and cash and equity awards;
●	we use a variety of performance measures in our short-term and long-term incentive plans;
●	we generally do not provide lucrative severance packages or any defined benefit pension plans;
●

a large portion of our compensation program is tied to long-term and sustained Company performance, and our LTIP grants require a two-year holding period for full vesting even after awards are earned after a multi-year performance period;

●	our incentive plans are not tied to formulas that could focus executives on specific short-term outcomes to the detriment of long-term results;

●	the Compensation Committee reserves the right to apply negative discretion to bonus amounts calculated under the bonus formulas; and
●	our CEO, CFO and COO are subject to our stock ownership and holding guidelines, discussed on pages 54 and 55.

LEADERSHIP STRUCTURE

From 1997 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. This structure reflected the continuing strong leadership, energy and passion brought to the Board of Directors by our founder, Mr. Kevork Hovnanian, and the day-to-day management direction of the Company under Mr. Ara Hovnanian as President and CEO. Following the death of Mr. K. Hovnanian in September 2009, the Board of Directors appointed Mr. A. Hovnanian to the additional position of Chairman, believing that his more than 35 years of service to the Company, vast industry experience and close relationship with our founder uniquely qualified him for this role. The Board of Directors believes that combining these positions under Mr. A. Hovnanian’s leadership has enabled him to carry on the tradition of a strong leader that has always marked this family-controlled company and to successfully navigate the Company through the current challenging economic environment, as well as any future challenges. In the view of the Board of Directors, this leadership structure also enables the Board of Directors to better fulfill its risk oversight responsibilities, as described above under “Oversight of Risk Management.”

Although the Board of Directors has not formally designated a lead independent Director, Mr. Kangas, the chairman of the Audit Committee, serves as the Director to whom correspondence may be directed on behalf of both the Board of Directors and the non-employee Directors, as described above under “Corporate Governance” beginning on page 79.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Guidelines and Code of Ethics.

The Related Person Transaction Policy provides that all Related Person Transactions (as defined in the Related Person Transaction Policy) covered by the Related Person Transaction Policy and involving a director, director nominee, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance and Nominating Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction to the Company’s Corporate Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance and Nominating Committee and will advise the Corporate Governance and Nominating Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s Corporate Counsel will document all non-reportable and reportable Related Person Transactions.

In reviewing Related Person Transactions for approval or ratification, the Corporate Governance and Nominating Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:

●	the commercial reasonableness of the terms of the transaction;
●	the benefit and perceived benefit, or lack thereof, to the Company;
●	opportunity costs of alternate transactions;
●	the materiality and character of the Company’s and related person’s direct or indirect interest and the actual or apparent conflict of interest of the Company and related person;
●	whether the proposed transaction would likely impair the judgment of the related person to act in the best interest of the Company;
●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of, or in connection with, the proposed transaction; and

●

with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and the Company’s Restated Certificate of Incorporation; (2) status as an “outside director” under Section 162(m) of the Code (to the extent applicable for purposes of any outstanding performance-based compensation arrangements) or status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves or will serve on the Compensation Committee; or (3) status as an independent director under Rule 10A-3 or Rule 10C-1 of the Exchange Act if such non-employee director serves or will serve on the Audit Committee or Compensation Committee, respectively.

The Corporate Governance and Nominating Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

●	the Company was or is to be a participant;
●	the amount involved exceeds $120,000; and
●	any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available as part of our Governance Guidelines on our website at www.khov.com under “Investor Relations”, “Corporate Governance/Guidelines.”

Related Person Transactions

The following transactions were reviewed, approved and ratified by the Board of Directors and by the Corporate Governance and Nominating Committee in accordance with our Related Person Transaction Policy:

During the year ended October 31, 2018, an engineering firm owned by Tavit Najarian, a relative of Ara K. Hovnanian, our Chairman of the Board and one of our executive officers, provided services to the Company totaling $0.7 million. Neither the Company nor Mr. Hovnanian has a financial interest in the relative’s company from whom the services were provided.

Mr. Carson Sorsby, the son of J. Larry Sorsby, one of our directors and executive officers is employed by the Company’s mortgage subsidiary. His total commissions from the Company’s mortgage affiliate totaled approximately $148,000 in fiscal 2018.

Mr. Alexander Hovnanian, the son of Ara K. Hovnanian, our Chairman of the Board and one of our executive officers, is employed by the Company. Mr. Hovnanian was an Area Vice President in the Company’s Hudson/North Jersey Area during fiscal 2018 and was promoted to Division president of the Northeast Division in fiscal 2019. His total compensation was approximately $514,000 in fiscal 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 19, 2019

Our 2018 Proxy Statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2018 (which is not deemed to be part of the official proxy soliciting materials), proxy cards and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.

For information on how to obtain directions to the Company’s 2019 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation

The solicitation of proxies is being made by our Board of Directors on our behalf primarily through the internet and by mail, but directors, officers, employees and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting

Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein, in favor of the ratification of the selected independent registered public accounting firm, in favor of the Amended Plan, in favor of the compensation of the Company’s named executive officers and in favor of the adoption of amendments to the Restated Certificate of Incorporation to effect a reverse stock split and a corresponding decrease in authorized shares, in each case, as recommended by the Board of Directors. All proxies will be voted as specified. The proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes (except as provided below). Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals one through four which require the affirmative vote of a majority of the votes cast by holders of the outstanding Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2019 Annual Meeting. Proposal five requires the affirmative vote of the holders, represented in person or by proxy at the 2019 Annual Meeting, of (1) a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together, (2) a majority in voting power of the outstanding shares of Class A Common Stock entitled to vote thereon, voting as a separate class, and (3) a majority in voting power of the outstanding shares of Class B Common Stock entitled to vote thereon, voting as a separate class.

All votes will be certified by the Inspectors of Election. Abstentions and broker non-votes will have no effect on the vote for proposals one and four because such shares are not considered votes cast. Abstentions will have no effect on the vote for proposal two because such shares are not considered votes cast. Under the rules of the NYSE, abstentions will count as a vote “against” proposal three, and broker non-votes will have no effect on the vote for proposal three. Brokers may vote shares with respect to proposals two and five in the absence of client instructions and thus there will be no broker non-votes with respect to proposals two and five. In determining whether proposal five has received the requisite number of affirmative votes, abstentions will have the same effect as votes against the proposal.

Notwithstanding the foregoing, the Company’s Restated Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the Restated Certificate of Incorporation) or any Permitted Transferee (as defined in the Restated Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s Restated Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than three nor more than 20 business days prior to March 19, 2019. Proxy cards should be mailed to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Additional Matters

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it is not aware that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2019 proxy statement must submit such proposal to us at our principal executive offices to the attention of our Secretary no later than the close of business on October 7, 2019.

Our Restated By-laws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than 120 days prior to the first anniversary of the 2019 Annual Meeting (November 20, 2019), but not later than 90 days prior to such anniversary date (December 20, 2019), provided, however, that in the event that the date of the 2020 Annual Meeting of Shareholders is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our Restated By-laws have other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting.

By Order of the Board of Directors HOVNANIAN ENTERPRISES, INC.

Matawan, New Jersey

February 4, 2019

Appendix A

2012 HOVNANIAN ENTERPRISES, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)      Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)      Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)      Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)      Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)      Board: The Board of Directors of the Company.

(f)      Change in Control:

The occurrence of any of the following events:

(i)     any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date, or any Family Member of such a Person, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)    during any period of twenty-four consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f) (i), (iii) or (iv) of the Plan or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)   the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which results in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)   the consummation of a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned subsidiary.

(g)     Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)     Committee: The Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan, or the full Board.

(i)      Company: Hovnanian Enterprises, Inc., a Delaware corporation, and any successors thereto.

(j)     Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(k)     Effective Date: January 10, 2012, the date the Plan (prior to the amendment and restatement thereof) was initially adopted by the Board.

(l)     Fair Market Value: On a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(m)     Family Member:

(i)     any Person holding securities representing 10% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date;

(ii)    any spouse of such a person;

(iii)   any descendant of such a person;

(iv)   any spouse of any descendant of such a person; or

(v)    any trust for the benefit of any of the aforementioned persons.

(n)     ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(o)     Minimum Vesting Condition: The requirement, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than on the first anniversary of the grant date for such Award (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service), other than (i) in connection with a Change in Control or (ii) as a result of a Participant’s death, retirement, Disability or involuntary termination of employment without cause; provided, that such Minimum Vesting Condition will not be required on Awards covering, in the aggregate, a number of Shares not to exceed 5% of the Absolute Share Limit, as defined in Section 3.

(p)     Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(q)     Option: A stock option granted pursuant to Section 6 of the Plan.

(r)      Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(s)      Participant: An employee, director or consultant of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(t)      Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(u)     Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(v)     Plan: The 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan.

(w)    Shares: Shares of common stock of the Company.

(x)     Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(y)     Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	SHARES SUBJECT TO THE PLAN

Subject to Sections 4, 6(f) and 9 of the Plan, the total number of Shares which may be issued under the Plan pursuant to grants of ISOs or other Awards is 25,850,000 (the “Absolute Share Limit”) (inclusive of the 5,000,000 Shares initially reserved under the Plan as of the Effective Date, the 6,450,000 Shares added to the Plan pursuant to the 2014 amendment and restatement thereof, the 9,100,000 added to the Plan pursuant to the 2016 amendment and restatement thereof and the 5,300,000 Shares added to the Plan pursuant to the 2019 amendment and restatement thereof). The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Stock Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Stock Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Stock Appreciation Right. No Shares will be added back to the Share reserve under the Plan with respect to exercised Stock Appreciation Rights (regardless of whether the Stock Appreciation Rights are cash settled or stock settled). Additionally, no Shares will be added back to the Share reserve under the Plan in the event that (i) a portion of the Shares covered by an Option are tendered to the Company or “net settled” to cover payment of the Option exercise price or (ii) the Company utilizes the proceeds received upon Option exercise to repurchase Shares on the open market or otherwise. In the event that any Awards under the Plan terminate or lapse for any reason without payment of consideration, the number of Shares subject to such terminated or lapsed Awards shall be available for future Award grants under the Plan. The maximum number of Shares subject to Awards granted during a calendar year to any non-employee director serving on the Board, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.	ADMINISTRATION

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “independent directors” within the meaning of the applicable rules, if any, of any national securities exchange on which Shares are listed or admitted to trading; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and subject to the Minimum Vesting Condition. Following the grant of any Award, the Committee shall be authorized to waive any such terms and conditions associated with the Award at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administrations of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other, taxes as a result of the exercise or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 1,000,000 Shares in each fiscal year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto); provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5.	LIMITATIONS

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)     Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

(b)     Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. The Committee may, in its discretion, accelerate the date after which Options may be exercised in whole or in part. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to accelerate the date after which Options may be exercised in whole or in part.

(c)     Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full not later than at the time that the Shares being purchased are delivered to or at the direction of the Participant, in each case at the election of the Participant to the extent permitted by law and as designated by the Committee, (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased or (v) through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)     ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)      Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f)     Repricing of Options. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Company stock options after they are granted, (ii) exchange stock options for stock options with lower exercise prices or cancel an Option when the Option Price exceeds the Fair Market Value in exchange for cash or other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a “repricing” of stock options under generally accepted accounting principles. Any such approved action shall be treated as a grant of a new Award to the extent required under Sections 162(m), 422 or 424 of the Code (for individuals who are “covered employees” under Section 162(m) of the Code at the time of such action, or for stock options that are intended to retain their status as ISOs).

7.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a)     Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)     Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, restated By-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)     Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)     Repricing of Stock Appreciation Rights. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Company stock appreciation right after they are granted, (ii) exchange stock appreciation rights for stock appreciation rights with lower exercise prices or cancel a stock appreciation right when the exercise price exceeds the Fair Market Value in exchange for cash or other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a "repricing" of stock appreciation rights under generally accepted accounting principles. Any such approved action shall be treated as a grant of a new Award to the extent required under Section 162(m) of the Code (for individuals who are "covered employees" under Section 162(m) of the Code at the time of such action).

8.	OTHER STOCK-BASED AWARDS

(a)      Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares or a combination thereof) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)     Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted subject to performance-vesting conditions (“Performance-Based Awards”). The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) total shareholder return; (viii) expense management; (ix) return on investment before or after the cost of capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xx) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, the performance goals may be calculated without regard to extraordinary items. In any event, the performance goals shall be based on an objective formula or standard. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall (in the case of awards intended to qualify as performance-based compensation under Section 162(m) of the Code) so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification (to the extent applicable) is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer payment of a Performance-Based Award.

(c)     To the extent that any dividends or dividend equivalent payments may be paid with respect to any Other Stock-Based Award, no such dividend or dividend equivalent payments will be made unless and until the corresponding portion of the underlying Other Stock-Based Award becomes earned and vested in accordance with its terms.

9.	ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)     Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 of the Plan or pursuant to outstanding Awards, (ii) the exercise price relating to outstanding Options or Stock Appreciation Rights, (iii) the maximum number or amount of Awards that may be granted to any Participant during a fiscal year and/or (iv) any other affected terms of such Awards.

(b)     Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.	NO RIGHT TO EMPLOYMENT

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

11.	SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and a Participant; including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	NONTRANSFERABILITY OF AWARDS

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution, and any Award transfers authorized by the Committee shall not be transferred for value. Notwithstanding the foregoing, a Participant may transfer an Option (other than an ISO) or a stock appreciation right in whole or in part by gift or domestic relations order to a family member of the Participant (a “Permitted Transferee”) and, following any such transfer such Option or stock appreciation right or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such Option or stock appreciation right or portion thereof is transferred for value, and provided further that, following any such transfer, neither such Option or stock appreciation right or any portion thereof nor any right hereunder shall be transferable other than to the Participant or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. For purposes of this Section 12, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	AMENDMENTS OR TERMINATION

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in the Plan for adjustments in certain events), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or amend the repricing prohibitions under Sections 6(f) and 7(d) or (b) without the consent of a Participant, would materially impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Committee may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.	INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15.	CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

16.	EFFECTIVENESS OF THE PLAN

The Plan was initially effective as of the Effective Date, subject to the approval of the Company’s shareholders. The Plan as amended and restated was approved by the Board on January 20, 2016, subject to the approval of the Company's shareholders.

17.	SECTION 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

18.	FORFEITURE/CLAWBACK

Any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant.

Appendix B

The following sets forth the text of the proposed Reverse Stock Split Amendments to the Restated Certificate of Incorporation, identified as Amendments A, B, C or D. The text of each alternate Reverse Stock Split Amendment differs solely with respect to the bracketed values set forth below, which will be inserted based upon the Final Reverse Stock Split Ratio determined by the Board of Directors. If the Board of Directors determines to proceed with a Reverse Stock Split, only the version of this Form of Certificate of Amendment that sets forth the Reverse Stock Split Amendment providing for the Final Reverse Stock Split Ratio selected by the Board of Directors will be filed with the Secretary of State of the State of Delaware and become effective. Upon such effectiveness, all other Reverse Stock Split Amendments will automatically be deemed to have been abandoned by the Board of Directors.

FORM OF CERTIFICATE OF AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF
HOVNANIAN ENTERPRISES, INC.

Hovnanian Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by changing the Introductory Paragraph of Article Fourth so that, as amended, said Paragraph of said Article shall be and read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is [Amendment A: 46,100,000, Amendment B: 30,766,667, Amendment C: 23,100,000 or Amendment D: 18,500,000], of which [Amendment A: 40,000,000, Amendment B: 26,666,667, Amendment C: 20,000,000 or Amendment D: 16,000,000] shares shall be Class A Common Stock having a par value of one cent ($0.01) per share (the “Class A Common Stock”), [Amendment A: 6,000,000, Amendment B: 4,000,000, Amendment C: 3,000,000 or Amendment D: 2,400,000] shares shall be Class B Common Stock having a par value of one cent ($0.01) per share (the “Class B Common Stock”) and 100,000 shares shall be Preferred Stock having a par value of one cent ($0.01) per share (the “Preferred Stock”).

Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, as amended, upon the effectiveness of the filing (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of the Certificate of Amendment to this Restated Certificate of Incorporation, as amended, (i) each [Amendment A: 10, Amendment B: 15, Amendment C: 20 or Amendment D: 25] issued shares (including treasury shares) of Class A Common Stock immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of Class A Common Stock, and (ii) each [Amendment A: 10, Amendment B: 15, Amendment C: 20 or Amendment D: 25] issued shares (including treasury shares) of Class B Common Stock immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of Class B Common Stock, in each case, automatically and without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).

No fractional shares of Class A Common Stock or Class B Common Stock shall be issued as a result of the Reverse Stock Split. In lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of Class A Common Stock and Class B Common Stock shall be issued to the transfer agent for Class A Common Stock and Class B Common Stock, as exchange agent, for the accounts of all holders of record of Class A Common Stock and Class B Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the exchange agent as soon as practicable after the Effective Time on the basis of prevailing market prices of Class A Common Stock at the time of sale. For the purposes of, and immediately prior to, any such sale, any fractional shares of Class B Common Stock, on instructions from the Corporation, will be converted into the same number of shares of Class A Common Stock pursuant to this Restated Certificate of Incorporation, as amended. After such sale and upon the surrender of the shareholders’ stock certificates, if any, the exchange agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests. After the Reverse Stock Split, a shareholder will have no further interest in the Corporation with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

B-1

Until surrendered, each certificate that represented shares of Class A Common Stock or Class B Common Stock immediately prior to the Effective Time (“Old Certificates”) shall only represent the number of whole shares of Class A Common Stock or Class B Common Stock, as applicable, into which the shares of Class A Common Stock or Class B Common Stock formerly represented by such Old Certificate were combined into as a result of the Reverse Stock Split.”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this ______ day of ___________, 2019.

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

B-2

HOVNANIAN ENTERPRISES, INC.
90 MATAWAN ROAD, FIFTH FLOOR
MATAWAN, NJ 07747

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 18, 2019 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54551-P16385 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) Robin S. Sellers	☐	☐	☐
1g) J. Larry Sorsby	☐	☐	☐
1h) Stephen D. Weinroth	☐	☐	☐

Vote on Proposals	**For**	**Against**	**Abstain**
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.	☐	☐	☐
3. Approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan.	☐	☐	☐
4. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐
5. Approval and adoption of amendments to our Restated Certificate of Incorporation to effect a reverse stock split and a corresponding decrease in authorized shares at any time on or prior to August 31, 2019.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E54552-P16385

PROXY
HOVNANIAN ENTERPRISES, INC.
Class A Common Stock
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Brad G. O'Connor and Michael Discafani, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at Four Seasons Resort Scottsdale at Troon North, 10600 East Crescent Moon Drive, Scottsdale, AZ 85255, at 10:30 a.m., Mountain Time, on March 19, 2019, and at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no instructions to the contrary are indicated in items (1), (2), (3), (4) or (5), this proxy will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2019; (3) FOR the approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan; (4) FOR the approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers; and (5) FOR the approval and adoption of amendments to the Company's Restated Certificate of Incorporation to effect a reverse stock split and a corresponding decrease in authorized shares at any time on or prior to August 31, 2019. This proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

Hovnanian Enterprises, Inc.

HOVNANIAN ENTERPRISES, INC.
90 MATAWAN ROAD, FIFTH FLOOR
MATAWAN, NJ 07747

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 18, 2019 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54553-P16385 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) Robin S. Sellers	☐	☐	☐
1g) J. Larry Sorsby	☐	☐	☐
1h) Stephen D. Weinroth	☐	☐	☐

Vote on Proposals

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E54554-P16385

PROXY
HOVNANIAN ENTERPRISES, INC.
Class B Common Stock
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Brad G. O'Connor and Michael Discafani, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at Four Seasons Resort Scottsdale at Troon North, 10600 East Crescent Moon Drive, Scottsdale, AZ 85255, at 10:30 a.m., Mountain Time, on March 19, 2019, and at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no instructions to the contrary are indicated in items (1), (2), (3), (4) or (5), this proxy will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2019; (3) FOR the approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan; (4) FOR the approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers; and (5) FOR the approval and adoption of amendments to the Company's Restated Certificate of Incorporation to effect a reverse stock split and a corresponding decrease in authorized shares at any time on or prior to August 31, 2019. This proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

Hovnanian Enterprises, Inc.

HOVNANIAN ENTERPRISES, INC.
90 MATAWAN ROAD, FIFTH FLOOR
MATAWAN, NJ 07747

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if your mailed proxy card is received not less than 3 nor more than 20 business days prior to March 19, 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54555-P16385

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) Robin S. Sellers	☐	☐	☐
1g) J. Larry Sorsby	☐	☐	☐
1h) Stephen D. Weinroth	☐	☐	☐

Vote on Proposals	**For**	**Against**	**Abstain**
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.	☐	☐	☐
3. Approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan.	☐	☐	☐
4. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐
5. Approval and adoption of amendments to our Restated Certificate of Incorporation to effect a reverse stock split and a corresponding decrease in authorized shares at any time on or prior to August 31, 2019.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E54556-P16385

PROXY
HOVNANIAN ENTERPRISES, INC.
Nominee Holder of Class B Common Stock
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Brad G. O'Connor and Michael Discafani, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at Four Seasons Resort Scottsdale at Troon North, 10600 East Crescent Moon Drive, Scottsdale, AZ 85255, at 10:30 a.m., Mountain Time, on March 19, 2019, and at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no instructions to the contrary are indicated in items (1), (2), (3), (4) or (5), this proxy will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Deloitte Touche LLP as the Company's independent registered public accounting firm for the year ending October 31, 2019; (3) FOR the approval of the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan; (4) FOR the approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers; and (5) FOR the approval and adoption of amendments to the Company's Restated Certificate of Incorporation to effect a reverse stock split and a corresponding decrease in authorized shares at any time on or prior to August 31, 2019. This proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

According to the certification of the beneficial owner of the shares represented by this proxy, such beneficial owner (A) has been the beneficial owner of ______ of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph (a)(4)(A) of paragraph FOURTH of the Company's Restated Certificate of Incorporation) of any such beneficial owner and (B) has not been the beneficial owner of ______ of such shares continuously since the date of their issuance nor a Permitted Transferee of any such beneficial owner.

If no certification is made by the beneficial owner of the shares represented by this proxy, it will be deemed that all shares of Class B Common Stock represented by this proxy have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of the shares represented by this proxy or any Permitted Transferee.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

HOVNANIAN ENTERPRISES, INC.
ANNUAL MEETING FOR HOLDERS AS OF 1/22/19
TO BE HELD ON 3/19/19

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand.

To vote by mail

1) Check the appropriate boxes on the voting instruction form below.
2) Sign and date the voting instruction form.
3) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54573-P16241

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

1. Election of directors.

Nominees:	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) Robin S. Sellers	☐	☐	☐
1g) J. Larry Sorsby	☐	☐	☐
1h) Stephen D. Weinroth	☐	☐	☐

By signing below, the undersigned certifies that (A) with respect to ______ of the shares represented by this voting instruction card, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph (a)(4)(A) of paragraph FOURTH of the Company's Restated Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this voting instruction card, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this voting instruction card have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope. This voting instruction card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date